                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                                DELCHAMPS, INC.
                 ______________________________________________
                (Name of Registrant as Specified In Its Charter)

        _______________________________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies: Common Stock, par value $.01 (including the associated preferred share purchase rights).

    (2) Aggregate number of securities to which transaction applies: 7,200,043

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $30.00 per share of common stock (including the associated preferred share purchase rights).

    (4) Proposed maximum aggregate value of transaction: $227,483,790

    (5) Total fee paid: $45,497

[ ]  Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid: $45,497

    (2) Form, Schedule or Registration Statement No.: Schedule 14D-1

    (3) Filing Party: Delta Acquisition Corporation, Jitney-Jungle Stores of America, Inc.

    (4) Date Filed: July 14, 1997, July 30, 1997, August 4, 1997, August 25,
       1997, August 29, 1997, September 9, 1997, September 11, 1997, September 12, 1997, September 16, 1997 and September 18, 1997.

TO THE SHAREHOLDERS OF DELCHAMPS, INC.:                         October 10, 1997

    You are cordially invited to attend a Special Meeting of Shareholders of Delchamps, Inc. ("Delchamps") to be held on Tuesday, November 4, 1997, at 10:00 a.m., local time, at the Adam's Mark Hotel, 64 South Water Street, Mobile, Alabama 36602.

    As described in the enclosed Proxy Statement, at the Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated as of July 8, 1997, (the "Merger Agreement"), among Jitney-Jungle Stores of America, Inc. ("Jitney-Jungle"), Delta Acquisition Corporation, a wholly owned subsidiary of Jitney-Jungle ("Sub"), and Delchamps. Pursuant to the Merger Agreement, on July 14, 1997, Sub commenced its tender offer (the "Offer") to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares"), of Delchamps. Pursuant to the Offer, which expired on September 12, 1997, Sub purchased an aggregate of 5,317,510 Shares, representing approximately 73.9% of all Shares outstanding on October 8, 1997, the record date for the Special Meeting (the "Record Date"). In accordance with the Merger Agreement, Jitney-Jungle intends to cause Sub to merge with and into Delchamps in a merger (the "Merger") pursuant to which all Shares (other than Shares owned by Delchamps, Jitney-Jungle, Sub, any other wholly owned subsidiary of Jitney-Jungle or by shareholders, if any, of Delchamps who are entitled to and who properly exercise dissenters' rights under the Alabama Business Corporation Act), will be converted into the right to receive $30.00 per Share in cash, without interest thereon.

    YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY ADOPTED THE MERGER AGREEMENT, APPROVED THE MERGER, DETERMINED THAT THE OFFER AND THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE SHAREHOLDERS OF DELCHAMPS AND RECOMMENDS THAT THE SHAREHOLDERS OF DELCHAMPS VOTE THEIR SHARES "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

    SUB OWNS AN AGGREGATE OF 5,317,510 SHARES, REPRESENTING APPROXIMATELY 73.9% OF ALL SHARES OUTSTANDING ON THE RECORD DATE. BECAUSE THE APPROVAL OF THE HOLDERS OF AT LEAST 66- 2/3% OF ALL OUTSTANDING SHARES IS SUFFICIENT TO APPROVE AND ADOPT THE MERGER AGREEMENT, SUB CAN CAUSE THE MERGER TO OCCUR WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER HOLDER OF SHARES. JITNEY-JUNGLE AND SUB HAVE AGREED PURSUANT TO THE MERGER AGREEMENT TO VOTE ALL THEIR SHARES IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND TO USE THEIR COMMERCIALLY REASONABLE BEST EFFORTS TO CONSUMMATE THE MERGER, SUBJECT TO THE CONDITIONS IN THE MERGER AGREEMENT. (See "THE MERGER AGREEMENT--CONDITIONS PRECEDENT").

    IF THE MERGER IS CONSUMMATED, HOLDERS OF SHARES WHO DO NOT VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND WHO OTHERWISE COMPLY WITH THE NOTICE AND OTHER REQUIREMENTS OF ARTICLE 13 OF THE ALABAMA BUSINESS CORPORATION ACT (A COPY OF WHICH IS ATTACHED AS EXHIBIT C TO THE ACCOMPANYING PROXY STATEMENT) WILL BE ENTITLED TO RECEIVE SUCH CONSIDERATION AS MAY BE DETERMINED TO BE DUE UNDER SUCH PROVISIONS.

    You are urged to read the accompanying Proxy Statement, which provides you with a description of the terms of the Merger. A copy of the Merger Agreement is included as Exhibit A to the accompanying Proxy Statement. Also included as exhibits to the Proxy Statement are Exhibit B, the Opinion of Credit Suisse First Boston Corporation regarding the Offer and the Merger, and Exhibit D, Delchamps' Annual Report on Form 10-K for the fiscal year ended June 28, 1997. You should also review these materials.

    Whether or not you plan to attend the Special Meeting, you are requested to complete, date, sign and return the proxy in the enclosed postage-paid envelope. Executed proxies with no instructions indicated thereon will be voted FOR approval and adoption of the Merger Agreement. Please do not send in your certificates for Shares at this time. If the Merger is consummated, you will be sent a letter of transmittal for that purpose as soon as reasonably practicable thereafter.

                                Very truly yours,

                                /s/ MICHAEL E. JULIAN
                                ------------------------------------------
                                Michael E. Julian
                                Chief Executive Officer and Chairman of
                                the Board

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

    NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Delchamps, Inc. (the "Special Meeting") will be held on Tuesday, November 4, 1997, at 10:00 a.m., local time, at the Adam's Mark Hotel, 64 South Water Street, Mobile, Alabama 36602, for the following purposes:

        (a) To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated as of July 8, 1997 (the "Merger Agreement"), among Jitney-Jungle Stores of America, Inc., a Mississippi corporation ("Jitney-Jungle"), Delta Acquisition Corporation, an Alabama corporation and a wholly owned subsidiary of Jitney-Jungle ("Sub"), and Delchamps, Inc., an Alabama corporation ("Delchamps"). A copy of the Merger Agreement is attached to the accompanying Proxy Statement as Exhibit A. As more fully described in the Proxy Statement, the Merger Agreement provides that: (i) Sub will be merged with and into Delchamps (the "Merger"), the separate corporate existence of Sub will cease with Delchamps continuing as the surviving corporation, as a consequence of which, Delchamps will become a wholly owned subsidiary of Jitney-Jungle; and
(ii) each issued and outstanding share of Common Stock, par value $.01 per share (the "Shares"), of Delchamps (other than Shares owned by Delchamps, Jitney-Jungle, Sub, any other wholly owned subsidiary of Jitney-Jungle or by shareholders, if any, of Delchamps who are entitled to and who properly exercise their dissenters' rights under the Alabama Business Corporation Act), will be converted, upon the consummation of the Merger, into the right to receive $30.00 in cash without interest thereon.

        (b) To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

    The Board of Directors has fixed the close of business on October 8, 1997, as the record date (the "Record Date") for the determination of Delchamps' shareholders entitled to notice of and to vote at the Special Meeting. Only holders of Shares of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof. A list of Delchamps' shareholders entitled to vote at the Special Meeting will be available for examination by any Delchamps' shareholder, for proper purposes, during normal business hours, at Delchamps' corporate offices, 305 Delchamps Drive, Mobile, Alabama 36602, commencing two business days after the date of this Notice of Special Meeting and continuing through the date of the Special Meeting.

    SUB OWNS AN AGGREGATE OF 5,317,510 SHARES, REPRESENTING APPROXIMATELY 73.9% OF ALL SHARES OUTSTANDING ON THE RECORD DATE. BECAUSE THE APPROVAL OF THE HOLDERS OF AT LEAST 66- 2/3% OF ALL OUTSTANDING SHARES IS SUFFICIENT TO APPROVE AND ADOPT THE MERGER AGREEMENT, SUB CAN CAUSE THE MERGER TO OCCUR WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER HOLDERS OF SHARES. JITNEY-JUNGLE AND SUB HAVE AGREED PURSUANT TO THE MERGER AGREEMENT TO VOTE ALL THEIR SHARES IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND TO USE THEIR COMMERCIALLY REASONABLE BEST EFFORTS TO CONSUMMATE THE MERGER, SUBJECT TO THE CONDITIONS IN THE MERGER AGREEMENT.

    IF THE MERGER IS CONSUMMATED, HOLDERS OF SHARES WHO DO NOT VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND WHO OTHERWISE COMPLY WITH THE NOTICE AND OTHER REQUIREMENTS OF ARTICLE 13 OF THE ALABAMA BUSINESS CORPORATION ACT (A COPY OF WHICH IS ATTACHED AS EXHIBIT C TO THE ACCOMPANYING PROXY STATEMENT) WILL BE ENTITLED TO RECEIVE SUCH CONSIDERATION AS MAY BE DETERMINED TO BE DUE UNDER SUCH PROVISIONS.

By Order of the Board of Directors,
/S/ DAVID R. BLACK
-----------------------------------
David R. Black
ASSISTANT CORPORATE SECRETARY

                                DELCHAMPS, INC.
                              305 DELCHAMPS DRIVE
                                MOBILE, AL 36602
                                PROXY STATEMENT
                        SPECIAL MEETING OF SHAREHOLDERS
                                NOVEMBER 4, 1997

    This Proxy Statement (the "Proxy Statement") is being furnished to the holders of Common Stock, par value $.01 per share (the "Shares"), of Delchamps, Inc., an Alabama corporation ("Delchamps"), (the holders of the Shares being hereinafter referred to as the "Shareholders"), in connection with the solicitation of proxies by the Board of Directors of Delchamps (the "Board of Directors") for use at the Special Meeting of Shareholders to be held on Tuesday, November 4, 1997, at 10:00 a.m., local time, at the Adam's Mark Hotel, 64 South Water Street, Mobile, Alabama 36602, and at any adjournments or postponements thereof (the "Special Meeting"). The Board of Directors has fixed the close of business on October 8, 1997, as the record date (the "Record Date") for determining the holders of Shares (the "Shareholders") entitled to notice of and to vote at the Special Meeting with respect to this solicitation.

    This Proxy Statement, the accompanying Notice of Special Meeting and the accompanying proxy are first being mailed to Shareholders on or about October 10, 1997.

    At the Special Meeting, the Shareholders will consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated as of July 8, 1997 (the "Merger Agreement"), among Jitney-Jungle Stores of America, Inc., a Mississippi corporation ("Jitney-Jungle"), Delta Acquisition Corporation, an Alabama corporation and a wholly owned subsidiary of Jitney-Jungle ("Sub"), and Delchamps. A copy of the Merger Agreement is attached to this Proxy Statement as Exhibit A. Pursuant to the Merger Agreement, on July 14, 1997, Sub commenced its tender offer ( the "Offer") to purchase all outstanding Shares, and on September 12, 1997, Sub accepted for payment pursuant to the Offer an aggregate of 5,317,510 Shares. As of the Record Date, Sub owned 5,317,510 Shares, or approximately 73.9% of all Shares then outstanding. Pursuant to the Merger Agreement and subject to satisfaction of the conditions set forth therein, (i) Sub will be merged with and into Delchamps (the "Merger"), the separate corporate existence of Sub will cease, with Delchamps continuing as the surviving corporation, as a consequence of which Delchamps will become a wholly owned subsidiary of Jitney-Jungle, and (ii) each issued and outstanding Share (other than Shares owned by Delchamps, Jitney-Jungle, Sub, any other wholly owned subsidiary of Jitney-Jungle or by Shareholders, if any, who are entitled to and who properly exercise their dissenters' rights under the Alabama Business Corporation Act) will be converted, upon the consummation of the Merger, into the right to receive $30.00 in cash, without interest thereon.

    YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY ADOPTED THE MERGER AGREEMENT, APPROVED THE MERGER, DETERMINED THAT THE OFFER AND THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS VOTE THEIR SHARES "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

    SUB OWNS AN AGGREGATE OF 5,317,510 SHARES, REPRESENTING APPROXIMATELY 73.9% OF ALL SHARES OUTSTANDING ON THE RECORD DATE. BECAUSE THE APPROVAL OF THE HOLDERS OF AT LEAST 66- 2/3% OF ALL OUTSTANDING SHARES IS SUFFICIENT TO APPROVE AND ADOPT THE MERGER AGREEMENT, SUB CAN CAUSE THE MERGER TO OCCUR WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDER. JITNEY-JUNGLE AND SUB HAVE AGREED PURSUANT TO THE MERGER AGREEMENT TO VOTE ALL THEIR SHARES IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND TO USE THEIR COMMERCIALLY REASONABLE BEST EFFORTS TO CONSUMMATE THE MERGER, SUBJECT TO THE CONDITIONS IN THE MERGER AGREEMENT. (SEE "THE MERGER AGREEMENT--CONDITIONS PRECEDENT").

    IF THE MERGER IS CONSUMMATED, HOLDERS OF SHARES WHO DO NOT VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND WHO OTHERWISE COMPLY WITH THE NOTICE AND OTHER REQUIREMENTS OF ARTICLE 13 OF THE ALABAMA BUSINESS CORPORATION ACT (A COPY OF WHICH IS ATTACHED AS EXHIBIT C TO THE ACCOMPANYING PROXY STATEMENT) WILL BE ENTITLED TO RECEIVE SUCH CONSIDERATION AS MAY BE DETERMINED TO BE DUE UNDER SUCH PROVISIONS.

    Shareholders are urged to read and consider carefully the information contained in this Proxy Statement, including the exhibits.

    Whether or not you plan to attend the special meeting, please complete, date, sign and return the proxy card in the enclosed postage-paid envelope.
                            ------------------------

             The date of this Proxy Statement is October 10, 1997.
                            ------------------------

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF DELCHAMPS SINCE THE DATE HEREOF.

                               TABLE OF CONTENTS

THE SPECIAL MEETING....................................................................          1
  Introduction.........................................................................          1
  Matters To Be Considered at the Special Meeting......................................          1
  Record Date and Voting...............................................................          2
  Vote Required; Revocability of Proxies...............................................          3
  Dissenting Shareholders' Rights......................................................          3
  Solicitation of Proxies..............................................................          5
PARTIES TO THE MERGER..................................................................          5
  Certain Information Concerning Delchamps.............................................          5
  Certain Information Concerning Jitney-Jungle and Sub.................................          6
THE MERGER.............................................................................          9
  Background of the Merger.............................................................          9
  Reasons for the Merger...............................................................         11
  Opinion of Financial Advisor.........................................................         12
  Information Concerning Delchamps' Financial Advisor..................................         15
  Certain Effects of the Consummation of the Offer on the Shares.......................         16
  Accounting Treatment of the Merger...................................................         16
  Regulatory Requirements..............................................................         16
THE MERGER AGREEMENT...................................................................         17
  The Merger Agreement.................................................................         17
INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION........................................         25
  Board Representation.................................................................         25
  Cash Incentive Compensation Plan.....................................................         25
  Options; Employee Benefits; Severance and Other Agreements...........................         25
  Indemnification and Insurance........................................................         26
  Change of Control....................................................................         27
CERTAIN TAX CONSEQUENCES TO SHAREHOLDERS...............................................         28
SELECTED FINANCIAL INFORMATION OF DELCHAMPS............................................         29
  Certain Delchamps Forecasts..........................................................         32
PRICE RANGE OF THE SHARES..............................................................         33
SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS...........................................         34
  The Sub Designees....................................................................         35
  The Independent Directors............................................................         36
  INDEPENDENT PUBLIC ACCOUNTANTS.......................................................         37
OTHER MATTERS..........................................................................         37
ADDITIONAL INFORMATION.................................................................         37
OTHER MEETINGS.........................................................................         38

                                    EXHIBITS

  Exhibit A   Agreement and Plan of Merger, dated as of July 8, 1997, among Jitney-Jungle
              Stores of America, Inc., Delta Acquisition Corporation and Delchamps, Inc.

  Exhibit B   Opinion of Credit Suisse First Boston Corporation.

  Exhibit C   Article 13 of the Alabama Business Corporation Act.

  Exhibit D   Annual Report on Form 10-K of Delchamps, Inc. for the fiscal year ended June
              28, 1997 as filed with the Securities and Exchange Commission.

                                      (ii)

                              THE SPECIAL MEETING

INTRODUCTION.

    This Proxy Statement is being furnished to shareholders of Delchamps, Inc., an Alabama corporation ("Delchamps") in connection with the special meeting to be held at 10:00 a.m., local time, on Tuesday, November 4, 1997 at the Adam's Mark Hotel, 64 South Water Street, Mobile, Alabama 36602, and any adjournments or postponements thereof (the "Special Meeting").

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

    Each copy of this Proxy Statement mailed to shareholders is accompanied by a proxy card furnished in connection with the solicitation of proxies by the Board of Directors of Delchamps (the "Board of Directors" or the "Board") for use at the Special Meeting. At the Special Meeting, shareholders of Delchamps will consider and vote upon:

    (a) A proposal to approve and adopt an Agreement and Plan of Merger dated as of July 8, 1997 ("Merger Agreement"), among Jitney-Jungle Stores of America, Inc., a Mississippi corporation ("Jitney-Jungle"), Delta Acquisition Corporation, an Alabama corporation and a wholly owned subsidiary of Jitney-Jungle ("Sub"), and Delchamps. A copy of the Merger Agreement is attached to the accompanying Proxy Statement as Exhibit A. As more fully described in the Proxy Statement, the Merger Agreement provides that: (i) Sub will be merged with and into Delchamps (the "Merger"), the separate corporate existence of Sub will cease with Delchamps continuing as the surviving corporation (the "Surviving Corporation"), as a consequence of which, Delchamps will become a wholly owned subsidiary of Jitney-Jungle; and (ii) each issued and outstanding share of Common Stock, par value $.01 per share (the "Shares"), of Delchamps (the holders of the Shares being hereinafter referred to as the "Shareholders") (other than Shares owned by Delchamps, Jitney-Jungle, Sub, any other wholly owned subsidiary of Jitney-Jungle or by shareholders, if any, who are entitled to and who properly exercise their dissenters' rights under the Alabama Business Corporation Act), will be converted, upon the consummation of the Merger, into the right to receive $30.00 in cash without interest thereon.

    (b) To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

    YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY ADOPTED THE MERGER AGREEMENT, APPROVED THE MERGER, DETERMINED THAT THE OFFER AND THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS VOTE THEIR SHARES "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

    PURSUANT TO THE OFFER, SUB ACQUIRED 5,317,510 SHARES, WHICH CONSTITUTE APPROXIMATELY 73.9% OF ALL SHARES OUTSTANDING ON THE RECORD DATE. BECAUSE THE APPROVAL OF THE HOLDERS OF AT LEAST 66- 2/3% OF ALL OUTSTANDING SHARES IS SUFFICIENT TO APPROVE AND ADOPT THE MERGER AGREEMENT, SUB CAN CAUSE THE MERGER TO OCCUR WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDER. JITNEY-JUNGLE AND SUB HAVE AGREED PURSUANT TO THE MERGER AGREEMENT TO VOTE ALL THEIR SHARES IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND TO USE THEIR COMMERCIALLY REASONABLE BEST EFFORTS TO CONSUMMATE THE MERGER, SUBJECT TO THE CONDITIONS IN THE MERGER AGREEMENT. (SEE "THE MERGER AGREEMENT--CONDITIONS PRECEDENT ").

    SHAREHOLDERS ARE REQUESTED PROMPTLY TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE

SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE MERGER AGREEMENT.

    IF THE MERGER IS CONSUMMATED, HOLDERS OF SHARES WHO DO NOT VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND WHO OTHERWISE COMPLY WITH THE NOTICE AND OTHER REQUIREMENTS OF ARTICLE 13 OF THE ALABAMA BUSINESS CORPORATION ACT (A COPY OF WHICH IS ATTACHED AS EXHIBIT C TO THE ACCOMPANYING PROXY STATEMENT) WILL BE ENTITLED TO RECEIVE SUCH CONSIDERATION AS MAY BE DETERMINED TO BE DUE UNDER SUCH PROVISIONS.

RECORD DATE AND VOTING

    The Board of Directors has fixed the close of business on October 8, 1997 as the record date (the "Record Date") for the determination of the Shareholders entitled to notice of and to vote at the Special Meeting. Only Shareholders of record at the close of business on that date will be entitled to vote at the Special Meeting. At the close of business on the Record Date, there were 7,200,043 Shares outstanding and entitled to vote at the Special Meeting, held by approximately 1,233 Shareholders of record.

    Each Shareholder on the Record Date will be entitled to one vote for each Share held of record. The presence, in person or by proxy, of a majority of the outstanding Shares entitled to be voted at the Special Meeting is necessary to constitute a quorum thereat. Jitney-Jungle and Sub intend to have all their Shares present at the Special Meeting, which will satisfy the quorum requirements under the Alabama Business Corporation Act (the "ABCA") and the Bylaws of Delchamps for the Special Meeting. Abstentions (including broker non-votes) will also be included in the calculation of the number of votes represented at the Special Meeting for purposes of determining whether a quorum has been achieved.

    If a Shareholder was a record holder of Shares as of the close of business on the Record Date, such Shareholder may elect to grant a proxy in favor of, withhold a proxy or abstain with respect to each proposal by marking the "FOR," "AGAINST" or "ABSTAINS" box, as applicable, underneath each such proposal on the accompanying proxy card and signing, dating and returning it promptly in the enclosed post-paid envelope.

    If the enclosed proxy card is properly executed and received by Delchamps in time to be voted at the Special Meeting, the Shares represented thereby will be voted in accordance with the instructions marked thereon. Executed proxies with no instructions indicated thereon will be voted "FOR" approval and adoption of the Merger Agreement.

    The Board is not aware of any matters other than those set forth in the Notice of Special Meeting of Shareholders (which has been mailed to Shareholders along with this Proxy Statement) that may be brought before the Special Meeting. If any other matters properly come before the Special Meeting, the persons named in the accompanying proxy will vote the Shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Board, except that Shares represented by proxies which have been voted "against" the Merger Agreement will not be used to vote "for" postponement or adjournment of the Special Meeting for the purposes of allowing additional time for soliciting additional votes "for" the Merger Agreement. See "--Vote Required; Revocability of Proxies" and "OTHER MATTERS."

    Shareholders should not forward any certificates for Shares with their proxy cards. If the Merger is consummated, certificates for Shares should be delivered in accordance with instructions set forth in a letter of transmittal, which will be sent to Shareholders by IBJ Schroder Bank & Trust Company, in its capacity as the paying agent for the Merger, as soon as reasonably practicable after the Effective Time.

VOTE REQUIRED; REVOCABILITY OF PROXIES

    The affirmative vote of holders of 66- 2/3% of the outstanding Shares entitled to vote at the Special Meeting is required and sufficient to approve and adopt the Merger Agreement. Because the required vote of the Shareholders on the Merger Agreement is based upon the total number of outstanding Shares, the failure to submit a proxy card (or to vote in person at the Special Meeting) or the abstention from voting by a Shareholder (including broker non-votes) will have the same effect as a vote cast "against" the approval and adoption of the Merger Agreement.

    Pursuant to the ABCA, a Shareholder may vote his or her shares at any meeting of shareholders in person or by proxy. A Shareholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of proxy is effective when received by the secretary or other officer or agent of Delchamps authorized to tabulate votes. An appointment of proxy under the ABCA is valid for 11 months unless a longer period is expressly provided in the appointment form.

    The presence of a Shareholder at the Special Meeting will not automatically revoke such Shareholder's proxy. However, a Shareholder may revoke a proxy at any time prior to its exercise by (i) delivering to David R. Black, Assistant Corporate Secretary, Delchamps, Inc., 305 Delchamps Drive, Mobile, Alabama 36602, a written notice of revocation prior to the Special Meeting, (ii) delivering prior to the Special Meeting a duly executed proxy bearing a later date or (iii) attending the Special Meeting and voting in person.

    As Jitney-Jungle and Sub own sufficient Shares to approve and adopt the Merger Agreement without the vote of any other Shareholder, the approval and adoption of the Merger Agreement is assured.

    No vote of the shareholders of Jitney-Jungle is required in connection with the Merger Agreement or the Merger. Jitney-Jungle, as the sole shareholder of Sub, has approved the Merger Agreement and the Merger. The obligations of Delchamps, Sub and Jitney-Jungle to consummate the Merger are subject, among other things, to the condition that the Shareholders approve and adopt the Merger Agreement. See "THE MERGER AGREEMENT--CONDITIONS PRECEDENT."

DISSENTING SHAREHOLDERS' RIGHTS

    In accordance with the Article 13 of the ABCA (the "Alabama Dissent Provisions"), a Shareholder may dissent from the Merger and obtain payment for the fair value of his or her Shares. Such fair value is exclusive of any appreciation or depreciation in anticipation of the Merger, unless exclusion would be inequitable. The appraised value of Shares of a dissenting Shareholder may differ from the consideration that a Shareholder is entitled to receive in the Merger. The following is a summary of the Alabama Dissent Provisions, the full text of which is set forth as Exhibit C to this Proxy Statement.

    Under the Alabama Dissent Provisions, a Shareholder may dissent from the Merger by complying with the following procedures: (i) the dissenting Shareholder must deliver to Delchamps, prior to the vote being taken on the Merger at the Special Meeting, written notice of his or her intent to demand payment for his or her Shares if the Merger is effected (the "Notice Requirement"); and (ii) the dissenting Shareholder must not vote in favor of the Merger (or submit a Proxy which results in a vote in favor of the Merger). A Shareholder who does not satisfy these requirements waives his or her right to demand payment. For example, a Shareholder who merely votes against the Merger without satisfying the Notice Requirement described in (i) above is not entitled to demand payment for his or her Shares under the Alabama Dissent Provisions. However, a Shareholder's mere failure to vote on the Merger will not constitute a waiver of his or her right to demand payment as long as he or she fulfills the Notice Requirement described in (i) above.

    In addition, Delchamps must deliver written notice of approval of the Merger Agreement to each such dissenting Shareholder (the "Written Dissenters' Notice"), which must be sent not later than 10 days after the Merger is effected, and the dissenting Shareholder must make a demand for payment of the fair value of his or her Shares in accordance with the terms of the Written Dissenters' Notice, which demand must be received by Delchamps by a date to be specified by Delchamps in the Written Dissenters' Notice, which date shall be not fewer than 30 nor more than 60 days after the date on which the Written Dissenters' Notice is mailed.

    Within 20 days after making a formal payment demand, each Shareholder demanding payment shall submit the certificate or certificates representing his or her Shares to Delchamps for notation thereon by Delchamps that such demand has been made. The failure to submit his or her Shares for such notation shall, at the option of Delchamps, terminate the Shareholder's rights under the Alabama Dissent Provisions unless a court of competent jurisdiction, for good and sufficient cause, shall otherwise direct.

    A record Shareholder may dissent as to fewer than all of the Shares registered in his or her name only if he or she dissents with respect to all Shares beneficially owned by any one person and notifies Delchamps in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a partial dissenter are determined as if the Shares as to which he or she dissents and his or her other Shares were registered in the name of a different Shareholder. A beneficial Shareholder may assert dissenters' rights as to Shares held on his or her behalf only if he or she submits to Delchamps the record Shareholder's written consent to the dissent not later than the time the beneficial Shareholder asserts dissenters' rights, and he or she does so with respect to all Shares of which he or she is the beneficial Shareholder or over which he or she has power to direct the vote. Once a formal demand for payment is made, such demand cannot be withdrawn by the Shareholder except with the consent of Delchamps.

    Upon the effective time of the Merger or upon receipt by Delchamps of a demand for payment, Delchamps must offer to pay each dissenting Shareholder who has properly complied with the Alabama Dissent Provisions the amount estimated by Delchamps to be the fair value of the Shares held by each such dissenting Shareholder, plus accrued interest. Under the ABCA, interest is defined as interest from the effective date of the Merger until the date of payment, at the average rate currently paid by Delchamps on its principal bank loans, or, if none, at a rate that is fair and equitable under all circumstances. Such offer must be accompanied by, among other information, Delchamps' balance sheet as of the end of a fiscal year ending not more than 16 months before the date of the offer, an income statement for that year, the latest available interim financial statements, if any, a statement of Delchamps' estimate of the fair value of the Shares, and an explanation of how the interest was calculated. If, within 30 days after the making of such offer of payment, any dissenting Shareholder accepts the same, then such dissenting Shareholder must surrender to Delchamps the certificate or certificates representing his or her Shares and such dissenting Shareholder will cease to have any interest in the Shares. If, however, a dissenting Shareholder does not accept Delchamps' offer of payment, then such dissenting Shareholder must, within 30 days after Delchamps offered payment for his or her Shares, notify Delchamps in writing of his or her own estimate of the fair value of his or her Shares and amount of interest due, and demand payment of such estimate, or reject Delchamps' offer and demand the fair value of his or her Shares and interest due. If this demand by a dissenting Shareholder remains unsettled for 60 days, then Delchamps must commence a proceeding in the Circuit Court of Mobile County, Alabama to determine the fair value of the Shares and accrued interest. If Delchamps does not commence this proceeding within the 60-day period, then Delchamps must pay each dissenting Shareholder whose demand remains unsettled the amount demanded. Delchamps must make all dissenting Shareholders whose demands remain unsettled parties to this proceeding. In such proceeding, the court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. Delchamps must pay each dissenting Shareholder the amount found to be due after final determination of the proceedings. Upon payment of such judgment, the dissenting Shareholder will cease to have any interest in the Shares.

    The costs of any such dissent proceeding, including compensation and expenses of appraisers appointed by the court, will be determined by the court and will be assessed against Delchamps, but costs and expenses may be apportioned and assessed against all or some of the dissenting Shareholders, in such amounts as the court deems equitable, to the extent the court finds such dissenting Shareholders acted arbitrarily, vexatiously, or not in good faith in demanding payment after receiving an offer of payment from Delchamps. The court may also assess the reasonable fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable (a) against Delchamps and in favor of any or all dissenting Shareholders if the court finds that Delchamps did not substantially comply with the requirements of the Alabama Dissent Provisions, or (b) against either of Delchamps or a dissenting Shareholder, in favor of any other party, if the court finds that the party against whom the fees and expenses were assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by the Alabama Dissent Provisions. If the court finds that the services of counsel for any dissenting Shareholder were of substantial benefit to the other dissenting Shareholders similarly situated, and that the fees for the services should not be assessed against Delchamps, the court may award such counsel reasonable fees to be paid out of the amounts awarded to dissenting Shareholders who were benefited.

    The foregoing is only a summary of the Alabama Dissent Provisions, and is qualified in its entirety by reference to the provisions thereof, the full text of which is set forth as Exhibit C to this Proxy Statement. Each Shareholder is urged to carefully read the full text of the Alabama Dissent Provisions.

SOLICITATION OF PROXIES

    Delchamps will bear the costs of soliciting proxies from Shareholders. In addition to soliciting proxies by mail, directors, officers and employees of Delchamps and Jitney-Jungle and their affiliates, without receiving additional compensation therefor, may solicit proxies by telephone, by telegram or in person. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Shares held of record by such persons, and Delchamps will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                             PARTIES TO THE MERGER

CERTAIN INFORMATION CONCERNING DELCHAMPS

    GENERAL. Delchamps is an Alabama corporation with its principal executive offices located at 305 Delchamps Drive, Mobile, Alabama 36602 and its telephone number at that location is (334) 433-0431. Delchamps operates 116 supermarkets in Louisiana, Mississippi, Alabama and Florida and 10 liquor stores in Florida. As part of the ongoing evaluation by Jitney-Jungle and the Sub of the business and operations of Delchamps, Jitney-Jungle has determined at the present time to close thirteen Delchamps' supermarkets. In addition, it is anticipated that Jitney-Jungle will close the Hammond, Louisiana warehouse owned by Delchamps and to utilize Jitney-Jungle's Jackson, Mississippi facility as the central distribution center of Jitney-Jungle and Delchamps. It is also anticipated that Jitney-Jungle will consolidate the corporate headquarters of the combined operations of Jitney-Jungle and Delchamps into the existing corporate headquarters of Jitney-Jungle, with a divisional office to be opened in Mobile, Alabama. See also "THE MERGER--Regulatory Requirements." Jitney-Jungle will continue to review the business and operations of Delchamps and, based on such review, make such changes as it considers appropriate or desirable.

    DESCRIPTION OF THE SHARES. As of the Record Date, there were 7,200,043 Shares outstanding. Each Share that is outstanding as of the close of business on any applicable record date for any matter to be acted upon by Shareholders is entitled to one vote on such matter.

    BOARD OF DIRECTORS AND MANAGEMENT. Pursuant to the Merger Agreement, on September 12, 1997, David W. Morrow, Richard W. LaTrace, Timothy E. Kullman, J. Thomas Arendall, Jr., John A. Caddell, and James M. Cain resigned from the Board of Directors, and the persons designated as Sub's nominees as set forth in "SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS--Sub Designees" were appointed to the Board of Directors to fill the vacancies created thereby. In addition, on September 19,

1997, David W. Morrow resigned as Chief Executive Officer of Delchamps and on such date, Michael E. Julian, President and Chief Executive Officer of Jitney-Jungle, was appointed as the new Chief Executive Officer and Chairman of the Board of Delchamps. See "INTERESTS OF CERTAIN PERSONS IN THE
TRANSACTION--Change of Control."

CERTAIN INFORMATION CONCERNING JITNEY-JUNGLE AND SUB

    JITNEY-JUNGLE. Jitney-Jungle, a Mississippi corporation, has its principal executive office at 1770 Ellis Avenue, Suite 200 Jackson, Mississippi 39204, and its telephone number at that location is (601) 965-8600. Jitney-Jungle operates a chain of 23 discount stores, 77 conventional stores and 4 combination stores for a total of 104 supermarkets and 52 gasoline stations located throughout Mississippi and in Tennessee, Arkansas, Alabama, Louisiana and Florida.

    SUB. Sub is a wholly owned subsidiary of Jitney-Jungle and has not conducted any business other than that incident to its formation, the execution and delivery of the Merger Agreement, the commencement and consummation of the Offer, and the approval of the Merger. The principal executive office of Sub is located at 1770 Ellis Avenue, Suite 200, Jackson, Mississippi 39204, and its telephone number at that location is (601) 965-8600. Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the "Effective Time"), Sub will be merged with and into Delchamps, with Delchamps continuing as the Surviving Corporation.

    SOURCE AND AMOUNT OF FUNDS. The total amount of funds required by Sub to consummate the Offer and the Merger is expected to be approximately $273 million, which amount includes the acquisition of all of the Shares (net of proceeds received upon the exercise of outstanding options), and certain refinancing obligations and estimated financing and transaction fees and expenses. Sub will obtain the necessary funds under the Senior Credit Facility and proceeds from the sale of Senior Subordinated Notes described generally below.

    Jitney-Jungle has received senior secured financing of $150 million pursuant to an Amended and Restated Credit Agreement (the "Credit Agreement") among Jitney-Jungle and its subsidiaries (including Delchamps and its subsidiary), the institutional lenders named therein, Fleet Capital Corporation, as Agent (the "Agent"), and DLJ Capital Funding, Inc. as Documentation Agent (the "Senior Credit Facility") and has sold $200,000,000 aggregate principal amount of its Senior Subordinated Notes (the "Senior Subordinated Notes") which are guaranteed by its subsidiaries including Delchamps and its subsidiary. The following is a summary of certain terms of the Senior Credit Facility and the Senior Subordinated Notes, respectively. This summary is subject to the terms of the Credit Agreement and the Senior Subordinated Notes and the Indenture related thereto (the "Senior Subordinated Note Documentation") and is qualified in its entirety by reference to the Senior Subordinated Note Documentation and the Credit Agreement, which have been filed as Exhibit (b)(4) to Jitney-Jungle's Tender Offer Statement on Schedule 14D-1 Amendment No. 7, dated September 12, 1997, and Exhibit (b)(5) to Jitney-Jungle's Tender Offer Statement on Schedule 14D-1 Amendment No. 8, dated September 16, 1997, respectively.

    Loans under the Senior Credit Facility may be borrowed, repaid and reborrowed by Jitney-Jungle (and certain of its subsidiaries) from time to time for the purpose of providing funds to consummate the Offer and the Merger, to refinance certain indebtedness, to pay certain fees and expenses incurred in connection with the Offer and the Merger and to provide working capital.

    The Senior Credit Facility matures in six and one-half years and has scheduled reductions of the commitment under the Senior Credit Facility, in years two through six and in the first and second quarters of year seven of $5, $7, $8, $9, $11, $6.5 and $6.5 million, respectively. Availability under the Senior Credit Facility is subject to a borrowing base comprised of 65% of the eligible inventory of Jitney-Jungle and its subsidiaries plus $53 million, amortizing as set forth above. The commitments are subject to mandatory prepayments and reductions in the event of certain extraordinary transactions and issuances of debt and equity and by the amount of 50% of excess cash flow (as defined in the Credit Agreement).

    Borrowings under the Senior Credit Facility bear interest at a floating rate based upon, at the borrower's option, (i) the Agent's prime rate, or (ii) the London Interbank Offered Rate ("LIBOR"), plus, through January 31, 1998 in each case, a margin equal to .75% over the prime rate and a margin equal to 2.00% over LIBOR, and thereafter prime rate plus margins ranging from .25% to 1.00% and LIBOR plus margins ranging from 1.25% to 2.25% per annum, depending upon Jitney-Jungle's debt to earnings ratio. An unused commitment fee accrues on the unused portion of the Senior Credit Facility at a rate ranging from .25% to .50% per annum, depending upon Jitney-Jungle's debt to earnings ratio. Jitney-Jungle also pays the Agent syndication and administration fees, reimburses certain expenses and provides certain indemnities, all of which Jitney-Jungle believes to be customary for financings of this type.

    The Credit Agreement contains conditions precedent, representations and warranties, covenants (including financial covenants), events of default and other provisions customary for such financings.

    It is anticipated that the indebtedness incurred through borrowings under the Senior Credit Facility will be repaid from funds generated internally by Jitney-Jungle and its subsidiaries, including Delchamps and its subsidiary, and from other sources that may include the proceeds of the private or public sale of debt or equity securities. No final decisions have been made concerning the method Jitney-Jungle will employ to repay such indebtedness. Such decisions when made will be based on Jitney Jungle's review from time to time of the advisability of particular actions, as well as on prevailing interest rates and financial and other economic conditions.

    The Senior Subordinated Notes have been issued pursuant to an Indenture (the "Indenture") among Jitney-Jungle, Marine Midland Bank, as trustee, and all of the subsidiaries of Jitney-Jungle including Delchamps and its subsidiary as Guarantors. The Senior Subordinated Notes have been issued in a private transaction not subject to registration under the requirements of the Securities Act and are general unsecured obligations of Jitney-Jungle subordinated in right of payment to all current and future Senior Debt. "Senior Debt" means indebtedness pursuant to the Senior Credit Facility, indebtedness under Jitney-Jungle's 12% Senior Notes due 2006, certain industrial revenue bond indebtedness and any other indebtedness which is permitted to be incurred under the Indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Senior Subordinated Notes or the Guarantees thereof.

    The Senior Subordinated Notes are limited in aggregate principal amount to $200,000,000 and mature in September, 2007. Interest on the Senior Subordinated Notes accrues at a rate of 10- 3/8% per annum and is payable semi-annually in arrears. The Indenture provides for optional redemption of the Senior Subordinated Notes at a premium beginning in 2002. In addition, at any time prior to September 15, 2000 Jitney-Jungle may, on one or more occasions, redeem up to 33- 1/3% of the then outstanding Senior Subordinated Notes with any of the net proceeds of one or more public or certain private offerings of common stock of Jitney-Jungle at a redemption price of 110.375% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to the applicable date of redemption; provided that at least 66- 2/3% of the original principal amount of Senior Subordinated Notes remain outstanding immediately after the occurrence of each such redemption. The Indenture also provides for repurchase at the option of the holders of the Senior Subordinated Notes if there is a change in control of Jitney-Jungle or an asset sale where the net proceeds are not applied to repay Senior Debt or reinvested. The Indenture also contains covenants limiting payments of dividends and junior indebtedness, limiting incurrence of indebtedness if a fixed charge coverage ratio is not met, restricting liens on the property of Jitney-Jungle and its subsidiaries, limiting merger, consolidation, sales of assets, transactions with affiliates, sale and leaseback transactions and sale of stock of subsidiaries. The Indenture also provides for customary events of defaults and remedies.

    Jitney-Jungle and its subsidiary guarantors have agreed to (i) file with the Securities and Exchange Commission (the "Commission") within 45 days after the closing of the offering a registration statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to an offer to exchange

(the "Exchange Offer") the Senior Subordinated Notes for a new issue of senior subordinated notes of Jitney-Jungle with terms substantially identical to those of the Senior Subordinated Notes; (ii) use their best efforts to cause such registration statement to become effective within 120 days following such closing date; and (iii) consummate such Exchange Offer within 30 business days after the date on which the registration statement relating to the Exchange Offer first becomes effective and have a shelf registration statement declared effective under certain circumstances at specified times. The Senior Subordinated Notes are subject to the payment of liquidated damages under certain circumstances if Jitney-Jungle and the subsidiary guarantors are not in compliance with the foregoing obligations.

    Set forth below are certain summary consolidated financial data with respect to Jitney-Jungle excerpted or derived from financial information contained in Jitney-Jungle's Annual Report on Form 10-K for the fiscal year (53 weeks) ended May 3, 1997. More comprehensive financial information is included in such reports and other documents filed by Jitney-Jungle with the Commission, and the following summary is qualified in its entirety by reference to such reports and such other documents and all the financial information (including any related notes) contained therein. The financial data set forth below does not include Jitney-Jingle's operations or condition after July 26, 1997, including the acquisition of Delchamps and the incurrence of indebtedness in relation thereto described above.

                     JITNEY-JUNGLE STORES OF AMERICA, INC.
                  SELECTED CONSOLIDATED FINANCIAL INFORMATION
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

                                                      (12 WEEKS)          (53 WEEKS)    (52 WEEKS)    (52 WEEKS)
                                                  THREE MONTHS ENDED                    YEAR ENDED
                                               ------------------------  ----------------------------------------
                                                 JULY 26      JULY 20       MAY 3        APRIL 27      APRIL 29
                                                  1997         1996          1997          1996          1995
                                               -----------  -----------  ------------  ------------  ------------
                                                     (UNAUDITED)
OPERATING RESULTS DATA:
  Net Sales..................................  $   288,978  $   282,166  $  1,228,533  $  1,179,318  $  1,173,927
  Earnings before income taxes and
    extraordinary item.......................        3,443        2,473         1,085        24,977        30,220
  Net earnings...............................        2,159        1,552           746        14,459        18,803

COMMON STOCK DATA:
  Net earnings (loss) per common and common
    equivalent share before extraordinary
    item.....................................  $      0.92  $     (0.12) $     (16.26) $     162.88  $     923.15
  Extraordinary item.........................           --           --            --        (15.96)           --
  Net earnings (loss) per common and common
    equivalent share.........................         0.92        (0.12)       (16.26)       146.92        923.15

FINANCIAL POSITION DATA:
Total assets.................................  $   284,931  $   274,011  $    267,845  $    279,003  $    312,415
Working capital..............................       (5,955)      15,561           (92)       26,449        71,929
Long-term debt...............................      206,876      223,233       208,000       239,059        38,727
Shareholders' equity (deficit)...............     (151,430)    (143,280)     (152,002)     (144,815)      140,216

    Jitney-Jungle files periodic reports and other information with the Commission relating to its business, financial condition and other matters. Such reports and other information are available for inspection and copying at the offices of the Commission in the same manner as set forth with respect to Delchamps. See "AVAILABLE INFORMATION."

                                   THE MERGER

BACKGROUND OF THE MERGER

    From time to time over the past two years leading up to the Merger Agreement, Mr. Bruce C. Bruckmann, a director of Jitney-Jungle and a principal in Bruckmann, Rosser, Sherrill & Co., Inc. ("BRS"), an affiliate of Jitney-Jungle's majority shareholder, and Mr. Timothy E. Kullman, Delchamps' chief financial officer, had general discussions regarding recent developments and trends in the supermarket industry and the strategic direction of Jitney-Jungle and Delchamps. In mid-January, 1997, Mr. Bruckmann contacted Mr. Kullman to arrange a meeting between representatives of Jitney-Jungle and Delchamps to discuss the possibility of a friendly business combination between Jitney-Jungle and Delchamps.

    On January 31, 1997, Mr. Bruckmann and Mr. Harold O. Rosser, II and Mr. Stephen C. Sherrill, also directors of Jitney-Jungle and principals in BRS, met with Mr. David W. Morrow, Delchamps' former Chairman of the Board and Chief Executive Officer, Mr. Kullman and Mr. Richard W. La Trace, Delchamps' President, to discuss generally the companies' businesses and philosophies and the framework for a potential transaction. During the meeting, Jitney-Jungle's representatives discussed generally the possibility of a strategic merger of the two companies in which Delchamps would acquire Jitney-Jungle for common stock under terms to be negotiated. Mr. Morrow indicated Delchamps would review the matter and inform Jitney-Jungle if Delchamps wished to further pursue a possible transaction.

    At a regularly scheduled Board meeting in February 1997, management of Delchamps provided the Board with a comprehensive review of Delchamps' financial condition, results of operations and future prospects, and a review of current developments in the supermarket industry in Delchamps' market areas. Among other things, management reported that it was not optimistic that financial results could improve significantly over the next several years if Delchamps remained independent and made no major acquisitions. Management's view was based primarily on the substantial increase since 1994 in the number and quality of competitive stores opened in Delchamps' market areas by other well-financed and cost-efficient supermarket and food store chains, and the effect of those competitive openings on Delchamps' gross margins and same store sales. Management noted, however, that Delchamps' operations could provide a good fit with those of certain other supermarket chains that might wish to enter or expand their operations in Delchamps' market areas and that representatives of several chains, including Jitney-Jungle, had expressed an interest in acquiring Delchamps. After discussion of management's report, the Board concluded that it would be in the best interest of Delchamps' shareholders to explore Delchamps' strategic alternatives, including the possibility of a sale of Delchamps, and authorized management to interview one or more investment banking firms and explore their views concerning Delchamps' alternatives.

    On February 12, 1997, Delchamps retained Credit Suisse First Boston Corporation ("CSFB") as its exclusive financial advisor with respect to strategic alternatives available to Delchamps. In mid-February, Mr. Kullman called Mr. Bruckmann and informed him that Delchamps had retained CSFB as its financial advisor to assist Delchamps in reviewing and evaluating its strategic alternatives and that Delchamps or CSFB would contact Jitney-Jungle if appropriate. In early April, at Delchamps' direction, CSFB contacted Mr. Bruckmann to ascertain whether Jitney-Jungle would be interested in pursuing the acquisition of Delchamps as part of a managed sale process. Mr. Bruckmann indicated that Jitney-Jungle would be interested in participating in the process. Additionally, over the course of the next several months, CSFB conducted an analysis of Delchamps and its financial and competitive situation, and, as directed by management of Delchamps, contacted ten other potential purchasers believed to be likely to have both an interest in and the capability of acquiring Delchamps. Four of the potential purchasers indicated that they were not interested in proceeding. Beginning in early April, CSFB and management provided detailed information about Delchamps to the seven remaining potential purchasers, including Jitney-Jungle, following the execution of confidentiality and standstill agreements with each of them. Members of management and representatives of CSFB also met with representatives of each potential purchaser to answer questions and provide additional information.

    In late April, Jitney-Jungle advised CSFB that it had been approached by representatives of another supermarket chain through Donaldson, Lufkin & Jenrette Securities Corporation (an affiliate of a shareholder of Jitney-Jungle) regarding the possibility of a joint acquisition of Delchamps and requested a waiver of the standstill provisions of the Confidentiality Agreement to enable Jitney-Jungle to pursue discussions with the other chain, which Delchamps granted.

    As part of the managed sale process, CSFB, on behalf of Delchamps, requested that the potential purchasers submit nonbinding indications of interest in acquiring Delchamps. In response to that request, in early May, Jitney-Jungle submitted a non-binding indication of interest in pursuing jointly with the other supermarket chain an acquisition of Delchamps for approximately $27 to $31 per Share in cash. In addition, three other potential purchasers submitted non-binding indications of interest. All such potential purchasers were then given access to a data room containing financial and other records of Delchamps and access to Delchamps' stores and its Hammond, Louisiana, distribution center.

    At the Board's regularly scheduled meeting on April 29, 1997, management reported in detail on the preliminary contacts with potential purchasers.

    On June 2, CSFB, on behalf of Delchamps, requested that formal proposals be submitted by prospective purchasers on June 18, 1997 and provided prospective purchasers with Delchamps' draft of the proposed Merger Agreement. In early June, Jitney-Jungle advised CSFB that Jitney-Jungle had terminated its discussions with the other supermarket chain and wished to pursue on its own an acquisition of Delchamps. Only Jitney-Jungle responded by June 18 with a formal proposal. One other potential purchaser provided Delchamps with an indication of interest but did not submit a formal proposal until a subsequent date.

    Jitney-Jungle's June 18 proposal contemplated the acquisition of Delchamps in a cash merger for a price of $27 per Share. Shortly thereafter, CSFB advised Jitney-Jungle that its proposed price and the financing condition contained in Jitney-Jungle's proposal were unacceptable and that the transaction would have to be structured as a tender offer in order to accelerate the closing of the transaction. Following additional negotiations, Jitney-Jungle eliminated the financing condition and offered Delchamps a choice between a tender offer at $28.50 per Share or a merger transaction at $30 per Share, reflecting Jitney-Jungle's higher estimated costs to finance a tender offer.

    After further negotiations, Jitney-Jungle proposed a tender offer for all Shares at $30 per Share in cash, followed by a merger in which non-tendering shareholders would also receive $30 per Share in cash. Jitney-Jungle's proposal did not contain a financing condition but required a tender offer period of up to 60 calendar days to provide Jitney-Jungle with sufficient time to obtain permanent financing. Jitney-Jungle also advised Delchamps that the transaction would be subject to Jitney-Jungle's ability to obtain the consent of the holders of at least a majority in aggregate principal amount of its senior notes. In addition, Jitney-Jungle informed Delchamps that it was unwilling to proceed with further discussions unless Delchamps provided it with a five-day period to negotiate with Delchamps on an exclusive basis.

    The Board held a special meeting on June 27, 1997 to discuss Jitney-Jungle's revised proposal in light of current conditions and available alternatives. At the meeting, representatives of CSFB made a presentation to the Board regarding the status of discussions with Jitney-Jungle and other potential purchasers, including one such potential purchaser that had indicated its intention to submit a formal offer to Delchamps, as well as CSFB's preliminary valuation analyses of Delchamps. Representatives of Delchamps' management also made a presentation regarding Delchamps' historical financial performance and management's view of Delchamps' future financial prospects. After discussion, the Board authorized management, CSFB and Delchamps counsel to continue their negotiations with Jitney-Jungle and authorized management to enter into a short-term exclusivity agreement if and when deemed advisable.

    On June 30, Delchamps provided Jitney-Jungle with a revised draft Merger Agreement and related documents reflecting the status of negotiations to date. Thereafter, representatives of Jitney-Jungle and Delchamps negotiated these documents and held discussions regarding various legal and business issues, and representatives of Jitney-Jungle continued due diligence activities.

    On July 2 and 3, representatives of Jitney-Jungle and Delchamps met to continue negotiations on the Merger Agreement. The principal issues discussed included the conditions to the Offer generally; the time periods and terms upon which Jitney-Jungle could or would be required to extend the Offer; the conditions upon which Jitney-Jungle would be required to pursue antitrust approval; the conditions upon which Delchamps could entertain third party offers for Delchamps after the execution of the Merger Agreement; the bases upon which Delchamps could modify its position with respect to the Offer or terminate the Merger Agreement as a result of certain third party offers; and the amount of the termination and expense fees and the circumstances under which they would be payable by Delchamps.

    Over the next four days, representatives of Delchamps and Jitney-Jungle continued these discussions and finalized the Merger Agreement and related documentation.

    At a meeting of the Board held on July 7, 1997, Delchamps' counsel and representatives of CSFB reported on the status of negotiations with Jitney-Jungle and reviewed the terms of the Offer and the Merger. Representatives of CSFB also reviewed the terms of an offer, which were not equal in price or terms to those of the Offer and the Merger, that had been made by the other prospective purchaser. CSFB reviewed again its valuation analyses of Delchamps and delivered to the Board its written opinion dated July 7, 1997 that, as of such date and based upon and subject to the matters set forth therein, the consideration to be received by the Shareholders in the Offer and the Merger was fair from a financial point of view to such Shareholders.

    Following discussion, the Board unanimously approved the Merger Agreement and determined to recommend that Shareholders accept the Offer and tender their Shares pursuant to the Offer. The Merger Agreement was executed and publicly announced on the morning of July 8, 1997. On July 14, 1997, Sub commenced the Offer. The expiration date of the Offer was subsequently extended to September 12, 1997.

    On September 11, 1997, Jitney-Jungle announced that Jitney-Jungle and Delchamps reached a settlement agreement with the Federal Trade Commission pursuant to which Jitney-Jungle and Delchamps have agreed to divest five Jitney-Jungle and five Delchamps' stores. See "THE MERGER--Regulatory Requirements."

    On September 12, 1997, Jitney-Jungle announced that the Offer had expired as scheduled on such date at 5:00 p.m., New York City time. Sub purchased pursuant to the Offer a total of 5,317,510 Shares. Jitney-Jungle utilized borrowings under its Senior Credit Facility and the proceeds from the offering of its Senior Subordinated Notes to pay for the tendered Shares (See "PARTIES TO THE MERGER--Certain Information Concerning Jitney-Jungle and Sub-SOURCE AND AMOUNT OF FUNDS").

REASONS FOR THE MERGER

    In reaching its conclusions, including the adoption of the Merger Agreement, the approval of the Merger, the determination that the Offer and the Merger are fair to, and in the best interests of, the Shareholders and the recommendation that the Shareholders vote their Shares "FOR" approval and adoption of the Merger Agreement, the Board considered a number of factors including, among other things, the following:

        (i) the terms of the Merger Agreement;

        (ii) the financial condition, results of operations, business and prospects of Delchamps;

       (iii) the significant and continuing increase in competition in Delchamps' markets from other large, well-financed supermarket chains and other discount retailers, and the effects of such competition on Delchamps' margins and comparable same store sales;

        (iv) that the $30.00 per Share cash consideration to be received by the shareholders represented a premium of almost 50% over the trading price of the Shares in early February 1997, when the Board began the process of exploring strategic alternatives;

        (v) the opinion dated July 7, 1997 of CSFB that, as of such date and based upon and subject to the matters set forth therein, the consideration to be received by the Shareholders in the Offer and the Merger was fair from a financial point of view to such Shareholders;

        (vi) that the Merger Agreement, while not permitting Delchamps to continue to solicit or initiate discussions with other prospective purchasers, permits Delchamps to furnish information to, and negotiate or participate in discussions with, third parties that have not previously engaged in substantive discussions with Delchamps;

       (vii) that before recommending the Offer and Merger Agreement, CSFB solicited acquisition interest from third parties that did not result in alternative proposals on more favorable terms;

      (viii) the reasonableness of the termination fee and expense reimbursement requirements in the Merger Agreement; and

        (ix) the limited number of conditions to the obligations of Jitney-Jungle and Sub to consummate the Offer and the Merger, including the absence of a financing condition of the Offer.

    The Board did not assign relative weights to the foregoing factors or determine that any factor was of more importance than other factors. Rather, the Board viewed its position and recommendation as being based on the totality of the information presented to and considered by it.

OPINION OF FINANCIAL ADVISOR

    Delchamps retained CSFB to act as Delchamps' financial advisor in connection with the possible sale of Delchamps. On July 7, 1997, CSFB delivered its written opinion to the Board of Directors that, as of such date and based upon and subject to the matters set forth therein, the consideration to be received by the Shareholders pursuant to the Offer and the Merger was fair to such Shareholders from a financial point of view. No limitations were imposed by the Board of Directors upon CSFB with respect to the investigations made or the procedures followed by it in rendering its opinion.

    THE FULL TEXT OF THE WRITTEN OPINION OF CSFB, DATED JULY 7, 1997, WHICH SETS FORTH THE FACTORS CONSIDERED, ASSUMPTIONS MADE, AND LIMITATIONS ON THE REVIEW CONDUCTED BY CSFB UNDERTAKEN, APPEARS AS EXHIBIT B TO THIS PROXY STATEMENT. SHAREHOLDERS ARE URGED TO READ THE OPINION OF CSFB CAREFULLY AND IN ITS ENTIRETY. CSFB'S OPINION WAS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED BY THE SHAREHOLDERS. CSFB'S OPINION WAS DELIVERED FOR THE INFORMATION OF THE BOARD IN ITS EVALUATION OF THE OFFER AND THE MERGER, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING OR ANY OTHER MEETING OF SHAREHOLDERS CALLED TO CONSIDER APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

    In rendering its opinion, CSFB reviewed certain publicly available business and financial information relating to Delchamps, as well as a draft dated July 6, 1997 of the Merger Agreement. CSFB also reviewed certain other information, including financial forecasts, provided to CSFB by Delchamps and met with Delchamps' management to discuss the business and the prospects of Delchamps.

    CSFB also considered certain financial and stock market data of Delchamps, and compared those data with similar data for other publicly held companies in businesses similar to that of Delchamps, and considered the financial terms of certain other business combinations and other transactions which have recently been effected. CSFB also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which CSFB deemed relevant.

    In connection with its review, CSFB did not assume any responsibility for independent verification of any of the foregoing information and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts, CSFB assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of Delchamps' management as to the future financial performance of Delchamps. In addition, CSFB was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Delchamps, nor was CSFB furnished with any such evaluations or appraisals. CSFB's opinion was necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated as of the date of its opinion. In connection with its engagement, CSFB approached third parties to solicit indications of interest in the possible acquisition of Delchamps and held preliminary discussions with certain of those parties prior to the date of its opinion.

    Set forth below is a summary of the analyses performed by CSFB in connection with the preparation of CSFB's opinion dated July 7, 1997 and delivered to the Board on that date. In preparing its opinion, CSFB performed a variety of financial and comparative analyses and considered a variety of factors. In so doing, it did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the relevance and significance of each analysis and factor. In addition, the preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Accordingly, CSFB believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying the fairness opinion.

DISCOUNTED CASH FLOW ANALYSIS. CSFB performed a discounted cash flow analysis of the projected unlevered free cash flows of Delchamps for the fiscal years 1998 to 2007, based upon financial forecasts provided to CSFB, or approved, by the management of Delchamps (the "Management Case"). In conjunction with management, CSFB also performed a number of analyses (collectively, the "Sensitivity Analyses") demonstrating the impact on the Management Case of increased competition (the "Greater Competition Case"), the absence of food inflation (the "No Food Inflation Case"), a constant gross margin (the "Constant Margin Case"), lower sales by new stores (the "Lower New Store Sales Case") and an increase in sales growth, number of stores, gross margin and operating leverage, together with a decrease in the number of competitive openings (the "Upside Case").

Based upon the Management Case and the Sensitivity Analyses, CSFB calculated reference ranges for the enterprise value (defined by CSFB as per Share equity market value multiplied by fully-diluted Shares outstanding less exercisable option proceeds plus total debt, preferred stock and minority interests, less cash and cash equivalents) of Delchamps and the per Share equity value, utilizing terminal value multiples of projected fiscal year 2007 earnings before interest, taxes, depreciation and amortization ("EBITDA") of 6.5x to 7.0x and discount rates reflecting a weighted average cost of capital ranging from 10.0% to 11.0%. This analysis resulted in enterprise value and per Share equity value reference ranges of $265 million to $300 million and $30.80 to $35.41, respectively, for the Management Case, $205 million to $235 million and

$22.82 to $26.84, respectively, for the Greater Competition Case, $255 million to $290 million and $29.48 to $34.10, respectively, for the No Food Inflation Case, $190 million to $215 million and $20.91 to $24.21, respectively, for the Constant Margin Case, $260 million to $295 million and $30.14 to $34.76, respectively, for the Lower New Store Sales Case and $430 million to $485 million and $52.57 to $59.82, respectively, for the Upside Case.

COMPARABLE COMPANY ANALYSIS. CSFB performed a comparable company analysis in which it compared certain publicly available historical financial and operating data, projections of future financial performance (reflecting a composite of equity research analysts' estimates) and market statistics (calculated based upon closing stock prices as of July 1, 1997) of selected publicly-traded companies in the food retailing industry considered by CSFB to be reasonably comparable to Delchamps (the "Public Comparables"). The Public Comparables, which included regional and multi-regional food retailers, were Eagle Food Centers, Inc., Fred Meyer, Inc., Giant Food Inc., The Penn Traffic Company, Quality Food Centers, Inc., Weis Markets, Inc., Albertson's, Inc., American Stores Company, Food Lion, Inc., The Great Atlantic & Pacific Tea Company, Inc., Hannaford Bros. Co., The Kroger Co., Safeway Inc. and Winn-Dixie Stores, Inc. For the Public Comparables, CSFB calculated equity market value per share ("Market Value") as of July 1, 1997 as a multiple of both estimated 1997 and 1998 earnings per share ("EPS") (based on calendarized First Call estimates). CSFB also calculated enterprise value as a multiple of the latest 12 months ("LTM") net sales, EBITDA and earnings before interest and taxes ("EBIT"). This analysis yielded multiples for the Public Comparables of (1) Market Value to 1997 estimated EPS and 1998 estimated EPS ranging from 10.9x to 23.9x and 9.2x to 16.7x, respectively, (2) enterprise value to LTM net sales ranging from 0.2x to 1.3x, (3) enterprise value to LTM EBITDA ranging from 4.3x to 16.6x and (4) enterprise value to LTM EBIT ranging from 7.6x to 21.8x. CSFB then developed the following ranges to be applied to comparable data for Delchamps: (a) Market Value multiplied by fully-diluted Shares outstanding less exercisable option proceeds to fiscal year 1997 estimated net income of 23.7x, (b) enterprise value to fiscal year 1997 estimated net sales of 0.18x to 0.22x, (c) enterprise value to fiscal year 1997 estimated EBITDA of 4.5x to 5.5x and (d) enterprise value to fiscal year 1997 estimated EBIT of 9.8x to 11.8x. Application of these multiples resulted in enterprise value and per Share equity value reference ranges of $200 million to $240 million and $22.16 to $27.70, respectively.

COMPARABLE ACQUISITIONS ANALYSIS. CSFB reviewed certain publicly available information regarding 24 selected business combinations consummated since November 1986 involving companies in the food retailing industry considered by CSFB to be reasonably comparable to the Offer and the Merger (the "Acquisition Comparables"). The Acquisition Comparables included (1) Fred Meyer, Inc.'s pending acquisition of Smith's Food & Drug Centers, Inc., (2) Safeway, Inc.'s acquisition of The Vons Companies, Inc., (3) Food Lion, Inc.'s acquisition of Kash N' Karry Food Stores, Inc., (4) Koninklijke Ahold's acquisition of The Stop & Shop Companies, Inc., (5) Smith's Food & Drug Centers, Inc.'s acquisition of Smitty's Supermarkets, Inc., (6) Bruckmann, Rosser, Sherrill & Co., Inc.'s acquisition of Jitney-Jungle Stores of America, Inc., (7) Kohlberg, Kravis, Roberts & Co.'s acquisition of Bruno's, Inc., (8) Koninklijke Ahold's acquisition of Mayfield SuperMarkets, (9) Food 4 Less, Inc.'s acquisition of Ralphs Grocery Company, (10) The Stop & Shop Companies, Inc.'s acquisition of Purity Supreme, Inc., (11) The Yucaipa Companies' acquisition of Dominick's Finer Foods, Inc., (12) Winn-Dixie Stores, Inc.'s acquisition of Thriftway, (13) Quality Food Centers, Inc.'s acquisition of Olson's Food Stores, (14) J. Sainsbury PLC's acquisition of Giant Food Inc., (15) Investcorp's acquisition of Star Markets Company, Inc., (16) Hannaford Bros. Co.'s acquisition of Boney Wiker & Sons, (17) The Yucaipa Companies' acquisition of Smitty's Super Valu, Inc., (18) Cisneros Group's acquisition of Pueblo International, Inc., (19) Randalls Management's acquisition of Cullum, (20) Freeman, Spogli's acquisition of Purity Supreme, Inc., (21) Food 4 Less, Inc.'s acquisition of Alpha Beta,
(22) Freeman, Spogli's acquisition of Buttrey Food and Drug Stores Company, (23) Kohlberg, Kravis, Roberts & Co.'s acquisition of The Stop & Shop Companies, Inc., and (24) Kohlberg, Kravis, Roberts & Co.'s acquisition of Safeway, Inc.

For each of the Acquisition Comparables, CSFB calculated the enterprise value reflected in the price paid in each such transaction as a multiple of the publicly available LTM net sales, EBITDA and EBIT and number of stores of the acquired company. The multiples so determined for the Acquisition Comparables were as follows: (1) enterprise value to LTM net sales ranging from 0.16x to 0.70x; (2) enterprise value to LTM EBITDA ranging from 4.6x to 9.9x; (3) enterprise value to LTM EBIT ranging from 7.4x to 14.9x; and (4) enterprise value to number of stores of the acquired company ranging from $1.8 million to $14.2 million per store. CSFB then developed the following ranges of enterprise value reflected in the aggregate consideration to be paid in the Merger as a multiple of estimates of (a) fiscal year 1997 net sales of 0.24x to 0.28x, (b) fiscal year 1997 EBITDA of 6.0x to 7.0x, (c) fiscal year 1997 EBIT of 13.0x to 15.2x and (d) number of food stores at the end of fiscal year 1997 of $2.3 million to $2.6 million per store. Application of these multiples resulted in enterprise value and per Share equity value reference ranges of $265 million to $310 million and $30.73 to $36.67, respectively.

LEVERAGED BUYOUT ANALYSIS. CSFB performed a leveraged buyout analysis in which it assumed a capital structure with either $50 million or $60 million of equity, with the remaining capitalization being financed through bank debt. CSFB used the operating assumptions in the Management Case adjusted to reflect lower capital expenditure requirements as reviewed by Delchamps' management. Assuming an illustrative equity value reference range of $20.00 to $22.00 per Share and terminal value multiples of projected fiscal year 2002 EBITDA of 5.5x to 6.0x, equity investors would receive a return on a $50 million equity investment of 40% to 44% and a return on a $60 million equity investment of 37% to 40%, with bank debt in either scenario not amortizing significantly until fiscal year 2005. The enterprise value reference range implied by this analysis was $185 million to $200 million.

SUMMARY. On the basis of the valuation methodologies employed in the analyses described above, CSFB developed an enterprise value reference range for Delchamps of $235 million to $300 million and an equity value reference range of $26.84 to $35.41 per Share.

In performing its analyses, CSFB made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Delchamps. Any estimates contained in the analyses performed by CSFB are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. In addition, as described above, CSFB's opinion and CSFB's presentation to the Board were among the many factors taken into consideration by the Board in making its determination to approve the Offer and the Merger. Consequently, the CSFB analyses described above should not be viewed as determinative of the opinion of the Board or Delchamps' management with respect to the consideration to be received by Shareholders.

INFORMATION CONCERNING DELCHAMPS' FINANCIAL ADVISOR

    CSFB is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. Delchamps' management selected CSFB because of its reputation, experience, expertise and familiarity with Delchamps and the chain supermarket retailing industry.

    In the past, CSFB has performed certain investment banking services for Jitney-Jungle and has received customary fees for such services. With the consent of Delchamps, CSFB acted as an underwriter for the offering of debt securities made by Jitney-Jungle in connection with the Offer and the Merger, for which CSFB will receive customary fees.

    In the ordinary course of CSFB's business, CSFB and its affiliates may actively trade the equity securities of Delchamps and the debt securities of Jitney-Jungle for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    Pursuant to a letter agreement dated February 12, 1997 (the "Engagement Letter") between CSFB and Delchamps, Delchamps retained CSFB to act as its exclusive financial advisor with respect to strategic alternatives available to Delchamps, including the possible sale of Delchamps. Under the terms of the Engagement Letter, Delchamps agreed to pay CSFB a financial advisory fee of $100,000 upon execution of the Engagement Letter and a transaction fee in an amount equal to 1% of the aggregate consideration, payable upon consummation of the Offer. In addition, the Engagement Letter provides that Delchamps will reimburse CSFB for its out-of-pocket expenses and will indemnify CSFB against certain liabilities, including liabilities arising under the federal securities laws.

CERTAIN EFFECTS OF THE CONSUMMATION OF THE OFFER ON THE SHARES

    Since the consummation of the Offer, the Shares have continued to be listed on the Nasdaq National Market. The Shares are also currently registered under the Securities and Exchange Act of 1934 (the "Exchange Act"). Upon consummation of the Merger, Delchamps intends to delist the Shares from all stock exchanges or quotation systems, to terminate the registration of the Shares under the Exchange Act and to terminate the duty of Delchamps to file reports under the Exchange Act. If registration of Shares under the Exchange Act were terminated, the Shares would no longer constitute "margin securities" for the purposes of the margin regulations of the Federal Reserve Board, with the result that lenders may no longer extend credit on collateral of the Shares.

ACCOUNTING TREATMENT OF THE MERGER

    The Merger will be accounted for under the "purchase" method of accounting whereby the purchase price will be allocated based on the fair values of assets acquired and liabilities assumed.

REGULATORY REQUIREMENTS

    Jitney-Jungle and Delchamps reached a settlement agreement with the Federal Trade Commission (the "FTC"), under which the FTC has terminated the waiting period imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") in connection with the Offer and the Merger, and Jitney-Jungle and Delchamps agreed under the terms of a proposed consent agreement to divest five Jitney-Jungle stores and five Delchamps stores to SUPERVALU, Inc. ("SUPERVALU") by February 12, 1998 or one month after the consent agreement becomes effective, whichever is later. The consent agreement is subject to final FTC approval following a 60 day public notice period. The five Delchamps' stores are located in Hancock, Harrison, Lamar, and Forrest Counties, Mississippi. The aggregate proposed purchase price for the five Delchamps' stores will be the sum of the purchase price for the merchandise as determined by a physical inventory and the purchase price for the equipment of $725,000, subject to certain adjustments. The proposed consent agreement would require Jitney-Jungle and Delchamps, for ten years, to notify the FTC before acquiring any supermarkets in Hancock, Harrison, Jackson, Lamar, Forrest and Warren Counties in Mississippi and Escambia County in Florida. Jitney-Jungle and Delchamps would also be prohibited from attempting to restrict the ability of others to operate any supermarket they formerly owned in those counties.

    Jitney-Jungle and SUPERVALU have also entered into a supply agreement to take effect in January 1998, under which SUPERVALU will become the primary supplier of frozen foods to the combined Jitney-Jungle and Delchamps group of companies and a secondary supplier of selected grocery products to a number of stores within the group.

    At any time before or after the consummation of the Merger, the Department of Justice, the FTC or another third party could seek to enjoin or rescind the Merger, and notwithstanding that the waiting period under the HSR Act has terminated, any state could take any such action under state antitrust laws as it deems necessary or desirable in the public interest.

    Delchamps is not aware of any other governmental approvals or actions that may be required for consummation of the Merger.

                              THE MERGER AGREEMENT

    Delchamps, Jitney-Jungle and Sub have entered into the Merger Agreement. The following is a summary of certain provisions of the Merger Agreement, a copy of which is attached hereto as Exhibit A. Such summary is qualified in its entirety by reference to the Merger Agreement.

THE MERGER AGREEMENT

    THE MERGER. The Merger Agreement provides that, at the Effective Time of the Merger, in accordance with the Merger Agreement and the ABCA, Sub shall be merged with and into Delchamps, the separate corporate existence of Sub shall cease and Delchamps shall continue as the Surviving Corporation. At the Effective Time, by virtue of the Merger and without any action on the part of Jitney-Jungle, Sub, Delchamps or the holder of any securities of Sub or Delchamps, each Share issued and outstanding immediately prior to the Effective Time (other than Shares owned by Delchamps as treasury stock, Jitney-Jungle, Sub, or any other wholly owned subsidiary of Jitney-Jungle or by shareholders, if any, who are entitled to and who properly exercise dissenters' rights under the ABCA) shall be converted into and become the right to receive $30.00 per Share (the "Offer Price") in cash, without interest thereon. Each share of stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, $.01 par value, of the Surviving Corporation.

    DIRECTORS AND OFFICERS. The directors of Sub immediately prior to the Effective Time of the Merger will be the initial directors of the Surviving Corporation and the officers of Delchamps immediately prior to the Effective Time (unless any directors or officers of Jitney-Jungle or Sub are so designated in writing by Jitney-Jungle prior to the Effective Time) will be the initial officers of the Surviving Corporation, in each case until their successors are elected or appointed.

    EXCHANGE PROCEDURES. Pursuant to the Merger Agreement, as soon as reasonably practicable after the Effective Time of the Merger, Jitney-Jungle and the Surviving Corporation shall cause the Paying Agent to mail to each record holder of one or more certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding Shares that have been converted into the right to receive $30.00 per Share in cash, without interest thereon,
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Paying Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for $30.00 per Share in cash, without interest thereon. Upon surrender of a Certificate to the Paying Agent for cancellation, together with such letter of transmittal duly executed and completed in accordance with its terms, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing $30.00 per Share for each Share represented thereby, and the Certificate so surrendered shall forthwith be canceled. In no event shall the holder of any Certificate be entitled to receive interest on any funds to be received by reason of the Merger. In the event of a transfer of ownership of Shares that is not registered in the transfer records of Delchamps, the $30.00 per Share may be paid to a transferee if the Certificate representing such Shares is presented to the Paying Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated herein, each Certificate shall be deemed after the Effective Time of the Merger to represent only the right to receive upon such surrender $30.00 per Share price in cash, without interest thereon for each Share represented thereby.

    REPRESENTATIONS AND WARRANTIES. In the Merger Agreement, Delchamps has made customary representations and warranties to Jitney-Jungle and Sub. The representations and warranties of Delchamps relate, among other things, to its organization and qualification; subsidiaries; capital structure; authority to enter into the Merger Agreement and to consummate the transactions contemplated thereby; non-contravention of any laws or regulations with respect to the transactions contemplated; required consents and approvals; absence of any liability for brokerage or finders' fees; filings made by Delchamps with the Commission under the Securities Act or the Exchange Act (including financial statements included in the documents filed by Delchamps under these Acts); absence of any material adverse change; absence of material adverse legal proceedings; compliance with laws; tax matters; liabilities; benefit plans and employees and employment practices; environmental matters; information supplied; real property; labor matters; contracts and certain agreements; absence of certain liabilities; opinion of a financial advisor; state takeover statutes; insurance; intellectual property; certain agreements; indemnification claims; and prior negotiations.

    The Sub and Jitney-Jungle have also made customary representations and warranties to Delchamps. Representations and warranties of the Sub and Jitney-Jungle relate, among other things, to: their organization and authority to enter into the Merger Agreement and to consummate the transactions contemplated thereby; non-contravention of any laws or regulations with respect to the transactions contemplated; required consents and approvals; absence of any adverse legal proceedings; financing; and information supplied.

    CONDUCT OF BUSINESS BY DELCHAMPS PENDING THE MERGER. Except as otherwise contemplated by the Merger Agreement, prior to the Effective Time, unless Sub shall otherwise agree in writing (provided, however, that following the appointment of Sub's designees to Delchamps' Board of Directors pursuant to the Merger Agreement (which appointment occurred upon the consummation of the Offer), Sub shall be deemed to have consented to all actions taken by Delchamps thereafter, except actions, if any, directed or caused by those directors who were not so designated by the Sub or by the Board of Directors of Delchamps prior to the appointment of such designees):

    (a) The business of Delchamps and its subsidiaries will be conducted only in the ordinary course consistent with past practices.

    (b) Delchamps will use all commercially reasonable efforts to preserve intact in all material respects the business organization of Delchamps and its subsidiaries, to keep available the services of its and their present officers and employees and to preserve the goodwill of those having business relationships with it and its subsidiaries.

    (c) Except as otherwise permitted in the Merger Agreement, Delchamps will not, and will not permit any of its subsidiaries to (i) amend its articles of incorporation or bylaws (or comparable charter documents); (ii) split, combine, reclassify or take similar action with respect to any of its capital stock;
(iii) issue or agree to issue any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, other than, in the case of Delchamps, shares of capital stock and Shares issuable upon the exercise of outstanding options to purchase an aggregate of 455,050 Shares pursuant to certain employee and director plans; (iv) purchase, redeem or otherwise acquire any Shares or any other shares of its capital stock of any class; or (v) declare, set aside or pay any dividend payable in cash, stock or property or make any other distributions with respect to Shares or any other shares of its capital stock of any class; or (vi) make any commitment to do any of the foregoing, except for (A) the declaration and payment of dividends by a wholly owned subsidiary of Delchamps solely to Delchamps and (B) the declaration and payment of regular quarterly cash dividends by Delchamps consistent with past practices (including as to declaration, record and payment date) in no event to exceed $0.11 per Share per fiscal quarter.

    (d) Delchamps will not, and will not permit any of its subsidiaries to (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any investment in any other person, either by purchase of stock or securities, contribution to capital (other than to wholly owned subsidiaries), property transfer or purchase of any material amount of property or assets; (ii) other than sales of inventory in the ordinary course of its business consistent with past practices and other than the sale of surplus real estate, sell, lease, grant any security interest in or otherwise dispose of or encumber any material amount of its assets or properties; (iii) incur any indebtedness for borrowed money other than borrowings in the ordinary course of business under existing lines of credit (or under any refinancing of such existing lines of credit), or issue any debt securities, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person (other than a wholly owned subsidiary); (iv) make any capital expenditure or commitment for additions to plant, property or equipment constituting capital assets except expenditures pursuant to commitments existing as of the date of the Merger Agreement and as disclosed to Jitney-Jungle in the Merger Agreement or included in Delchamps' budgets for fiscal years 1997 and 1998 as described in the Merger Agreement; (v) change any assumption underlying, or method of calculating, any bad debt, contingency or other reserve (except changes that may be necessary or appropriate in order to comply with a change in generally accepted accounting principles that takes effect after the date of the Merger Agreement); (vi) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than (A) the payment, discharge or satisfaction of liabilities in the ordinary course consistent with past practices and (B) costs relating to the Merger Agreement and the transactions contemplated thereby; (vii) waive, release, grant or transfer any rights of material value or modify or change in any material respect any existing material license, lease, contract or other document; or (viii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; provided, however, that, notwithstanding the foregoing, Delchamps will not be prohibited from financing, constructing, equipping, supplying, staffing and opening new stores and remodeling existing stores for which commitments have been entered into by Delchamps prior to the date of the Merger Agreement and which commitments are disclosed to Jitney-Jungle in the Merger Agreement.

    (e) Neither Delchamps nor any of its subsidiaries will (i) enter into any new severance or change of control agreement, or any employment agreement; (ii) amend any existing employment contract or change of control or severance agreement; (iii) grant any increases in compensation or benefits other than increases in the ordinary course consistent with past practices; (iv) adopt any new employee plan or benefit arrangement; (v) make any change in or to any existing employee plan or benefit arrangement, other than such changes as are required by law or that, in the opinion of its counsel, are necessary or advisable to maintain the tax-qualified status of such employee plan or benefit arrangement; (vi) make any grants, awards or distributions under any employee plan or benefit arrangement, other than those grants, awards or distributions required to be made under such employee plans or benefit arrangements as in effect on the date of the Merger Agreement; or (vii) make any amendment to any provision of any outstanding grant or award.

    (f) Delchamps will not cause any of Delchamps' representations or warranties that are subject to a materiality qualification to become untrue and will not cause any of Delchamps' representations and warranties that are not so qualified to become untrue in any material respect.

    NO SOLICITATION. The Merger Agreement provides that Delchamps will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, Delchamps or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any takeover proposal, or (ii) participate in any discussions or negotiations regarding, or furnish to any "person" or "group" (as such terms are defined in the Merger Agreement) any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to any takeover proposal, provided, however, that prior to the expiration of the Offer, upon receipt by Delchamps of a bona fide written unsolicited takeover proposal to purchase all the Shares outstanding for
(A) a cash amount per Share in excess of the Offer Price or (B) consideration which is not all cash that Delchamps has determined reasonably and in good faith to be in excess of the Offer Price and that CSFB has advised

Delchamps in writing is in excess of the Offer Price (a copy of which advice has been furnished by Delchamps to Jitney-Jungle), in either case by a group or person (or any of their respective affiliates or associates) who (x) within the past 12 months has not executed and delivered to Delchamps a confidentiality agreement and whose failure to execute a confidentiality agreement does not constitute a breach of the Merger Agreement (any such person or group a "New Bidder") and (y) in the good faith reasonable judgment of the Board of Directors after consultation with CSFB possesses the financial wherewithal reasonably to be capable of consummating the takeover proposal (a "superior proposal"), following notice to Jitney-Jungle, Delchamps may participate in negotiations with a New Bidder regarding the superior proposal and furnish information with respect to Delchamps pursuant to a customary confidentiality agreement (containing "standstill" provisions no less onerous than in the Confidentiality and Standstill Agreement between Jitney-Jungle and Delchamps). Without limiting the foregoing, any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of Delchamps or any of its subsidiaries or any investment banker, attorney or other advisor or representative of Delchamps or any of its subsidiaries, will be deemed to be a breach of the foregoing provision by Delchamps. Under the Merger Agreement, "takeover proposal" means any proposal for a tender offer, merger or other transaction involving any Change in Control (as defined below under "--FEES AND EXPENSES").

    The Merger Agreement provides further that neither the Board of Directors nor any committee thereof shall

    (i) withdraw or modify, in a manner adverse to Jitney-Jungle or the Sub, the approval or recommendation by the Board of Directors nor any such committee of the Merger Agreement, the Offer or the Merger, (ii) approve or recommend any takeover proposal, (iii) enter into any agreement with respect to any takeover proposal, (iv) amend the Rights Agreement (as hereinafter defined), redeem the Rights (as hereinafter defined) or waive any other anti-takeover provisions (including Article Eleven of Delchamps' Articles of Incorporation) or otherwise facilitate any other takeover proposal in any respect, or (v) terminate the Merger Agreement in connection with any takeover proposal. Notwithstanding the foregoing, in the event the Board of Directors receives a superior proposal from a New Bidder or any other group or person which the Board of Directors determines in its good faith reasonable judgment (and based on the written advice of CSFB) to be more favorable to Delchamps' shareholders than the Offer and Merger, the Board of Directors may (subject to the following sentence): (A) withdraw or modify its approval or recommendation of the Merger Agreement, the Offer and the Merger taken together, (B) recommend any such superior proposal, or (C) solely with respect to such a superior proposal submitted by a New Bidder, terminate the Merger Agreement in order to enter into an agreement with respect to such a superior proposal or amend the Rights Agreement, redeem the Rights or waive any other anti-takeover provisions in respect of such superior proposal and otherwise facilitate such proposal, in each case (subject to Delchamps' obligations to pay the Termination Fee and Expense Fee as described below under "-Fees and Expenses") at anytime following Jitney-Jungle's receipt of written notice of Delchamps' intent to take the actions described in clauses
(A), (B) and/or (C) above (a "Superior Proposal Notice") advising Jitney-Jungle that the Board of Directors has received a superior proposal, specifying the material terms and conditions of such superior proposal and identifying the person or group making such superior proposal. Delchamps may deliver the Superior Proposal Notice and take any of the foregoing actions described in clauses (A), (B) and/or (C) only if (i) Delchamps is not otherwise in material breach of the Merger Agreement and (ii) Delchamps pays to Jitney-Jungle concurrent with the delivery of the Superior Proposal Notice the Termination Fee and the Expense Fee (as described below under "--FEES AND EXPENSES").

    In addition to the foregoing obligations of Delchamps, Delchamps has agreed to promptly advise Jitney-Jungle orally and in writing of any takeover proposal, or any inquiry with respect to or which could reasonably be expected to lead to any takeover proposal, the material terms and conditions of such takeover proposal or inquiry, and the identity of the person making any such takeover proposal or inquiry. Delchamps will keep Jitney-Jungle fully informed of the status and details of any such takeover proposal or inquiry and Delchamps' responses and other actions with respect thereto. The Merger Agreement provides that Delchamps shall be entitled to disclose to its shareholders any such information which is required by applicable law (including without limitation the Exchange Act) regarding any takeover proposal.

    PROXY STATEMENT AND SPECIAL MEETING. The Merger Agreement provides that promptly after consummation of the Offer, Delchamps shall prepare and file with the Commission, the Proxy Statement for the Special Meeting. Delchamps shall use its best efforts to have the Proxy Statement cleared by the Commission and, as promptly as practicable thereafter, subject to compliance with the rules and regulations of the Commission, Delchamps shall mail the Proxy Statement to shareholders of Delchamps. Jitney-Jungle, Sub and Delchamps shall cooperate with each other in the preparation of the Proxy Statement. Delchamps shall notify Jitney-Jungle of the receipt of any comments of the Commission with respect to the Proxy Statement and of any requests by the Commission for additional information, and promptly shall provide to Jitney-Jungle copies of all correspondence between Delchamps or any representative of Delchamps and the Commission with respect to the Proxy Statement. Delchamps shall give Jitney-Jungle and its counsel the opportunity to review the Proxy Statement and all responses to Commission comments and requests for additional information before they are sent to the Commission. Each of Delchamps, Jitney-Jungle and Sub agrees to use its best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests for information from the Commission and to cause the Proxy Statement to be mailed at the earliest practicable time to Delchamps' shareholders entitled to vote at the Special Meeting. Promptly after consummation of the Offer, Delchamps shall take all action necessary, in accordance with the ABCA and its Articles of Incorporation and Bylaws, to convene the Special Meeting.

    The Merger Agreement also provides that subject to the fiduciary obligations of the Board under applicable law, (i) the Proxy Statement shall contain the recommendation of the Board that the shareholders of Delchamps vote to approve the Merger, and (ii) Delchamps shall, if proxies are solicited, use its best efforts to solicit from its shareholders proxies in favor of such approval and to take all other action reasonably necessary or helpful to secure the vote or consent of shareholders required to effect the Merger. At the Special Meeting, Jitney-Jungle and its direct and indirect Subsidiaries shall vote, or cause to be voted, all of the Shares then owned by any of them in favor of the Merger. Jitney-Jungle and Sub have agreed to use their commercially reasonable best efforts to consummate the Merger, subject to the conditions in the Merger Agreement. (See "THE MERGER AGREEMENT--CONDITIONS PRECEDENT").

    INVESTIGATION; CONFIDENTIALITY. Pursuant to the Merger Agreement, Delchamps shall give to Jitney-Jungle and Sub and their respective representatives full access upon reasonable prior notice and during normal business hours, to all officers, employees, agents, attorneys, accountants, assets, properties, books and records of Delchamps and its subsidiaries, and shall cause its and its subsidiaries' officers and independent auditors to furnish to such persons such financial and operating data and other information, including access to the working papers of its independent auditors, with respect to its business and properties and the business and properties of its subsidiaries as such persons shall from time to time reasonably request; provided, however, that in conducting their investigation, Jitney-Jungle and Sub and such representatives may not interfere unreasonably with the business and operations of Delchamps and its subsidiaries. Information obtained pursuant to the immediately preceding sentence shall constitute "Confidential Information" under the Confidentiality Agreement executed by Jitney-Jungle in connection with its evaluation of Delchamps, subject to paragraph 4 of such Agreement relating to information not deemed confidential information. Delchamps shall not be entitled to request the return of Confidential Information pursuant to the Confidentiality Agreement unless and until the Merger Agreement terminates.

    The Merger Agreement further provides that Jitney-Jungle and Sub shall, upon request by Delchamps, provide Delchamps, its counsel, accountants and other authorized representatives with such information concerning Jitney-Jungle or Sub as may be reasonably necessary for Delchamps to ascertain the accuracy and completeness of the information supplied by or on behalf of Jitney-Jungle or Sub for inclusion in the Proxy Statement and to verify Jitney-Jungle's and Sub's performance of and compliance with their respective representations, warranties and covenants contained in the Merger Agreement. Except as and to the extent required by law, Delchamps shall keep confidential any information furnished to it pursuant to the preceding sentence that is reasonably designated as confidential at the time of delivery.

    DIRECTORS. For a description of certain provisions of the Merger Agreement relating to Sub's appointment of directors to the Board, see "INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION--Board Representation" and "SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS-- The Sub Designees."

    STOCK OPTIONS; BENEFIT PLANS. For a description of certain provisions of the Merger Agreement relating to benefits arrangements for directors and officers, see "INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION--Options; Employee Benefits; Severance and Other Agreements," "--Indemnification and Insurance" and "--Change of Control."

    RIGHTS. The Board entered into a Rights Agreement (the "Rights Agreement") dated as of October 14, 1988, as amended, with First Alabama Bank, as Rights Agent under which Delchamps issued to the Shareholders certain rights to purchase Shares or other securities (the "Rights"). The purpose of the Rights Agreement was to protect the Shareholders of Delchamps against rapid accumulations of Shares by raiders and unsolicited coercive tender offers at inadequate prices by offerors who decline to negotiate with the Board as the representative of the Shareholders. The Rights could have caused substantial ownership dilution to a person or group who attempts to acquire Delchamps without the approval of the Board. Consistent with the Board's approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, and its recommendation that all Shareholders accept the Offer and tender their Shares in response to it, the Board approved on July 8, 1997 an amendment to the Rights Agreement exempting the Merger Agreement, the Offer and the Merger from the restrictions imposed on offerors generally by the Rights Agreement, and providing for the expiration of the Rights immediately prior to the consummation of the Offer.

    CONDITIONS PRECEDENT. The Merger Agreement provides that the respective obligation of each party to effect the Merger is subject to the fulfillment, at or prior to the Effective Time, of each of the following conditions: (i) Sub shall have purchased all Shares validly tendered pursuant to the Offer (which condition has been fulfilled); (ii) the Merger Agreement shall have been adopted by the requisite vote of the shareholders of Delchamps under the ABCA; (iii) no governmental or regulatory authority shall have issued an order or ruling or taken any other action declaring illegal or otherwise prohibiting the Merger; and (iv) all governmental consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated by the Merger Agreement shall have been obtained and be in effect at the Effective Time.

    TERMINATION. The Merger Agreement provides that it may be terminated at any time (upon written notice to the other parties thereto) prior to the Effective Time, whether before or after approval by the shareholders of Delchamps, (i) by mutual written consent of the Boards of Directors of Delchamps, Jitney-Jungle and Sub; (ii) by Delchamps, (A) if the Offer has not been commenced timely in accordance with the provisions of the Merger Agreement, provided that such failure shall not have been corrected on the next business day; (B) if any representation or warranty made by Jitney-Jungle and/or Sub in the Merger Agreement shall not be true and correct, which materially and adversely affects the consummation of the Offer, and such breach is not capable of being cured or is not cured by Jitney-Jungle and/or Sub prior to the expiration of the Offer;
(C) if Jitney-Jungle or Sub shall not have performed and complied with, in all material respects (without reference to any materiality qualifications contained therein), each agreement and covenant required by the Merger Agreement to be performed or complied with by it, and such breach is not capable of being cured by Jitney-Jungle and/or Sub or is not cured prior to the expiration of the Offer; and (D) in respect of a superior proposal (as described above under "--NO SOLICITATION"), provided that (x) Delchamps shall have paid Jitney-Jungle the Termination Fee and the Expense Fee (as described below under "--FEES AND EXPENSES") and (y) Jitney-Jungle or Sub does not make, within three business days of receipt of a Superior Proposal Notice, an offer that Delchamps' Board of Directors believes, in good faith after consultation with its legal counsel and financial advisors, is at least as favorable, from a financial point of view, to Delchamps' shareholders as such other bidder's offer; provided, however, that if subsequent to the payment of the Termination Fee and the Expense Fee and prior to the termination of the Merger Agreement, Jitney-Jungle or Sub makes an offer that Delchamps' Board of Directors believes in good faith after consultation with its legal counsel and financial advisors, is at least as favorable, from a financial point of view, to Delchamps' shareholders as such other bidder's offer, Jitney-Jungle and Sub shall, upon written request of Delchamps, return the Termination Fee and the Expense Fee once Delchamps shall have approved and recommended Jitney-Jungle's and Sub's amended offer and shall have rescinded certain actions taken with respect to such superior proposal; (iii) prior to the purchase of Shares by Sub pursuant to the Offer, by Jitney-Jungle or Sub, if (A) any representation or warranty made by Delchamps in the Merger Agreement that contains a materiality qualification shall not be true and correct, or any representation or warranty made by Delchamps in the Merger Agreement that is not so qualified shall not be true and correct in any material respect, and, in each case, such breach of the representation or warranty is not capable of being cured by Delchamps or is not cured prior to the expiration of the Offer; (B) Delchamps shall not have performed and complied with, in all material respects (without reference to any materiality qualifications contained therein), each agreement and covenant required by the Merger Agreement to be performed or complied with by it and such breach of the agreement or covenant is not capable of being cured by Delchamps or is not cured prior to the expiration of the Offer; and (iv) by Jitney-Jungle, Sub or Delchamps, if (A) (x) the Offer shall be terminated or expire in accordance with its terms without the purchase of any Shares pursuant thereto or
(y) Sub shall not have accepted for payment any Shares pursuant to the Offer within 90 calendar days following the commencement of the Offer; provided, that Jitney-Jungle and Sub shall not be entitled to terminate for such reason if the cause thereof is a breach by Jitney-Jungle or Sub of any of their obligations under the Merger Agreement and Delchamps shall not be entitled to terminate for such reason if the cause thereof is a breach by Delchamps of any of its obligations under the Merger Agreement; (B) any governmental or regulatory authority shall have issued an order or ruling or taken any other action declaring illegal or otherwise prohibiting the consummation of the Offer or the Merger and such order shall have become final and nonappealable; (C) if, at the Special Meeting (including any adjournment or postponement thereof), the requisite shareholder approval is not obtained, except that the right to terminate the Merger Agreement under this clause (C) will not be available to any party whose willful failure to perform any material obligation or to perform any material condition under the Merger Agreement has been the proximate cause of, or resulted in, the failure to obtain the requisite shareholder approval.

    If the Merger Agreement is validly terminated by either Delchamps or Jitney-Jungle or Sub, the Merger Agreement will forthwith become null and void and there will be no liability or obligation on the part of either Delchamps or Jitney-Jungle or Sub (or any of their respective representatives or affiliates), except that (i) the provisions relating to confidentiality, no solicitation, fees and expenses and certain other provisions will continue to apply following any such termination and (ii) nothing shall relieve any party from liability for willful breach of its representations, warranties, covenants or agreements contained in the Merger Agreement.

    FEES AND EXPENSES. Except as provided in the Merger Agreement, whether or not the Offer or the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement shall be paid by the party incurring such costs and expenses.

    The Merger Agreement provides that: (i) if (A) Jitney-Jungle or Sub shall have provided Delchamps with an irrevocable written notice of termination of the Merger Agreement based upon a material willful breach by Delchamps of the Merger Agreement (provided that such notice may state that it is subject to payment of the Termination Fee and the Expense Fee by Delchamps) or (B) any Change in Control shall have occurred during the term of the Merger Agreement or within 180 days following termination of the

Merger Agreement (other than pursuant to (1) clause (i) as described above under "--TERMINATION," (2) clause (ii) as described above under "--TERMINATION," (3) clause (iv)(A) as described under "-- TERMINATION" if the Offer has expired due to the failure to satisfy any of the conditions in paragraphs (b), (c)(i),
(c)(ii), (c)(iii) or (d) as set forth in Annex A of the Merger Agreement, unless in the case of the conditions set forth in paragraphs (b), (c)(i), (c)(ii) or
(c)(iii), Jitney-Jungle and Sub are diligently pursuing the satisfaction of such conditions and Delchamps shall not have agreed to Jitney-Jungle's or Sub's written request to extend the Offer beyond the periods prescribed by the Merger Agreement, or (4) clause (iv)(B) as described above under "--TERMINATION," so long as Delchamps shall not be in breach of this Agreement) then Delchamps shall promptly, but in no event later than five business days after the first to occur of any such event described in clauses (A) and (B) above (the "Payment Date"), pay Jitney-Jungle a fee of $7,000,000 (the "Termination Fee") and shall also reimburse Jitney-Jungle and Sub for all out-of-pocket expenses and fees payable by them or their affiliates up to an aggregate of $3,000,000 (including without limitation fees and expenses of all counsel, printers, banks, investment banking firms, and other financial institutions, and their respective agents directly related to the transactions contemplated by the Merger Agreement (including the financing of the transactions contemplated by the Merger Agreement by Jitney-Jungle and Sub (see "PARTIES TO THE MERGER-- Certain Information Concerning Jitney-Jungle and Sub - SOURCE AND AMOUNT OF FUNDS") or obtaining the required consents of the holders of Jitney-Jungle's 12% Senior Notes due 2006 (the "Expense Fee"). The Termination Fee and the Expense Fee shall, in the alternative, be due under the circumstances described above under "--NO SOLICITATION." In no event will Delchamps be obligated to pay the Termination Fee and the Expense Fee more than once, unless Jitney-Jungle and Sub have previously refunded such Termination Fee and Expense Fee as provided above in which case the Termination Fee and Expense Fee shall continue to be payable in the circumstances provided in the Merger Agreement.

    "Change in Control" means any of the following: (i) any person or group (other than Jitney-Jungle or Sub) acquires or beneficially owns, or enters into an agreement with Delchamps or any of its subsidiaries to acquire, directly or indirectly, 25% or more of the outstanding Shares or 25% or more of the assets (including shares of subsidiaries), revenues or earning power of Delchamps and its subsidiaries, taken as a whole; (ii) Delchamps distributes or transfers, or publicly announces its intention to distribute or transfer, to its shareholders, by dividend or otherwise, assets constituting 25% or more of the market value or earning power of Delchamps on a consolidated basis; or (iii) any person or group (other than Jitney-Jungle or Sub) enters into an agreement with Delchamps or any of its subsidiaries to consummate, or consummates, directly or indirectly, a tender offer or exchange offer for any Shares or involving a merger, consolidation or other business combination or similar transaction with or involving Delchamps.

    AMENDMENT, EXTENSION AND WAIVER. Subject in the case of Delchamps to the Merger Agreement, the Merger Agreement provides that it may be amended, supplemented or modified by action taken by the respective Boards of Directors of the parties hereto at any time prior to the Effective Time, whether prior to or after the requisite shareholder approval shall have been obtained, but after such approval only to the extent permitted by applicable law. No such amendment, supplement or modification shall be effective unless set forth in a written instrument duly executed by each party hereto.

    Subject in the case of Delchamps to the provisions in the Merger Agreement relating to the Independent Directors, at any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors, may to the extent permitted by applicable law (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties of the other parties contained in the Merger Agreement or (iii) waive compliance with any of the covenants, agreements or conditions of the other parties contained in the Merger Agreement. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by the party extending the time of performance or waiving any such inaccuracy or non-compliance. No waiver by any party of any term or condition of the Merger Agreement shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

                INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

BOARD REPRESENTATION.

    The Merger Agreement provides that promptly upon payment by Sub for the Shares pursuant to the Offer, Sub will be entitled to designate such number of directors, rounded up to the next whole number, as will give Sub representation on the Board of Directors of Delchamps equal to at least that number of directors equal to the product of (i) the total number of directors on the Board of Directors and (ii) the percentage that the number of Shares so purchased bears to the number of Shares outstanding, and Delchamps will, at such time, use its best efforts to cause the appropriate number of directors who are members of the Board of Directors as of the date of the Merger Agreement to resign and Sub's designees to be appointed or elected; provided, however, that notwithstanding the foregoing, until the Effective Time, there shall be, to the extent they are willing to serve, at least three directors on the Board of Directors who were directors on the date of the Merger Agreement and who are not designees nor officers, directors, employees or affiliates of Jitney-Jungle or Sub nor are employees of Delchamps or any of its subsidiaries (the "Independent Directors"); provided, further, that if the number of Independent Directors shall be reduced below three for any reason, the Board of Directors will, subject to the approval of the remaining Independent Directors, if any, designate a person or persons to fill the vacancy or vacancies who are directors on the date of the Merger Agreement and not an officer, director, employee or affiliate of Jitney-Jungle or Sub nor an employee of Delchamps. Any vacancies that cannot be filled in the foregoing manner shall be filled by the Board of Directors at its discretion. Delchamps' obligations to appoint Sub's designees to the Board of Directors are subject to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder. Following the election of Sub's designees pursuant to the Merger Agreement and until the Effective Time, any amendment of the Merger Agreement or the Charter or Bylaws of Delchamps, any termination of the Merger Agreement by Delchamps, any extension by Delchamps of the time for the performance of any of the obligations or other acts of Jitney-Jungle or Sub, any waiver of any of Delchamps' rights under the Merger Agreement, or any transaction between Jitney-Jungle (or any affiliate or associate thereof) and Delchamps will require the concurrence of a majority of the Independent Directors. The Independent Directors will have the authority to retain such counsel and other advisors at the expense of Delchamps as are reasonably appropriate to assist them in the exercise of their duties in connection with the Merger Agreement. In addition, the Independent Directors will have the authority to institute any action on behalf of Delchamps to enforce performance of the Merger Agreement. On September 12, 1997, six of Delchamps' directors resigned and six of Sub's designees were appointed to fill the vacancies created pursuant to the foregoing provisions. As of the date hereof, three directors who were directors of Delchamps prior to consummation of the Offer remain on the Delchamps' Board as Independent Directors. See ("SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS--The Sub Designees" and "--The Independent Directors").

CASH INCENTIVE COMPENSATION PLAN

    Delchamps maintains an annual cash incentive compensation plan for its executive officers. Under the plan, executive officers are eligible for incentive awards. These awards are not in addition to market level compensation but are designed to place a significant part of an executive's annual compensation at risk. Pursuant to the Merger Agreement, Delchamps was permitted to make payments to certain of its executive officers under its Cash Incentive Compensation Plan for fiscal year 1997 in an amount not to exceed $2.6 million. To date, all such payments have been made.

OPTIONS; EMPLOYEE BENEFITS; SEVERANCE AND OTHER AGREEMENTS.

    The Merger Agreement provides that prior to the Effective Time, Delchamps may elect to accelerate the exercisability of options granted and outstanding prior to the date of the Merger Agreement under the Delchamps' Directors' Stock Option Plan and the Delchamps' 1993 Stock Incentive Plan and the vesting of restricted shares granted and outstanding prior to the date of the Merger Agreement under the

Delchamps' 1987 Restricted Stock Plan and may waive the two-year holding period for stock issued pursuant to the Delchamps' Director Compensation Plan. In addition, Delchamps will have the right prior to the Effective Time to pay to any holder of an outstanding option to purchase Common Stock an amount equal to the difference between the Offer Price and the per Share exercise price of a stock option held by such holder multiplied by the number of Shares then subject to such option (whether or not then exercisable), less any amounts required to be withheld under the Code, as amended, or any provision of state, local or foreign tax law, in exchange for the surrender and cancellation of such stock option. Prior to the Effective Time, Delchamps may adopt any amendments to its Directors' Stock Option Plan, 1993 Stock Incentive Plan or 1987 Restricted Stock Plan or any agreements thereunder as may be necessary or appropriate to effectuate the foregoing, provided that no such amendment may reduce the per Share exercise price of such options. All options issued under the plans described above were exercised or cashed out prior to the consummation of the Offer. All restricted shares were vested and the two-year holding period on stock issued under the Delchamps' Director Compensation Plan was waived. In addition, as permitted by the Merger Agreement, Delchamps amended its Director Compensation Plan to eliminate future issuances of stock.

    Jitney-Jungle has agreed to honor or cause Sub to honor, in accordance with their respective terms, certain specified severance agreements and employment agreements relating to officers, directors and employees that have previously been disclosed by Delchamps to Jitney-Jungle, as in effect on the date of the Merger Agreement.

    Delchamps entered into an employment agreement dated as of January 1, 1997, with David W. Morrow whereby Mr. Morrow agreed to serve as Chief Executive Officer and Chairman of the Board of Directors of Delchamps. The employment agreement provided, among other things, that Delchamps make certain payments and provide certain benefits to Mr. Morrow in the event of change of control, which occurred upon consummation of the Offer. On September 19, 1997, Delchamps entered into an agreement for termination of employment with Mr. Morrow. See "--Change of Control" below.

INDEMNIFICATION AND INSURANCE.

    Pursuant to the Merger Agreement, Delchamps, and from and after the Effective Time, the Surviving Corporation (each, an "Indemnifying Party"), will indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director or officer of Delchamps or any of its subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs and expenses (including attorneys' fees), liabilities, judgments and settlement amounts that are paid or incurred in connection with any claim, action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative and whether asserted or claimed prior to, at or after the Effective Time) that is based in whole or in part on, or arises in whole or in part out of, the fact that such Indemnified Party is or was a director or officer of Delchamps or any of its subsidiaries and (i) relates to or arises out of any action or omission occurring or allegedly occurring at or prior to the Effective Time, or (ii) is based in whole or in part on, arises in whole or in part out of, or pertains in whole or in part to, the Merger Agreement or the transactions contemplated thereby, in each case to the full extent a corporation is permitted under applicable law to indemnify its own directors or officers, as the case may be; provided that no Indemnifying Party shall be liable for any settlement of any claim effected without its written consent, which consent will not be unreasonably withheld. Without limiting the foregoing, in the event that any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising prior to or after the Effective Time), the Indemnifying Parties will pay expenses in advance of the final disposition of any such claim, action, suit, proceeding or investigation to each Indemnified Party to the full extent permitted by applicable law.

    Except as required by applicable law or legal process, Jitney-Jungle, Sub and Delchamps have agreed in the Merger Agreement not to take any action so as to amend, modify or repeal the provisions for exculpation of directors or indemnification of directors or officers contained in the articles of incorporation or bylaws (or other comparable charter documents) of the Surviving Corporation and its subsidiaries in such a manner as would adversely affect in any material respect the rights of any individual who shall have served as a director or officer of Delchamps or any of its subsidiaries prior to the Effective Time to be exculpated or to be indemnified by such corporations in respect of their serving in such capacities prior to the Effective Time. Delchamps will honor in accordance with their respective terms each of the indemnity agreements between Delchamps and each of its directors as in effect on the date of the Merger Agreement and will not terminate such agreements prior to the Effective Time. Delchamps will, and after the consummation of the Offer, Jitney-Jungle will cause Delchamps to, until the sixth anniversary of the Effective Time and for so long thereafter as any claim asserted prior to such date has not been fully adjudicated by a court of competent jurisdiction, cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by Delchamps and its subsidiaries as of the date of the Merger Agreement (or policies providing at least the same coverage amounts and containing terms that are no less advantageous to the insured parties) with respect to claims arising from facts or events that occurred or are alleged to have occurred at or prior to the Effective Time; provided that Delchamps shall endeavor to obtain such coverage at the lowest premium cost reasonably available and that Delchamps shall not, and Jitney-Jungle shall not be obligated to cause the Surviving Corporation to pay an aggregate (whether over time or on a one-time basis) premium in excess of $600,000.

CHANGE OF CONTROL

    Delchamps has entered into change of control agreements with 39 employees, including the top five most highly compensated officers of Delchamps for its fiscal year ended June 28, 1997 (constituting David W. Morrow, Richard W. LaTrace, Timothy E. Kullman, Frank L. Bennen, and Thomas P. Robbins). The agreements apply only following a change of control of Delchamps, as defined in the agreements, and such a change of control occurred upon the consummation of the Offer. The agreements provide for continued employment of the employees, in at least comparable positions with at least comparable compensation and benefits for three years following the change of control. If Delchamps terminates an employee's employment during such three-year period other than for cause or disability or if the employee terminates employment for good reason, the employee is entitled to receive, in addition to other accrued amounts such as vacation pay and a pro rata bonus, a lump sum in cash equal to three times his annual base salary and bonus. An employee who continues employment for one year after a change of control earns a special bonus equal to his annual salary and bonus. In addition, an employee who continues employment for such one-year period may terminate employment during the 30-day period immediately following without any reason and receive the same benefits as if he had terminated for good reason. The agreements further provide for payment to the employee of an amount related to the excise tax, if any, payable by the employee on his severance benefits. Health and other welfare benefits continue, following termination, for the remainder of the three-year period. If all employees with change of control agreements were terminated as of October 31, 1997, Delchamps would be obligated to make cash payments totaling approximately $12.8 million (including the $2,747,961 termination payment made to Mr. Morrow as discussed below). See "INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION--Options; Employee Benefits; Severance; and Other Agreements."

    In connection with David W. Morrow's resignation from Delchamps as its Chief Executive Officer and Chairman of the Board, as of September 17, 1997, Delchamps and Mr. Morrow entered into an Agreement for Termination of Employment (the "Termination Agreement") under which, in satisfaction of Mr. Morrow's employment agreement with Delchamps, dated as of January 1, 1997, and Mr. Morrow's change of control agreement with Delchamps, dated December 13, 1995, Delchamps paid Mr. Morrow $2,747,961 (including a gross-up payment of $821,797 as a result of execise taxes), less applicable withholding taxes, and Delchamps paid Mr. Morrow an additional amount of $2,325,000, less applicable withholding taxes, in full settlement of his cash-out agreement with Delchamps relating to all of his options to purchase Shares. The Termination Agreement also acknowledged Mr. Morrow's rights to indemnification and directors' and officers' insurance under agreements with Delchamps (including the Merger Agreement) and at law and Mr. Morrow's rights under Delchamps' 401(k) plan applicable to employees whose employment has been terminated.

    It is anticipated that Delchamps will enter into an agreement with Timothy
E. Kullman, Chief Financial Officer, Treasurer and Secretary of Delchamps, whereby Mr. Kullman's employment with Delchamps will terminate on October 17, 1997. The anticipated termination payment to Mr. Kullman will be approximately $1,120,029 (including a gross-up payment of $345,605 as a result of excise taxes), less applicable withholding taxes. Delchamps paid Mr. Kullman $92,500, less applicable withholding taxes, in full settlement of his cash-out agreement with Delchamps relating to all of his options to purchase Shares.

    The foregoing summary of the change of control agreements and the Termination Agreement are subject to terms of such agreements, respective forms of which have been filed as Exhibit 10(n) to Delchamps' Annual Report on Form 10-K for the fiscal year ended July 1, 1989, and Exhibit 10(j) to Delchamps' Annual Report on Form 10-K for the fiscal year ended June 28, 1997, and is qualified in its entirety by reference thereto.

                    CERTAIN TAX CONSEQUENCES TO SHAREHOLDERS

    The following is a summary of certain United States federal income tax consequences of the Merger to beneficial owners of Shares whose Shares are converted to cash in the Merger. The discussion is for general information only and does not purport to consider all aspects of federal income taxation that might be relevant to beneficial owners of Shares. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing regulations promulgated thereunder and administrative and judicial interpretations thereof, all of which are subject to change. The discussion applies only to beneficial owners of Shares in whose hands Shares are capital assets within the meaning of Section 1221 of the Code, and may not apply to Shares received pursuant to the exercise of employee stock options or otherwise as compensation, or to certain types of beneficial owners of Shares (such as insurance companies, tax-exempt organizations and broker-dealers) who may be subject to special rules. This discussion does not discuss the federal income tax consequences to a beneficial owner of Shares who, for United States federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust, nor does it consider the effect of any foreign, state or local tax laws.

    BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH BENEFICIAL OWNER OF SHARES SHOULD CONSULT SUCH BENEFICIAL OWNER'S OWN TAX ADVISOR TO DETERMINE THE APPLICABILITY OF THE RULES DISCUSSED BELOW TO SUCH BENEFICIAL OWNER AND THE PARTICULAR TAX EFFECTS TO SUCH BENEFICIAL OWNER OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS.

    The receipt of cash for Shares pursuant to the Merger will be a taxable transaction for federal income tax purposes. In general, for federal income tax purposes, a beneficial owner of Shares will recognize capital gain or loss equal to the difference between the beneficial owner's adjusted tax basis in the Shares converted to cash in the Merger and the amount of cash received therefor. Gain or loss must be determined separately for each block of Shares (i.e., Shares acquired at the same cost in a single transaction) converted to cash in the Merger.

    Under recently enacted changes to the Code, net capital gain recognized by individuals, estates and trusts from the sale of property held more than 18 months will generally be taxed at a maximum rate of 20% for federal income tax purposes (or 10% if the capital gain would be taxed at only a 15% rate if it were treated as ordinary income). Net capital gain from the sale of property held for more than one year but not more than 18 months is taxed at a maximum rate of 28%.

    Payments in connection with the Merger may be subject to "backup withholding" at a rate of 31%, unless a beneficial owner of Shares (i) is a corporation or comes within certain exempt categories and, when required, demonstrates this fact or (ii) provides a correct TIN to the payor, and otherwise complies with applicable requirements of the backup withholding rules. A beneficial owner who does not provide a correct TIN may be subject to penalties imposed by the IRS. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against the beneficial owner's federal income tax liability. Each beneficial owner of Shares should consult with his or her own tax advisor as to his or her qualification for exemption from backup withholding and the procedure for obtaining such exemption. Those who convert their Shares into cash in the Merger may prevent backup withholding by completing a Substitute Form W-9 and submitting it to the paying agent for the Merger.

    Jitney-Jungle will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement to any holder of Shares such amounts as Jitney-Jungle is required to deduct and withhold with respect to the making of such payment. To the extent that amounts are so withheld by Jitney-Jungle, such withheld amounts shall be treated for all purposes of the Merger Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Jitney-Jungle.

                  SELECTED FINANCIAL INFORMATION OF DELCHAMPS

    Set forth below is certain supplemental selected consolidated financial data with respect to Delchamps excerpted or derived from financial information contained in Delchamps' Annual Report on Form 10-K for the fiscal year (52 weeks) ended June 28, 1997 (the "Delchamps 1997 10-K"). More comprehensive financial information is included in such reports and other documents filed by Delchamps with the Commission, and the following summary is qualified in its entirety by reference to such reports and such other documents and all the financial information (including any related notes) contained therein. Such reports and other documents should be available for inspection and copies thereof should be obtainable in the manner set forth under "ADDITIONAL INFORMATION."

                                DELCHAMPS, INC.
                  SELECTED CONSOLIDATED FINANCIAL INFORMATION
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

                                                            (52 WEEKS)(EXCEPT AS OTHERWISE NOTED)
                                                                          YEAR ENDED
                                             --------------------------------------------------------------------
                                               JUNE 28       JUNE 29        JULY 1        JULY 2     JULY 3, 1993
                                                 1997          1996          1995          1994       (53 WEEKS)
                                             ------------  ------------  ------------  ------------  ------------
STATEMENT OF EARNINGS DATA:
  Sales....................................  $  1,102,947  $  1,126,629  $  1,054,088  $  1,067,191  $  1,034,531
  Operating income (loss)..................        17,787        13,119       (34,991)       22,019        27,907
  Net earnings (loss)......................         7,954         3,852       (25,666)       10,951        14,373

COMMON STOCK DATA:
  Net earnings (loss) per common share.....  $       1.12  $       0.54  $      (3.61) $       1.54  $       2.02

BALANCE SHEET DATA:
  Working capital..........................  $     29,140  $     22,067  $     22,920  $     54,926  $     49,511
  Total assets.............................       243,461       255,183       269,412       263,269       252,052
  Long-term debt and obligations under
    capital leases, excluding current
    installments...........................        16,698        21,237        25,745        32,169        39,503
  Restructure obligation excluding current
    portion................................        13,453        15,668        19,219            --            --
  Stockholders' equity.....................       118,019       112,925       110,042       136,300       126,262
  Book value per share.....................         16.57         15.88         15.48         19.16         17.75

    RECENT DEVELOPMENTS. On October 8, 1997, Delchamps issued a press release with respect to its financial results for the fiscal quarter ended September 27, 1997. The text of the press release is set forth below.

[beginning of press release]

    Delchamps, Inc. (NASDAQ-NMS-DLCH) reported today a net loss of $1,026,000 for the thirteen week period ended September 27, 1997. These results include a charge of $3,486,000 for merger expenses related to the acquisition of Delchamps by Jitney-Jungle Stores of America, Inc. Excluding the merger expenses, net earnings were approximately $2,460,000. Net earnings for last year's thirteen week period ended September 28, 1996 were $204,000. For the thirteen week period ended September 27, 1997, the net loss per share was $.14. Excluding the merger expenses, net earnings per share were approximately $.34. Net earnings per share for last year's corresponding thirteen week period were $.03.

    Sales for the thirteen week period ended September 27, 1997 were $271,989,000, a decrease of 6.1% from last year's sales of $289,699,000. Same store sales for the thirteen week period decreased 6.3% compared to last year's corresponding thirteen week period.

    During the thirteen week period ended September 27, 1997, Delchamps remodeled 3 supermarkets and closed two supermarkets. As of September 27, 1997, Delchamps operated 116 supermarkets in Alabama, Florida, Mississippi, and Louisiana and 10 liquor stores in Florida. Delchamps employs approximately 7,750 people.

                         DELCHAMPS, INC. AND SUBSIDIARY
  CONDENSED STATEMENTS OF EARNINGS -- (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                           THIRTEEN WEEKS         THIRTEEN WEEKS
                                                                                ENDED                  ENDED
                                                                              09/27/97               09/28/96
                                                                        ---------------------  ---------------------
                                                                          AMOUNT     % SALES     AMOUNT     % SALES
                                                                        ----------  ---------  ----------  ---------
Sales.................................................................  $  271,989     100.00  $  289,699     100.00
Cost of sales.........................................................     203,658      74.88     224,332      77.44
                                                                        ----------  ---------  ----------  ---------
Gross profit..........................................................      68,331      25.12      65,367      25.56
Selling, general and administrative expenses ("SG&A"):
  Merger expense......................................................       3,486       1.28      --         --
  Other SG&A..........................................................      63,390      23.31      63,721      21.99
                                                                        ----------  ---------  ----------  ---------
Total SG&A............................................................      66,876      24.59      63,721      21.99
                                                                        ----------  ---------  ----------  ---------
Operating Income......................................................       1,455        .53       1,646        .57
Interest expense, net.................................................         919        .34       1,303        .45
                                                                        ----------  ---------  ----------  ---------
Earnings before income taxes..........................................         536        .19         343        .12
Income tax expense....................................................       1,562        .57         139        .05
                                                                        ----------  ---------  ----------  ---------
Net (loss) earnings...................................................  $   (1,026)      (.38) $      204        .07
                                                                        ----------  ---------  ----------  ---------
                                                                        ----------  ---------  ----------  ---------

Net (loss) earnings per common share..................................  $     (.14)            $      .03
                                                                        ----------             ----------
                                                                        ----------             ----------
Weighted average number of common shares..............................       7,170                  7,113
                                                                        ----------             ----------
                                                                        ----------             ----------
Dividends declared per common share...................................  $      .11             $      .11
                                                                        ----------             ----------
                                                                        ----------             ----------
                                                                        ----------             ----------
                                                                        ----------             ----------

[end of press release]

CERTAIN DELCHAMPS FORECASTS

    Delchamps does not as a matter of course make public forecasts as to its future financial performance. However, during the course of the discussions between Jitney-Jungle and Delchamps that led to the execution of the Merger Agreement, Delchamps provided Jitney-Jungle with certain information about Delchamps and its financial performance which is not publicly available. (See "THE MERGER-- Background of the Merger").

    The information provided included forecasts of Delchamps' fiscal 1998, 1999 and 2000 results of operations as an independent Delchamps (i.e. without regard to the impact to Delchamps of a transaction with Jitney-Jungle). The forecasts presented in the tables below (the "Forecasts") are derived or excerpted from the information provided by Delchamps and are based on numerous estimates and assumptions concerning future events, none of which is susceptible of accurate prediction. According to Delchamps, the Forecasts assumed, among other things, that (i) comparable store sales growth would be 4.9%, 3.0% and 3.4% for each respective fiscal year of the Forecasts, (ii) gross margins would be 24.60%, 25.45% and 25.90% for each respective fiscal year of the Forecasts, (iii) capital expenditures would be $40 million in fiscal year 1998 and $25 million each in fiscal years 1999 and 2000, (iv) operating improvements would be generated from management's new corporate and store-level initiatives and (v) Delchamps would continue to open new stores and remodel existing stores.

    The Forecasts have not been adjusted to reflect the effects of the Offer or the Merger or the incurrence of indebtedness in connection therewith. In addition, management of Delchamps prepared the Forecasts in January 1997 based on factual circumstances known or believed to exist at the time and on assumptions as to future events deemed reasonable at the time. Subsequent to the delivery of the Forecasts to Jitney-Jungle, a number of important factual circumstances changed, including a continuing decline in Delchamps' same store sales and a reduction in management's estimates of the financial benefit of the planned frequent shopper program. Jitney-Jungle did not ask Delchamps to update the Forecasts prior to the execution of the Merger Agreement. Any update of the Forecasts based on currently known facts and current assumptions regarding future events would be less favorable as to Delchamps' future financial performance than the Forecasts.

                                DELCHAMPS, INC.
                               SUMMARY FORECASTS
                            (IN MILLIONS OF DOLLARS)

                                                                                   (FISCAL YEAR ENDED IN JUNE)
                                                                                 -------------------------------
                                                                                   1998       1999       2000
                                                                                 ---------  ---------  ---------
Sales..........................................................................  $ 1,163.2  $ 1,237.2  $ 1,284.3
Gross Profit...................................................................      286.1      314.9      332.6
Selling, general and administrative expenses (excluding depreciation and
  amortization)................................................................      242.0      249.8      254.2
Earnings before interest, taxes, depreciation and amortization.................       44.2       65.1       78.4
Depreciation and amortization..................................................       25.4       26.6       27.1
Earnings before interest and taxes.............................................       18.8       38.5       51.3

    THE FORECASTS WERE NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE OR COMPLIANCE WITH THE PUBLISHED GUIDELINES OF THE COMMISSION OR THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS REGARDING PROJECTIONS OR FORECASTS, WERE NOT REVIEWED BY DELCHAMPS' INDEPENDENT AUDITORS AND ARE INCLUDED HEREIN ONLY BECAUSE SUCH INFORMATION WAS PROVIDED TO JITNEY-JUNGLE. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORECASTS. THE FORECASTS REFLECT NUMEROUS ASSUMPTIONS, ALL MADE BY MANAGEMENT OF DELCHAMPS, WITH RESPECT TO INDUSTRY PERFORMANCE, GENERAL BUSINESS, ECONOMIC, MARKET AND FINANCIAL CONDITIONS AND OTHER MATTERS, INCLUDING ASSUMED INTEREST EXPENSE AND EFFECTIVE TAX RATES CONSISTENT WITH HISTORICAL LEVELS FOR DELCHAMPS, ALL OF WHICH ARE DIFFICULT TO PREDICT WITH ANY DEGREE OF ACCURACY, MANY OF WHICH ARE BEYOND DELCHAMPS' CONTROL AND NONE OF WHICH WERE SUBJECT TO APPROVAL BY JITNEY-JUNGLE OR SUB. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE ASSUMPTIONS MADE IN PREPARING THE FORECASTS WILL PROVE ACCURATE, AND ACTUAL RESULTS MAY BE MATERIALLY GREATER OR LESS THAN THOSE CONTAINED IN THE FORECASTS. THE INCLUSION OF THE FORECASTS HEREIN SHOULD NOT BE REGARDED AS AN INDICATION THAT ANY OF JITNEY-JUNGLE, SUB, DELCHAMPS OR THEIR RESPECTIVE FINANCIAL ADVISORS CONSIDERED OR CONSIDER THE FORECASTS TO BE A RELIABLE PREDICTION OF FUTURE EVENTS, AND THE FORECASTS SHOULD NOT BE RELIED UPON AS SUCH. NONE OF JITNEY-JUNGLE, SUB, NOR THEIR FINANCIAL ADVISOR, NOR DELCHAMPS' FINANCIAL ADVISOR ASSUMES ANY RESPONSIBILITY FOR THE VALIDITY, REASONABLENESS, ACCURACY OR COMPLETENESS OF THE FORECASTS. THE FORECASTS WERE NOT PREPARED WITH A VIEW TO RELIANCE BY DELCHAMPS' SHAREHOLDERS IN MAKING A DECISION IN CONNECTION WITH THE OFFER OR THE MERGER OR IN MAKING ANY OTHER INVESTMENT DECISION. THEREFORE, DELCHAMPS HAS CAUTIONED THAT ITS SHAREHOLDERS NOT RELY UPON THE FORECASTS IN ANY MANNER, INCLUDING IN CONNECTION WITH MAKING A DECISION IN CONNECTION WITH THE OFFER OR THE MERGER. NONE OF JITNEY-JUNGLE, SUB, DELCHAMPS AND ANY OF THEIR FINANCIAL ADVISORS HAS MADE, OR MAKES, ANY REPRESENTATION TO ANY PERSON REGARDING THE INFORMATION CONTAINED IN THE FORECASTS AND NONE OF THEM INTENDS TO UPDATE OR OTHERWISE PUBLICLY REVISE THE FORECASTS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FORECASTS ARE SHOWN TO BE IN ERROR, OR EXPERIENCE OR FUTURE CHANGES MADE IT CLEAR THAT SUCH FORECASTS WILL NOT BE REALIZED.

                           PRICE RANGE OF THE SHARES.

    The Shares are included for quotation in the Nasdaq National Market, under the symbol "DLCH". The following table sets forth for the periods indicated the high and low sales prices per Share on the Nasdaq National Market and the cash dividends declared on the Shares with respect to the years ended June 29, 1996 and June 28, 1997 and as reported by published financial sources with respect to periods after June 28, 1997.

                                                                                         HIGH        LOW       CASH DIVIDENDS
                                                                                      ----------  ----------  -----------------
Year Ended June 29, 1996:
  First Quarter.....................................................................  $      213/4        171/4     $    0.11
  Second Quarter....................................................................         203/4        17           0.11
  Third Quarter.....................................................................         251/8        201/4          0.11
  Fourth Quarter....................................................................         241/2        201/2          0.11
Year Ended June 28, 1997:
  First Quarter.....................................................................  $      251/4 $      181/4     $    0.11
  Second Quarter....................................................................         213/4        191/4          0.11
  Third Quarter.....................................................................         251/8        183/4          0.11
  Fourth Quarter....................................................................         313/4        23           0.11
Year Ended June 27, 1998:
  First Quarter.....................................................................  $      323/8 $      293/8     $    0.11

    On July 7, 1997, the last full day of trading prior to the public announcement of the execution of the Merger Agreement, the last reported sales price per Share on the Nasdaq National Market was $32 1/4. On July 11, 1997, the last full day of trading prior to the commencement of the Offer, the last reported sales price per Share was $29 3/4. On October 9, 1997, the last full day of trading prior to the printing and mailing of this Proxy Statement, the last reported sales price per Share was $29 9/16. Shareholders are urged to obtain current market quotations for the Shares. Delchamps does not intend to declare or pay any further dividends on the Shares prior to the Effective Time.

                 SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.

    To the knowledge of Delchamps, no person (other than as disclosed below) beneficially owns 5% or more of the Shares outstanding on the Record Date.

                                                                                               NUMBER      PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                                                         OF SHARES    OF CLASS
-------------------------------------------------------------------------------------------  ----------  -----------
Jitney-Jungle Stores of America, Inc. (1)..................................................   5,317,510       73.9%
  1770 Ellis Avenue; Suite 200
  Jackson, Mississippi 39204

Franklin Mutual Advisors, Inc., (2)........................................................     405,679       5.6 %
Franklin Resources, Inc.,
Charles B. Johnson,
Rupert H. Johnson, Jr.
  777 Marines Island Blvd.
  San Mateo, California 94404

------------------------

(1) Bruckmann, Rosser, Sherrill & Co., L.P., the majority common shareholder of Jitney-Jungle, is a limited partnership, the sole general partner of which is BRS Partners, L.P. and the general manager of which is BRS. The sole general partner of BRS Partners, L.P. is BRSE Associates, Inc. Bruce C. Bruckmann, Harold O. Rosser, II, Stephen C. Sherrill and Stephen F. Edwards are the only stockholders of BRS and BRSE Associates, Inc. The business address of each of the foregoing entities and individuals is 126 East 56th Street, 29th Floor, New York, NY 10022. For purposes of Rule 13d-3 under the Exchange Act, the foregoing entities and individuals may be deemed to share in the beneficial ownership of the Shares held by Jitney-Jungle, although the foregoing individuals disclaim beneficial ownership of the Shares which may be deemed beneficially owned by BRS.

(2) As reported on Schedule 13D dated July 9, 1997 and filed with the Commission. According to the Schedule 13D: One or more of the advisory clients of Franklin Mutual Advisors, Inc. ("FMAI") is the owner of 405,679 Shares. Since FMAI's advisory contracts with its clients grant to FMAI sole voting and investment power over the securities owned by its advisory clients, FMAI may be deemed to be, for purposes of Rule 13d-3 under the Exchange Act, the beneficial owner of the securities covered by the Schedule 13D. FMAI is a wholly-owned subsidiary of Franklin Resources, Inc. ("FRI"). Charles B. Johnson and Rupert H. Johnson, Jr. (the "Principal Shareholders") each own in excess of 10% of the outstanding common stock of FRI and are the principal shareholders of FRI. FRI and the Principal Shareholders therefore may be deemed to be, for purposes of Rule 13d-3 under the Exchange Act, the beneficial owner of securities held by persons and entities advised by FRI subsidiaries. However, no investment advisory personnel of FRI subsidiaries other than FMAI are involved in the investment management decisions of FMAI. Moreover, FMAI, FRI and the Principal Shareholders each disclaim any economic interest or beneficial ownership in any of the securities covered by the Schedule 13D owned by advisory clients of FRI subsidiaries.

    The following table sets forth certain information concerning the beneficial ownership of Shares of Delchamps by each director, by each of the Sub Designees (as discussed below), for certain executive officers and by all directors and current executive officers of Delchamps as a group as of September 28, 1997.

                                                                                                 NUMBER      PERCENT
NAME OF BENEFICIAL OWNER                                                                       OF SHARES    OF CLASS
---------------------------------------------------------------------------------------------  ----------  -----------
Current Directors:
Bruce C. Bruckmann...........................................................................     (1)           *
Carl F. Bailey...............................................................................      --           *
E. E. Bishop.................................................................................      --           *
William W. Crawford..........................................................................      --           *
Roger P. Friou...............................................................................      --           *
W. H. Holman, Jr.............................................................................      --           *
Michael E. Julian............................................................................      --           *
Harold O. Rosser, II.........................................................................     (1)           *
Stephen C. Sherrill..........................................................................     (1)           *

Named Executive Officers Who Are Not Also Directors or Nominees:
Frank L. Bennen..............................................................................      --           *
Thomas P. Robbins............................................................................      --           *
Timothy E. Kullman...........................................................................      --           *
Richard W. LaTrace...........................................................................      --           *
David W. Morrow..............................................................................      --           *

All directors and executive officers as a group..............................................      --           *

------------------------

*   Less than 1%.

(1) See footnote 1 under the preceding table in respect of 5% Shareholders.

THE SUB DESIGNEES

    On September 12, 1997, David W. Morrow, Richard W. LaTrace, Timothy E. Kullman, J. Thomas Arendall, Jr., John A. Caddell, and James M. Cain resigned from the Board of Directors. Pursuant to the Merger Agreement on September 12, 1997, the persons set forth below, who were designated as Sub's nominees (the "Sub Designees"), were appointed to the Board of Directors to fill the vacancies created thereby.

    Set forth below are the name, age, present principal occupation or employment and business address for each of the persons who were elected to the Board as the Sub Designees. The Board of Directors is currently fixed at nine members. Unless otherwise indicated, the business address for each individual listed below is 1770 Ellis Avenue, Suite 200, Jackson, Mississippi 39204. Each of the individuals listed below is a citizen of the United States.

                                                                                                   FIRST       SERVING
NAME, AGE, PRINCIPAL OCCUPATION AND                                                               ELECTED       TERM
DIRECTORSHIPS IN OTHER PUBLIC COMPANIES                                                          DIRECTOR     EXPIRING
----------------------------------------------------------------------------------------------  -----------  -----------

BRUCE C. BRUCKMANN (43).......................................................................        1997         1997
Director of Jitney-Jungle since March 1996 and a principal in BRS. He was an officer and subsequently a Managing Director of Citicorp Venture Capital, Ltd. ("CVC") from 1983 through
1994. Member of the Board of Directors of AmeriSource Distribution Corporation, CORT Business
Services Corporation, Chromcraft Revington, Inc., Mohawk Industries, Inc., and Anvil Knitwear,
Inc., as well as several private companies.

ROGER P. FRIOU (62)...........................................................................        1997         1997
Director of Jitney-Jungle since June 1984. President of Jitney-Jungle from March 1996 to May
1997. Prior to 1996 served as Vice Chairman, Chief Financial Officer, and Secretary of
Jitney-Jungle since 1991. Prior to that time he served as Executive Vice President
Jitney-Jungle from 1984. Member of the Board of Directors of Parkway Properties, Inc.

W. H. HOLMAN, JR. (67)........................................................................        1997         1998
Chairman of the Board of Jitney-Jungle since 1967. Chief Executive Officer of Jitney-Jungle from 1967 until January 1997. Member of the Board of Directors of two private companies.

MICHAEL E. JULIAN (46)........................................................................        1997         1998
President of Jitney-Jungle since May 1997 and Chief Executive Officer of Jitney-Jungle since
January 1997. Director of Jitney-Jungle since April 1996. Chief Executive Officer and Chairman of the Board of Directors of Delchamps since September 17, 1997. Prior to January 1977 served as Director, Chairman, President and Chief Executive Officer of Farm Fresh, Inc. since 1988.
Member of the Board of Director's of Jackson Hewitt Inc. and one private company.

HAROLD O. ROSSER, II (48).....................................................................        1997         1999
Director of Jitney-Jungle since March 1996 and a principal in BRS. He was an officer and subsequently a Managing Director of CVC from 1987 through 1994. Member of the Board of
Directors of DavCo Restaurants, Inc., as well as several private companies.

STEPHEN C. SHERRILL (44)......................................................................        1997         1999
Director of Jitney-Jungle since March 1996 and a principal in BRS. He was an officer and subsequently a Managing Director of CVC from 1983 through 1994. Member of the Board of
Directors of Galey & Lord, Inc., and of several private companies.

THE INDEPENDENT DIRECTORS

    The Merger Agreement provides, until the Effective Time of the Merger, there shall be to the extent they are willing to continue to serve, at least three Independent Directors on the Board of Directors, constituting directors who were directors on the date of the Merger Agreement and who are not designees nor officers, directors, employees or affiliates of Jitney-Jungle or Sub nor are employees of Delchamps or any of its subsidiaries. However, if the number of Independent Directors shall be reduced below three for any reason, the Board of Directors will, subject to the approval of the remaining Independent Directors, if any, designate a person or persons to fill the vacancy or vacancies who are directors on the date of the Merger Agreement and not an officer, director, employee or affiliate of Jitney-Jungle or Sub nor an employee of Delchamps. Any vacancies that cannot be filled in the foregoing manner shall be filled by the Board of Directors at its discretion.

    The names of the Independent Directors are set forth below as well as each member's age, principal occupation, business experience and the period during which each has served as a director of Delchamps.

                                                                                                   FIRST       SERVING
NAME, AGE, PRINCIPAL OCCUPATION AND                                                               ELECTED       TERM
DIRECTORSHIPS IN OTHER PUBLIC COMPANIES                                                          DIRECTOR     EXPIRING
----------------------------------------------------------------------------------------------  -----------  -----------

CARL F. BAILEY, 66 (1) (2) (3)................................................................        1987         1999
  Retired President and Chief Executive Officer, South Central Bell Telephone Company, Retired
  Co-Chairman, BellSouth Telecommunications, Inc.

E. E. BISHOP, 66 (1) (2) (4)..................................................................        1989         1997
  Member of Board of Directors, Morrison Fresh Cooking, Inc. (family restaurant chain) and
  Morrison Health Care, Inc. (food service provider for health care institutions).

WILLIAM W. CRAWFORD, 69 (1) (2) (5)...........................................................        1977         1998
  Retired Senior Vice President and Secretary, Kraft, Inc. (food, consumer and commercial products company).

------------------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

(3) In October 1991, Mr. Bailey retired as President and Chief Executive Officer of South Central Bell Telephone Company and Co-Chairman of BellSouth Telecommunications, Inc.

(4) Prior to June 1992, Mr. Bishop also served as Chief Executive Officer of Morrison Restaurants, Inc.

(5) Prior to September 1988, Mr. Crawford also served as Kraft's general counsel. He retired from Kraft in December 1988.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Representatives of KPMG Peat Marwick LLP are not expected to attend the Special Meeting.

                                 OTHER MATTERS

    Management of Delchamps knows of no other matters that may properly be, or which are likely to be, brought before the Special Meeting. However, if any other matters are properly brought before such Special Meeting, the persons named in the enclosed proxy or their substitutes will vote the proxies in accordance with their judgment with respect to such matters, unless authority to do so is withheld in the proxy.

                             ADDITIONAL INFORMATION

    Attached to this Proxy Statement is a copy of Delchamps' 1997 10-K. Delchamps is subject to the informational requirements of the Exchange Act and in accordance therewith files periodic reports, proxy statements and other information with the Commission relating to its business, financial condition and other matters. Delchamps is required to disclose in such proxy statements certain information, as of particular dates, concerning Delchamps' directors and officers, their remuneration, stock options granted to them, the principal holders of Delchamps' securities and any material interests of such persons in transactions with Delchamps. Such reports, proxy statements and other information may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a World Wide Web site on the internet at http://www.sec.gov that contains reports and other information regarding registrants that file electronically with the Commission. Such material may also be inspected at the offices of the Nasdaq National Market.

    All information contained in this Proxy Statement concerning Jitney-Jungle and its subsidiaries, including Sub, has been supplied by Jitney-Jungle and has not been independently verified by Delchamps. Except as otherwise indicated, all other information contained in this Proxy Statement has been supplied by Delchamps.

                                 OTHER MEETINGS

    Delchamps does not intend to hold a 1997 Annual Meeting prior to the scheduled consummation of the Merger. In the event the Merger is not consummated and Delchamps hold a 1997 Annual Meeting, Delchamps will so notify its Shareholders of such meeting, including the date by which Shareholder proposals must be received at Delchamps' executive offices in order to be considered for inclusion in the proxy materials related to such meeting.

Dated: October 10, 1997

                                                           EXHIBIT A



--------------------------------------------------------------------------------


                             AGREEMENT AND PLAN OF MERGER


                                     BY AND AMONG


                        JITNEY-JUNGLE STORES OF AMERICA, INC.,

                            DELTA ACQUISITION CORPORATION

                                         and

                                   DELCHAMPS, INC.





                                     July 8, 1997

--------------------------------------------------------------------------------

                                  TABLE OF CONTENTS
                                                                            Page
ARTICLE I

    THE OFFER.................................................................1
    1.1  The Offer............................................................1
    1.2  Company Action.......................................................3
    1.3  Directors............................................................5

ARTICLE II

    THE MERGER................................................................6
    2.1  The Merger...........................................................6
    2.2  Effect of the Merger.................................................6
    2.3  Closing; Consummation of the Merger..................................6
    2.4  Articles of Incorporation; Bylaws; Directors and Officers............6
    2.5  Conversion of Securities.............................................7
    2.6  Exchange of Certificates.............................................8

ARTICLE III
    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................9
    3.1  Organization and Qualification; Subsidiaries.........................9
    3.2  Capitalization......................................................10
    3.3  Authority Relative to this Agreement................................11
    3.4  Non-Contravention; Approvals and Consents...........................11
    3.5  Brokers and Finders.................................................12
    3.6  SEC Filings.........................................................12
    3.7  Absence of Certain Changes or Events................................13
    3.8  Legal Proceedings...................................................13
    3.9  Compliance with Law.................................................13
    3.10 Taxes...............................................................13
    3.11 ERISA and Related Matters...........................................15
    3.12 Environmental Matters...............................................16
    3.13 Information Supplied................................................18
    3.14 Real Property.......................................................18
    3.15 Labor Matters.......................................................19
    3.16 Contracts; Certain Agreements.......................................20
    3.17 Absence of Certain Liabilities......................................21
    3.18 Opinion of Financial Advisor........................................21
    3.19 Takeover Statute....................................................21
    3.20 Insurance...........................................................21
    3.21 Intellectual Property...............................................21
    3.22 Certain Agreements..................................................22

    3.23 Indemnification Claims..............................................22
    3.24 Prior Negotiations..................................................22

ARTICLE IV
    REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.........................23
    4.1  Organization of Parent and Sub......................................23
    4.2  Authority Relative to this Agreement................................23
    4.3  Non-Contravention; Approvals and Consents...........................23
    4.4  Legal Proceedings...................................................24
    4.5  Financing...........................................................24
    4.6  Information Supplied................................................25

ARTICLE V
    COVENANTS OF THE COMPANY.................................................25
    5.1  Conduct of Business by the Company Pending the Merger...............25
    5.2  No Solicitation.....................................................27
    5.3  Company Stock Plans.................................................29

ARTICLE VI
    ADDITIONAL COVENANTS.....................................................29
    6.1  Proxy Statement and Special Meeting.................................29
    6.2  HSR Matters.........................................................30
    6.3  Publicity...........................................................31
    6.4  Investigation; Confidentiality......................................32
    6.5  Directors' and Officers' Indemnification and Insurance..............32
    6.6  Change of Control Agreements........................................34
    6.7  Fees and Expenses...................................................34
    6.8  Conduct of Business of Sub..........................................34
    6.9  Cooperation.........................................................34
    6.10 Post-Offer Action...................................................34
    6.11 Transaction Litigation..............................................35

ARTICLE VII
    CONDITIONS TO THE MERGER.................................................35

ARTICLE VIII
    TERMINATION, AMENDMENT AND WAIVER .......................................35
    8.1  Termination.........................................................35
    8.2  Effect of Termination...............................................37
    8.3  Termination Payment.................................................37
    8.4  Amendment...........................................................39
    8.5  Waiver..............................................................39

ARTICLE IX
    GENERAL PROVISIONS.......................................................39
    9.1  Non-Survival of Representations, Warranties and Agreements..........39
    9.2  Certain Definitions.................................................39
    9.3  Notices.............................................................40
    9.4  Headings............................................................41
    9.5  Applicable Law......................................................41
    9.6  No Assignment; Binding Effect.......................................41
    9.7  Counterparts........................................................41
    9.8  Third Party Beneficiaries...........................................41
    9.9  Invalid Provisions..................................................41
    9.10 Specific Performance................................................41
    9.11 Entire Agreement....................................................42
    9.12 Days................................................................42
    9.13 Jurisdiction........................................................42

                             AGREEMENT AND PLAN OF MERGER

    This Agreement and Plan of Merger (the "Agreement"), dated as of July 8, 1997, is by and among Jitney-Jungle Stores of America, Inc., a Mississippi corporation ("Parent"), Delta Acquisition Corporation, an Alabama corporation and a wholly-owned subsidiary of Parent ("Sub"), and Delchamps, Inc., an Alabama corporation (the "Company").

    WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have each determined that it is advisable and in the best interests of their respective shareholders, on the terms and subject to the conditions in this Agreement (i) for Sub to make a cash tender offer to purchase all issued and outstanding shares of the Company's common stock, $.01 par value per share (the "Common Stock") and associated preferred share purchase rights (the "Rights") issued pursuant to the Rights Agreement (defined in Section 1.2) (such shares of Common Stock and associated Rights, the "Shares"), and (ii) following the consummation of the cash tender offer, for Sub to merge with and into the Company, with the result that the Company will become a wholly-owned subsidiary of Parent (the "Merger").

    NOW THEREFORE, the parties hereto agree as follows:

                                      ARTICLE I
                                      THE OFFER

    1.1  The Offer.
    (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.1 and none of the events set forth in paragraph (c) of Annex A hereto shall have occurred and be existing, and subject to the provisions of this Agreement, no later than five business days after the date hereof, Parent shall cause Sub to, and Sub shall, commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934 (the "Exchange Act")) a tender offer (the "Offer") to purchase all of the issued and outstanding Shares, at a price per Share of $30.00 (such amount, or any greater amount per Share paid pursuant to the Offer, the "Per Share Price") net to each seller in cash. Subject to the provisions of this Agreement, Sub shall, and Parent shall cause Sub to, accept for payment and pay the Per Share Price for any Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the expiration of the Offer.

    (b) The obligation of Parent and Sub to consummate the Offer, and to accept for payment and pay for Shares tendered pursuant to the Offer, shall be subject to only those conditions set forth in Annex A. Parent and Sub may waive any such condition other than (i) the Minimum Condition (defined in Annex A), provided that Parent and Sub may reduce the Minimum Condition to a majority of the outstanding Shares on a fully diluted basis, or (ii) the condition relating to the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Parent and Sub expressly reserve the right (but have no obligation) to increase the consideration per share payable in the Offer or amend, modify or make any changes in the terms and conditions of the Offer except that neither Parent nor Sub shall, without the prior written consent of the Company's Board of Directors, (i) impose conditions to the Offer in addition to those set forth in Annex A, (ii) decrease the Per Share Price, (iii) change the form of consideration, (iv) reduce the number of Shares sought to be purchased in the Offer, (v) extend the expiration date of the Offer (except as provided below in this paragraph), or (vi) otherwise change any term of the Offer in any manner adverse to the holders of Shares. The Offer shall expire on the twentieth business day after its commencement, except as provided below. The parties acknowledge their intention to consummate the transactions contemplated hereby as soon as reasonably practicable. To that end (provided that the conditions set forth in paragraphs (c)(iii) through (c)(ix) and (e) of Annex A have been met), Parent and Sub shall use commercially reasonable best efforts, subject to the terms of this Agreement (including
Section 6.2 and Annex A), to consummate the Offer within 30 business days following commencement of the Offer, including the obtaining of requisite financing, the receipt of the consent of the holders of its 12% Senior Notes due 2006 as contemplated by Annex A and receipt of requisite governmental approvals (including in respect of the HSR Act) as contemplated by Annex A. If the conditions set forth in paragraphs (c)(iii) through (c)(ix) and (e) of Annex A have been met but the conditions set forth in either or both of paragraphs (b) or (d) of Annex A are not met within 30 business days following commencement of the Offer, Parent and Sub shall use commercially reasonable best efforts, subject to the terms of this Agreement (including Section 6.2 and Annex A), to consummate the Offer on or prior to the sixtieth calendar day following commencement of the Offer. Notwithstanding the foregoing, the parties acknowledge Parent's and Sub's right, without the consent of the Company, to extend the Offer on one or more occasions as follows: (i) extend the Offer, if at the then-scheduled expiration date of the Offer, any of the conditions to Sub's obligations to accept for payment and pay for Shares shall not be satisfied or waived, until such time as such conditions are satisfied or waived,
(ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission ("SEC") or the staff thereof applicable to the Offer, (iii) extend the Offer on one or more occasions for an aggregate period of not more than 5 business days if the Minimum Condition has been satisfied but less than 80% of the outstanding Shares (on a fully diluted basis) have been validly tendered and not withdrawn, (iv) extend the Offer for any reason on one or more occasions for an aggregate period of not more than 10 business days beyond the initial expiration date or the latest expiration date that would otherwise be permitted under clause (i), (ii) or (iii) of this sentence, and (v) extend the Offer on one or more occasions for an aggregate period of not more than 60 calendar days after the date of the commencement of the Offer in order for Parent to obtain financing on terms acceptable to it; provided, however, that without the written consent of the Company, Parent and Sub may not extend the Offer (A) for any period that would end more than 60 calendar days after the date of the commencement of the Offer, unless on such sixtieth day any of the conditions on Annex A are not satisfied, or (B) for any period that would end more than 90 calendar days after the date of the commencement of the Offer; provided further that if on the initial expiration date of the Offer, or any extension thereof, the conditions set forth in paragraphs (c)(iii) through (c)(ix) and (e) of Annex A have been satisfied or waived but any of the conditions set forth in paragraphs (b), (c)(i), (c)(ii) or
(d) in Annex A shall not have been satisfied or waived, Parent and Sub agree to extend the Offer one or more times (for such periods as Parent and Sub shall determine in their sole discretion) until 60 calendar days after the date of the commencement of the Offer; provided, further, that Parent and Sub may extend the Offer beyond such 90 calendar day period if the conditions set forth in Annex A shall not have been satisfied as a result of a breach by the Company of its obligations under this Agreement.

    (c) On the date of commencement of the Offer, Parent and Sub shall file with the Securities and Exchange Commission (the "SEC") with respect to the Offer a Tender Offer Statement on Schedule 14D-1 (together with all amendments and supplements thereto, the "Schedule 14D-1"), and shall take such steps as are reasonably necessary to cause the Offer to Purchase (defined below) to be disseminated to the holders of Shares as and to the extent required by applicable federal securities laws. The Schedule 14D-1 shall contain an offer to purchase (the "Offer to Purchase") and forms of the related letter of transmittal and summary advertisement (the Offer to Purchase and such other documents, together with any amendments or supplements thereto, collectively, the "Offer Documents"). The Company and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-1 and the Offer Documents prior to their being filed with the SEC or disseminated to the Company's shareholders. Parent and Sub shall provide the Company and its counsel with a copy of any written comments that Parent or Sub receives from the SEC or its staff with respect to the Schedule 14D-1 and the Offer Documents promptly after receipt of any such comments.

    (d) Parent shall provide or cause to be provided to Sub on a timely basis the funds necessary to accept for payment, and pay for, any Shares that Sub becomes obligated to accept for payment, and pay for, pursuant to the Offer.

    (e) The parties understand and agree that the Per Share Price has been calculated based upon the accuracy of the representation and warranty set forth in Section 3.2(a) and that, in the event the number of outstanding Shares or Shares issuable upon the exercise of, or subject to, options or other agreements exceeds the amounts specifically set forth in Section 3.2(a) by more than 10,000 Shares (including without limitation as a result of any stock split, reverse stock split, stock dividend, including any dividend or distribution of securities convertible into Shares, recapitalization, or other like change occurring after the date of this Agreement), the Per Share Price shall be appropriately adjusted downward. The provisions of this paragraph (e) shall not, however, affect the representation set forth in Section 3.2(a).

    1.2  Company Action.
    (a) The Company represents that (i) the Board of Directors of the Company (the "Board of Directors") has by unanimous vote of those present at the meeting at which the Offer and the Merger were considered duly approved the Offer and the Merger and this Agreement and has resolved to recommend acceptance of the Offer and approval of the Merger by the Company's shareholders; (ii) the affirmative vote of the holders of record of at least two-thirds of the Shares outstanding on the record date for the Special Meeting (defined below) and entitled to vote (the "Requisite Shareholder Approval") is the only vote of the holders of any class or series of the capital stock of the Company required to approve the Merger; and (iii) the Company has taken all necessary actions so that the provisions of Article Eleven of the Company's Articles of Incorporation will not apply to this Agreement, the Offer, the Merger, or the acquisition of Shares by Parent or Sub pursuant to this Agreement. In addition, the Company represents that it has adopted Amendment No. 2 to the Rights Agreement dated as of October 14, 1988 by and between the Company and First Alabama Bank as Rights Agent, as amended by the Amendment to Rights Agreement dated as of October 16, 1992 by and between the Company and the Rights Agent (as so amended, the "Rights Agreement") and that a copy of such Amendment No. 2 has been delivered by the Company to Parent; that as of the date hereof and after giving effect to the execution and delivery of this Agreement, each Right is represented by the certificate representing the associated Share and is not exercisable or transferable apart from the associated Share; that there has not been a "Distribution Date" or "Shares Acquisition Date," and that the Company has taken all necessary actions so that the execution and delivery of this Agreement and the consummation of the Offer and the Merger will not result in the triggering of the provisions of Section 11 or Section 13 of the Rights Agreement or the occurrence of a "Distribution Date" or "Shares Acquisition Date" and will not result in Parent, Sub or any of their affiliates or associates becoming an "Acquiring Person" (as such terms are defined in the Rights Agreement) and that upon consummation of the Offer the Rights will no longer be outstanding and the former holders of the Rights will not have any claims or rights thereunder (without any necessity to redeem the Rights to effectuate the foregoing). The Company has been advised that all of its directors intend either to tender their Shares pursuant to the Offer or (solely in the case of directors who would as a result of the tender incur liability under Section 16(b) of the Exchange Act) to vote in favor of the Merger.

    (b) On the date the Schedule 14D-1 is filed with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") and shall take such steps as are reasonably necessary to cause the
Schedule 14D-9 to be disseminated to the holders of the Shares as and to the extent required by applicable federal securities laws. Subject to the provisions of Sections 5.2 and 8.3, the Offer Documents and the Schedule 14D-9 shall contain the recommendation of the Board of Directors that the Company's shareholders accept the Offer and vote to approve the Merger. Parent and its counsel shall be given a reasonable opportunity to review and comment on the
Schedule 14D-9 prior to its being filed with the SEC or disseminated to the Company's shareholders. The Company shall provide Parent and its counsel with a copy of any written comments that the Company receives from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt of any such comments.

    (c) The Company shall promptly furnish Sub with mailing labels containing the names and addresses of the record holders of Shares and with lists of securities positions of Shares held in stock depositories, each as of a recent date, and shall furnish Sub with such additional information, including updated lists of shareholders, mailing labels and lists of securities positions, as Sub may reasonably request for the purpose of communicating the Offer to the holders of Shares. Except as and to the extent required by law and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer or the Merger, Parent and Sub shall hold in confidence the information contained in such labels and listings, and any other information relating to the holders of Shares received from the Company or its transfer agent, shall use such information only in connection with the Offer and the Merger, and, if this Agreement is terminated in accordance with Section 8.1, shall deliver to the Company all such information, including all copies of and extracts or summaries from such information, then in their possession or control.

    1.3  Directors.
    (a) Promptly upon payment by Sub for the Shares pursuant to the Offer, Sub shall be entitled to designate such number of directors, rounded up to the next whole number, as will give Sub representation on the Board of Directors equal to at least that number of directors equal to the product of (i) the total number of directors on the Board of Directors and (ii) the percentage that the number of Shares so purchased bears to the number of Shares outstanding, and the Company shall, at such time, use its best efforts to cause the appropriate number of directors who are members of the Board of Directors as of the date hereof to resign and Sub's designees to be appointed or elected; provided, however, that notwithstanding the foregoing, until the Effective Time (defined in Section 2.3), there shall be, to the extent they are willing to continue to serve, at least three directors on the Board of Directors who are directors on the date hereof and who are not designees nor officers, directors, employees or affiliates of Parent or Sub nor are employees of the Company or any of its Subsidiaries (the "Independent Directors"); provided, further, that if the number of Independent Directors shall be reduced below three for any reason, the Board of Directors shall, subject to the approval of the remaining Independent Directors, if any, designate a person or persons to fill the vacancy or vacancies who are directors on the date hereof and not an officer, director, employee or affiliate of Parent or Sub nor an employee of the Company. Any vacancies that cannot be filled in the foregoing manner shall be filled by the Board of Directors at its discretion.

    (b) The Company's obligations to appoint Sub's designees to the Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder. Parent and Sub shall supply and shall be solely responsible for all information with respect to themselves, their officers, directors and affiliates, and Sub's designees required by Section 14(f) and Rule 14f-1.

    (c) Following the election of Sub's designees pursuant to this Section and until the Effective Time, any amendment of this Agreement or the Articles of Incorporation or Bylaws of the Company, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Sub, any waiver of any of the Company's rights hereunder, or any transaction between Parent (or any affiliate or associate thereof) and the Company shall require the concurrence of a majority of the Independent Directors. The Independent Directors shall have the authority to retain such counsel and other advisors at the expense of the Company as are reasonably appropriate to assist them in the exercise of their duties in connection with this Agreement. In addition, the Independent Directors shall have the authority to institute any action on behalf of the Company to enforce performance of this Agreement.

                                      ARTICLE II
                                      THE MERGER

 2.1 The Merger. At the Effective Time (defined in Section 2.3), in accordance with this Agreement and the provisions of the ABCA, Sub shall be merged with and into the Company, the separate existence of Sub shall cease, and the Company shall continue as the surviving corporation under the corporate name it possesses immediately prior to the Effective Time. The Company hereinafter sometimes is referred to as the "Surviving Corporation." Notwithstanding the foregoing, Parent may elect at any time after consummation of the Offer (or prior to the consummation of the Offer and with the written consent of the Company, which shall not be withheld unreasonably) and prior to the fifth business day immediately preceding the date of the notice of the meeting of shareholders of the Company to consider approval of the Merger and this Agreement that instead of merging Sub into the Company as hereinabove provided, to merge the Company with and into Parent, Sub or another direct or indirect wholly-owned subsidiary of Parent; provided however that each representation, warranty, covenant and agreement of Parent and Sub contained herein and relating to Sub shall thereupon be deemed to be made by Parent and such subsidiary and to relate to such subsidiary, and provided further that the Company shall not be deemed to have breached any of its representations, warranties or covenants herein solely by reason of such election. In such event the parties shall execute an appropriate amendment to this Agreement in order to reflect the foregoing and to provide that Parent, Sub or such other subsidiary of Parent shall be in all respects substituted for Sub and shall be the Surviving Corporation.

    2.2 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the ABCA.

    2.3  Closing; Consummation of the Merger.
    (a) The closing of the Merger (the "Closing") shall take place at 10:00 a.m. local time at the New York or Philadelphia offices of Dechert Price & Rhoads, or at such other location as specified by Sub and on a date to be specified by Sub, which date shall be as promptly as practicable after the satisfaction or waiver of the conditions to the Merger set forth herein (the "Closing Date").

    (b) As soon as practicable after the satisfaction or waiver of the conditions to the Merger set forth herein, the parties shall cause the Merger to be consummated by delivering to the Secretary of State of the State of Alabama for filing articles of merger and any other documents in such form as required by the relevant provisions of the ABCA and shall cause the Merger to take effect on the date of such filing (the time at which the Merger takes effect, the "Effective Time").


    2.4 Articles of Incorporation; Bylaws; Directors and Officers. The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, until thereafter amended as provided therein and under the ABCA. The Bylaws of the Surviving Corporation shall be the Bylaws of the Company, as in effect immediately prior to the Effective Time, until thereafter amended as provided therein and under the ABCA. The directors of Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time (unless any directors or officers of Parent or Sub are so designated in writing by Parent prior to the Effective Time) will be the initial officers of the Surviving Corporation, in each case until their successors are elected or appointed.

    2.5 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company or the holder of any of the securities of the Company or Sub:

    (a) Each Share issued and outstanding immediately prior to the Effective Time (other than Shares to be canceled pursuant to Section 2.5(b) and Dissenting Shares as defined in Section 2.5(d)), together with associated Rights, shall be converted into and become the right to receive the Per Share Price. All such Shares and associated Rights shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares and associated Rights shall cease to have any rights with respect thereto, except the right to receive the Per Share Price, less any required withholding taxes, upon the surrender of such certificate in accordance with Section 2.6, without interest.

    (b) All Shares, together with associated Rights, that are owned by the Company as treasury stock and all Shares, together with associated Rights, owned by Parent, Sub or any other wholly-owned Subsidiary of Parent shall be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

    (c) Each share of common stock, par value $.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation. Each certificate representing outstanding shares of the common stock of Sub at the Effective Time shall thereafter represent an equal number of shares of the common stock of the Surviving Corporation.

    (d) (i) Notwithstanding any provision of this Agreement to the contrary, each outstanding Share the holder of which has perfected such holder's right to demand payment for such holder's Shares in accordance with Article 13 of the ABCA and has not effectively withdrawn or lost such right (a "Dissenting Share"), shall not be converted into or represent the right to receive the Per Share Price, but the holder thereof shall be entitled only to such rights as are granted by Article 13 of the ABCA; provided, however, that any Dissenting Share held by a person at the Effective Time who shall, after the Effective Time and in accordance with the ABCA, withdraw such person's demand for payment or lose such person's dissenters' rights, shall be deemed to be converted as of the Effective Time into the right to receive the Per Share Price pursuant to Section 2.5(a).

         (ii) The Company shall give Parent (A) prompt notice and a copy of any written notice of a shareholder's intent to demand payment, of any request to withdraw a demand for payment and of any other instruments delivered to it pursuant to Article 13 of the ABCA and (B) the opportunity to direct all negotiations and proceedings with respect to demands for payment under Article 13 of the ABCA.
 The Company shall not voluntarily make any payment with respect to any demand for payment and shall not, except with the prior written consent of Parent, settle or offer to settle any such demands.

    2.6  Exchange of Certificates.
    (a)  At such times as shall be necessary to make the payments pursuant to
Section 2.5 to holders of Shares, Parent shall make available to the Surviving Corporation, and the Surviving Corporation shall deposit with a bank or trust company designated by Parent before the Closing Date and reasonably acceptable to the Company (the "Payment Agent") an amount in cash equal to the aggregate Per Share Price to which holders of Shares shall be entitled upon consummation of the Merger, to be held for the benefit of and distributed to such holders in accordance with this Section. The Payment Agent shall agree to hold such funds (such funds, together with earnings thereon, being referred to herein as the "Payment Fund") for delivery as contemplated by this Section and upon such additional terms as may be agreed upon by the Payment Agent, the Company and Parent. If for any reason (including losses) the Payment Fund is inadequate to pay the cash amounts to which holders of Shares shall be entitled, Parent and the Surviving Corporation shall in any event remain liable, and Parent shall make available to the Surviving Corporation additional funds for the payment thereof. The payment Agent shall invest portions of the Payment Fund as Parent directs. All interest and other income earned in respect of the Payment Fund shall inure to the benefit of, and shall be paid to, the Surviving Corporation. The Payment Fund shall not be used for any purpose except as expressly provided in this Agreement.

    (b) As soon as practicable after the Effective Time, Parent and the Surviving Corporation shall cause the Payment Agent to mail to each record holder of one or more certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding Shares and associated Rights that have been converted pursuant to Section 2.5(a) into the right to receive the Per Share Price (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Payment Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Per Share Price. Upon surrender of a Certificate to the Payment Agent for cancellation, together with such letter of transmittal duly executed and completed in accordance with its terms, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the Per Share Price for each Share represented thereby, and the Certificate so surrendered shall forthwith be canceled. In no event shall the holder of any Certificate be entitled to receive interest on any funds to be received by reason of the Merger, including any interest earned by the Payment Fund. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, the Per Share Price may be paid to a transferee if the Certificate representing such Shares is presented to the Payment Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section, each Certificate shall be deemed after the Effective Time to represent only the right to receive upon such surrender the Per Share Price for each Share represented thereby as contemplated by this Article II.

    (c) All cash paid upon the surrender for exchange of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares and the Rights represented
thereby.   From and after the Effective Time, the stock transfer books of the
Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section, subject in the case of Dissenting Shares, to applicable law and the provisions of this Agreement.

    (d) Any portion of the Payment Fund that remains unclaimed by the Company's shareholders six months after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any of the Company's shareholders who have not theretofore complied with this Section shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) as general creditors for payment of their claim for the Per Share Price. Neither Parent nor the Surviving Corporation shall be liable to any holder of Shares for cash representing the Per Share Price delivered to a public official in accordance with any applicable abandoned property, escheat or similar law.

    (e) The Surviving Corporation shall be entitled to deduct and withhold from the Per Share Price or any payment made in respect of Dissenting Shares such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. Such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made.

                                     ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    Except as set forth on the Disclosure Schedule attached as Annex B (the "Disclosure Schedule") in a manner that makes reasonably apparent that such matter relates to the particular representation or warranty below, the Company represents and warrants to each of Parent and Sub as follows:

    3.1  Organization and Qualification; Subsidiaries.
    (a) The Company has one Significant Subsidiary (defined in Section 9.2), Supermarket Cigarette Sales, Inc., a Louisiana corporation. The Company and its Significant Subsidiary are corporations duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and have all requisite corporate power and authority to own their respective properties and carry on their respective businesses as now being conducted. The Company and its Significant Subsidiary are duly qualified as foreign corporations to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except to the extent that any failure to so qualify or be in good standing would not have a Material Adverse Effect or adversely affect the ability of the Company to perform its obligations hereunder or to consummate the Merger. As used herein, "Material Adverse Effect" means any change or effect that is materially adverse to the condition (financial or otherwise), total assets, total liabilities, business, results of operations or prospects of the Company and its Subsidiaries taken as a whole, including without limitation any such change or effect that prevents Parent and Sub from obtaining their contemplated financing for the Offer and the Merger. The Company has made available to Parent correct and complete copies of the articles of incorporation and bylaws of the Company and the Significant Subsidiary.

    (b)  The only Subsidiaries of the Company are those set forth in Section
3.1 of the Disclosure Schedule. Except as set forth in Section 3.19 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business, trust or other person (other than the Company's Subsidiaries).

    3.2  Capitalization.
    (a) The authorized capital stock of the Company consists of (i) 25,000,000 shares of Common Stock, of which as of the date hereof, 7,127,743 shares were issued and outstanding (including 10,800 shares that were issued and outstanding under the 1987 Restricted Stock Plan and remained subject to a repurchase option thereunder) and no shares were held as treasury shares and (ii) 5,000,000 shares of Preferred Stock, no par value, of which, as of the date hereof, no shares were issued and outstanding and 80,000 shares were reserved for issuance pursuant to the Rights Agreement. Except as provided in the Rights Agreement and except for Shares issuable upon the exercise of outstanding options to purchase an aggregate of 455,050 Shares (the "Options") pursuant to the 1993 Stock Incentive Plan and the Directors' Stock Option Plan, there are no options, warrants or other rights, agreements or commitments obligating the Company to issue any shares of its capital stock or any securities convertible into its capital stock or to repurchase or redeem any shares of its capital stock. All Shares outstanding are, and all Shares subject to issuance as aforesaid, when issued on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. There are no shareholder, voting trust, or other agreements or understandings to which the Company or any of its Subsidiaries is a party or to which any of them are bound relating to the voting of any shares of the capital stock of the Company or any of its Subsidiaries.

    (b) All of the outstanding capital stock of the Significant Subsidiary is duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights and is owned by the Company free and clear of any claim, lien or encumbrance. There are no outstanding options, calls or commitments of any kind relating to the issued or unissued capital stock or other securities of the Significant Subsidiary.

    3.3 Authority Relative to this Agreement. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the receipt of the Requisite Shareholder Approval of the Merger, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate (including shareholder) action on the part of the Company, except for the Requisite Shareholder Approval of the Merger. This Agreement has been duly and validly executed and delivered by the Company. Subject to receipt of the Requisite Shareholder Approval of the Merger, and assuming the due authorization, execution and delivery of this Agreement by Parent and Sub, this Agreement constitutes the legal, valid and binding agreement of the Company enforceable in accordance with its terms.

    3.4  Non-Contravention; Approvals and Consents.
    (a) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of, or result in the creation or imposition of any lien upon any of the assets or properties of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of (i) the articles of incorporation or bylaws of the Company or any of its Subsidiaries, or (ii) subject to receipt of the Requisite Shareholder Approval and the taking of the actions described in paragraph (b) of this Section, (x) any statute, law, rule, regulation or ordinance (together, "Laws"), or any judgment, decree, order, writ, permit or license (together, "Orders"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any state, county, city or other political subdivision in the United States, or of any foreign country (a "Governmental or Regulatory Authority") applicable to the Company or any of its Subsidiaries or any of their respective assets or properties, or (y) any note, bond, mortgage, security agreement, indenture, license, franchise, contract, lease or other instrument, obligation or agreement of any kind (together, "Contracts") to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound, or (z) any Employee Plan or Benefit Arrangement (defined in Section 3.11); except, with respect to the foregoing clauses (ii) (x), (y) and (z) those which, individually or in the aggregate, (I) could not reasonably be expected to have a Material Adverse Effect or adversely affect the ability of the Company to perform its obligations hereunder or to consummate the Merger or (II) occur as a result of the regulatory status of Parent, Sub or their Subsidiaries.

    (b)  Except for (i) the premerger notification requirements of the HSR Act,
(ii) the requirements of the Exchange Act and the Nasdaq Stock Market, (iii) the filing of appropriate documents relating to the Merger required by the ABCA, and (iv) requirements of Law necessary to transfer liquor licenses and pharmacy licenses, WIC permits and Food Stamp permits, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other person is required, under any Law or Order or any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound, for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation of the transactions contemplated hereby, except those that the failure to make or obtain, individually or in the aggregate, (I) could not reasonably be expected to have a Material Adverse Effect or adversely affect the ability of the Company to perform its obligations hereunder or to consummate the Merger or (II) occur as a result of the regulatory status of Parent, Sub or their Subsidiaries.

    3.5 Brokers and Finders. The Company has not employed any broker or finder to act on its behalf and has not incurred and will not incur any liability for any brokerage fees or finders' fees in connection with the transactions contemplated hereby, other than pursuant to the letter agreement between the Company and Credit Suisse First Boston Corporation ("CSFBC") dated as of February 12, 1997, a copy of which has previously been delivered to Parent.

    3.6 SEC Filings. The Company has heretofore made available to Parent and Sub its (i) Annual Report on Form 10-K for the year ended June 29, 1996, (ii) Quarterly Reports on Form 10-Q for the quarters ended September 28, 1996, December 28, 1996 and March 29, 1997, (iii) proxy statements relating to all of the Company's meetings of shareholders (whether annual or special) held or scheduled to be held since June 29, 1996 and (iv) each other registration statement, proxy or information statement, form, report and other document filed by the Company with the SEC since June 29, 1996 (collectively, the "SEC Filings"). At the time it was filed, each SEC Filing (including all exhibits and schedules thereto and documents incorporated by reference therein) and, at the time it is filed, any SEC Filing filed by the Company with the SEC after the date of this Agreement (i) complied, or with respect to those not yet filed will comply, in all material respects with the requirements of the Exchange Act and
(ii) did not, or with respect to those not yet filed will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its consolidated Subsidiaries included in the SEC Filings (including, in each case, the notes and schedules, if any, thereto) (the "Company Financial Statements"), were and will be prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the
SEC), complied as of their respective dates in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and fairly presented and will present fairly in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal recurring year-end adjustments (which are not expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries taken as a whole)).

    3.7 Absence of Certain Changes or Events. Since June 29, 1996, except as reflected in subsequent SEC Filings filed prior to the date of this Agreement,
(i) there has not been any change, event or development having, or that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or adversely affect the ability of the Company to perform its obligations hereunder or to consummate the Merger, (ii) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practices; and, since March 29, 1997, neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date hereof, would constitute a breach of any provision of Section 5.1.

    3.8 Legal Proceedings. (i) There are no actions, suits, arbitrations, proceedings or investigations pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries or any of their respective assets and properties that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or adversely affect the ability of the Company to perform its obligations hereunder or to consummate the Merger, and (ii) neither the Company nor any of its Subsidiaries is subject to any Order that, individually or in the aggregate, is having or could reasonably be expected to have a Material Adverse Effect or adversely affect the ability of the Company to perform its obligations hereunder or to consummate the Merger.

    3.9 Compliance with Law. Neither the Company nor any of its Subsidiaries has violated or failed to comply with, or has received any notice from any Governmental or Regulatory Authority asserting a failure to comply with, any Law or Order, except where a violation or failure to comply would not have a Material Adverse Effect or adversely affect the ability of the Company to perform its obligations hereunder or to consummate the Merger. The Company and its Subsidiaries have and are in compliance with all permits, licenses and franchises from Governmental or Regulatory Authorities required to conduct their businesses as now being conducted, except to the extent that the failure to have or comply with such permits, licenses and franchises would not have a Material Adverse Effect or adversely affect the ability of the Company to perform its obligations hereunder or to consummate the Merger.

    3.10 Taxes.
    (a) As used herein, "Taxes" means all taxes of any kind, including those on, measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, and all customs, duties and similar fees, assessments and charges of any kind whatsoever, together with any interest thereon and any penalties, additions to tax and additional amounts imposed with respect thereto by any Governmental or Regulatory Authority. As used herein, "Tax Return" means any return, report, declaration, information statement and other document with respect to Taxes required to be filed by the Company or any of its Subsidiaries with the Internal Revenue Service or any other Governmental or Regulatory
Authority, including all accompanying schedules.

    (b) The Company and its Subsidiaries have timely filed all federal and state income Tax Returns and all other material Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due and all other Taxes for which a notice of assessment or demand for payment has been received by the Company or its Subsidiaries, except for such Taxes as to which the failure to pay, individually or in the aggregate, would not be material. There are no other material Taxes that would be due if asserted by a Governmental or Regulatory Authority. Neither the Company nor any of its Subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. True, correct and complete copies of the federal and state income Tax Returns of the Company and its consolidated Subsidiaries for the fiscal years ended June 29, 1996, July 1, 1995, July 2, 1994 and July 3, 1993 have been made available to Parent.

    (c) (i) No material claim for unpaid Taxes has become a lien against the property of the Company or any of its Subsidiaries or is being asserted against the Company or any of its Subsidiaries nor, to the Company's knowledge, are there pending any material proposed adjustments to the manner in which any Tax of a Company or a Subsidiary is determined; (ii) to the knowledge of the Company, no audit of any Tax Return of the Company or any of its Subsidiaries is being conducted by a Governmental or Regulatory Authority; (iii) except with respect to the Change of Control Agreements listed in the Disclosure Schedule (the "Change of Control Agreements"), the 1993 Stock Incentive Plan, the Directors' Stock Option Plan and the 1987 Restricted Stock Plan, neither the Company nor any of its Subsidiaries is a party to any agreement or arrangement that would result, individually or in the aggregate, in the actual or deemed payment by the Company or a Subsidiary of any "excess parachute payments" within the meaning of Section 280G of the Code; and (iv) except with respect to the 1993 Stock Incentive Plan, the Directors' Stock Option Plan and the 1987 Restricted Stock Plan, no acceleration of the vesting schedule for any property that is substantially unvested within the meaning of the regulations under
Section 83 of the Code will occur in connection with the transactions contemplated by this Agreement. No claim has been made by a Governmental or Regulatory Authority in a jurisdiction where the Company or a Subsidiary does not file Tax Returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction.

    (d) Neither the Company nor any Subsidiary has ever (i) joined in or been required to join in the filing of a consolidated or combined federal, state or local income Tax Return with respect to which the Company or a Subsidiary could be liable for the Taxes of a person other than the Company or the Subsidiaries or (ii) been the subject of a Tax ruling or a closing agreement with respect to Taxes with any Governmental or Regulatory Authority that has continuing effect. Neither the Company nor any Subsidiary is a party to any tax sharing or tax allocation agreement or arrangement pursuant to which it could be liable for Taxes of a person other than the Company or the Subsidiaries. Neither the Company nor any Subsidiary has agreed to make nor is it required to make any adjustment under Section 481 of the Code by reason of a change in accounting method or otherwise.

    3.11 ERISA and Related Matters.
    (a) Each Employee Plan (defined below) has been maintained and administered in compliance with its terms and with the requirements of applicable Laws, including the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code, except where the failure to comply would not have a Material Adverse Effect. There is no litigation, administrative or arbitration proceeding, or other dispute pending or, to the Company's knowledge, threatened that involves any Employee Plan or Benefit Arrangement (defined below) that could reasonably be expected to have a Material Adverse Effect or a material adverse effect on any employee or director of the Company or its Subsidiaries or on any fiduciary (as defined in ERISA Section 3(21)) of such Employee Plan or Benefit Arrangement.

    (b) The Company and its Subsidiaries do not maintain and have never maintained nor been required to contribute to an "employee benefit plan" as defined in Section 3 of ERISA that is or was (i) a plan subject to Title IV of ERISA or (ii) a "multiemployer plan" as defined in Section 3(37) of ERISA.

    (c) Neither the Company, its Subsidiaries nor any of their shareholders, directors, officers or employees has engaged in any transaction with respect to an Employee Plan that could subject the Company or any of its Subsidiaries to a tax, penalty or liability for a prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code, except for such taxes, penalties or liabilities that would not have a Material Adverse Effect.

    (d)  As used herein:

         (i) "Benefit Arrangement" means any employment, severance or similar contract, or any other contract, plan, policy or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangement), health or medical benefits, cafeteria plan benefits, disability benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical and life insurance benefits), other than an Employee Plan, that is maintained, administered or contributed to by the Company or any of its Subsidiaries and covers any employee or former employee of the Company or any of its Subsidiaries.

         (ii) "Employee Plan" means a plan or arrangement as defined in Section 3(3) of ERISA that (A) is subject to any provision of ERISA, (B) is maintained, administered or contributed to by the Company or any of its Subsidiaries and (C) covers any employee or former employee of the Company or any of its Subsidiaries.

    3.12 Environmental Matters.

    (a) Each of the Company and its Subsidiaries has obtained all material licenses, permits, authorizations, approvals and consents from all Governmental or Regulatory Authorities ("Environmental Permits") that are required in respect of its business or operations under any applicable Environmental Law (defined below), and each of such Environmental Permits is in full force and effect.

    (b) Each of the Company and its Subsidiaries is in compliance with the terms and conditions of all such Environmental Permits and with all applicable Environmental Laws, except for such failures that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or adversely affect the ability of the Company to perform its obligations hereunder or to consummate the Merger.

    (c) (i) No site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries is listed or proposed for listing on the National Priorities List or CERCLIS, promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), and the rules and regulations thereunder or on any similar state or local list of sites requiring investigation or remediation.

         (ii) Neither the Company nor any of its Subsidiaries has received any written notice of any actual or alleged violation of any Environmental Law with respect to any of its facilities, except a violation or violations that, individually, or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or adversely affect the ability of the Company to perform its obligations hereunder or to consummate the Merger.

         (iii) The Company and its Subsidiaries are not subject to any material outstanding agreements or orders with any Governmental or Regulatory Authority or other person respecting (A) Environmental Laws, (B) Remedial Action or (C) any Release of a Hazardous Material.

         (iv) Neither the Company nor any of its Subsidiaries has received any written notice or request for information pertaining to a response action (as defined by CERCLA), with respect to any of its sites or facilities now or previously owned, operated or leased by them, except for notices or requests that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect or adversely affect the ability of the Company to perform its obligations hereunder or to consummate the Merger.

         (v) No Hazardous Material is present (except in quantities for retail sale to consumers or for store maintenance) or has been Released (defined below) at, on, about, under, or from any of the Company or any of its Subsidiaries' sites or facilities, now or previously owned, operated or leased by them, except in compliance with Environmental Law (defined below), and except for the presence of Hazardous Material or such Release(s) which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect or adversely affect the ability of the Company to perform its obligations hereunder or to consummate the Merger.

    (d) No liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by the Company or any of its Subsidiaries, other than liens that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect or adversely affect the ability of the Company to perform its obligations hereunder or to consummate the Merger.

    (e) There have been no material environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of, the Company or any of its Subsidiaries in relation to any site or facility owned, operated or leased by the Company or any of its Subsidiaries, except for those the reports of which have been made available to Parent prior to the execution of this Agreement.

    (f) No sites or facilities, now or previously owned, operated or leased by the Company or any of its Subsidiaries, have or had at the time of ownership, operation, or leasing, any (i) underground storage tanks, (ii) friable asbestos,
(iii) polychlorinated biphenyls ("PCBs"), or (iv) chlorofluorocarbons ("CFCs"), except in circumstances which could not reasonably be expected to have individually or in the aggregate a Material Adverse Effect or adversely affect the ability of the Company to perform its obligations hereunder or to consummate the Merger.

    (g)  As used herein:

         (i) "Environmental Law" means any Law or Order relating to the environment or to emissions, discharges or Releases of pollutants, contaminants, or chemicals, or industrial, toxic or hazardous substances or wastes, into the environment (including structures, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

         (ii) "Hazardous Material" means (A) any chemicals or other materials or substances that are defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "pollutants," "contaminants," or words of similar import under any Environmental Law, including petroleum, friable asbestos, PCBs, and CFCs; and (B) any other chemical, material or substance, the presence of or exposure to which is prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law.

         (iii) "Release" means any actual or threatened (as defined under CERCLA) release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment or any structure.

         (iv) "Remedial Action" means all actions, including any capital expenditures, required by a Governmental or Regulatory Authority, required under any Environmental Law or voluntarily undertaken to (A) clean up, remediate, remove, treat, or in any other way ameliorate or address any Hazardous Materials Released into the environment; (B) prevent the Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger public health or the environment; (C) perform pre-remedial studies and investigations or post-remedial monitoring and care relating to a Release; or
(D) bring the applicable party into compliance with any Environmental Law.

    3.13 Information Supplied.
    (a) The Schedule 14D-9 will not, on the date of its filing with the SEC and the date it is first published, sent or given to shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to information supplied in writing by or on behalf of Parent or Sub expressly for inclusion therein and information incorporated by reference therein from documents filed by Parent or any of its Subsidiaries with the SEC. The Schedule 14D-9 will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

    (b) Neither the information supplied or to be supplied in writing by or on behalf of the Company for inclusion in, nor the information incorporated by reference from documents filed by the Company or any of its Subsidiaries with the SEC into, the Schedule 14D-1 and the Offer Documents will, on the date the
Schedule 14D-1 and the Offer Documents are filed with the SEC or on the date they are first published, sent or given to shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    (c) The Company (and Parent and Sub, with respect to written information supplied by either of them specifically for use in the Schedule 14D-9) shall promptly correct the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect and the Company shall take all steps necessary to cause such document as so corrected to be filed with the SEC and disseminated to the Company's shareholders to the extent required by applicable federal securities laws.

    3.14 Real Property.
    (a) Section 3.14(a) of the Disclosure Schedule contains a list of all real property or interests in real property owned or leased by the Company and its Subsidiaries. Copies of all leases so listed, including all modifications, amendments and supplements thereto, have heretofore been made available to Parent and all such leases are in full force and effect in accordance with their respective terms.

    (b) There are no existing defaults or events that, with notice or lapse of time or both, would constitute defaults, under any such leases, except for defaults that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company's ability to continue to operate the relevant properties as currently operated. Neither the consummation of the Offer nor the Merger shall cause the termination of any such leases, or have a material adverse effect on the rights thereunder of the Company or its Subsidiaries.

    (c) The Company and its Subsidiaries enjoy peaceful and undisturbed possession of the leased properties. The Company or its relevant Subsidiary has good and valid title to the leasehold estate in each property leased by it, except for (i) mortgages and encumbrances that secure indebtedness that are properly reflected on the Company Financial Statements; (ii) liens for taxes accrued but not yet payable; (iii) liens arising as a matter of Law in the ordinary course of business with respect to obligations incurred after the date of the Company Financial Statements, provided that the obligations secured by such liens are not delinquent or are being contested in good faith; and (iv) such imperfections of title and encumbrances, if any, as do not, individually or in the aggregate, materially detract from the value or materially interfere with the present use of such property.

    (d) The Company has good and marketable fee title to the real property interests owned by it, except for (i) mortgages and encumbrances that secure indebtedness that are properly reflected on the Company Financial Statements;
(ii) liens for taxes accrued but not yet payable; (iii) liens arising as a matter of Law in the ordinary course of business with respect to obligations incurred after the date of the Company Financial Statements, provided that the obligations secured by such liens are not delinquent or are being contested in good faith; and (iv) such imperfections of title and encumbrances, if any, as do not, individually or in the aggregate, materially detract from the value or materially interfere with the present use of such property.

    (e) The Company or its Subsidiaries are not in material violation of any zoning, building or safety ordinance, regulation or requirement or other Law applicable to the operation of the owned real properties or leased properties likely to impede the normal operation of the business of the Company or its Subsidiaries, and the Company or its Subsidiaries have not received any written notice of any such violation with which such recipient has not complied.

    (f) There are no pending, or, to the knowledge of the Company, threatened condemnation or similar proceedings relating to any of the owned real properties or leased properties of the Company or its Subsidiaries.

    3.15 Labor Matters. Except as set forth in Section 3.15 of the Disclosure Schedule, (a) there is no unfair labor practice complaint against the Company or any Subsidiary pending or to the knowledge of the Company threatened before the National Labor Relations Board; (b) there is no labor strike, dispute, slow down or stoppage actually pending or, to the knowledge of the Company,
                                     19
threatened against or involving the Company or any Subsidiary; and (c) no private agreement restricts the Company or any Subsidiary from relocating, closing or terminating any of their operations or facilities. There are no controversies pending or, to the knowledge of the Company, threatened between the Company or any of its Subsidiaries and any representatives of its employees, and, to the knowledge of the Company, there are no organizational efforts underway involving employees of the Company or any of its Subsidiaries, except in each case activities that would not, individually or in the aggregate, have a Material Adverse Effect or adversely affect the ability of the Company to perform its obligations hereunder or to consummate the Merger.

    3.16 Contracts; Certain Agreements.
    (a) Except (i) as disclosed in the SEC Filings, (ii) documents identified in Section 3.16(a) of the Disclosure Schedule, (iii) the leases identified in
Exhibit 3.14 to the Disclosure Schedule and (iv) purchase orders issued for inventory and supplies in the ordinary course of business, there is no contract or agreement that is material to the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party thereto is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred that, with notice or lapse of time or both, could reasonably be expected to result in a default under, any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound, except for breaches, violations and defaults that individually or in the aggregate, are not having and could not reasonably be expected to have a Material Adverse Effect or adversely affect the ability of the Company to perform its obligations hereunder or to consummate the Merger.

    (b) Neither the Company nor any of its Subsidiaries is a party to any oral or written (i) union or collective bargaining agreement, (ii) agreement with any executive officer or other key employee of the Company or any of its Subsidiaries the benefits of which are contingent or vest, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature contemplated by this Agreement, except for the Change of Control Agreements and agreements pursuant to the Directors' Stock Option Plan, the 1993 Stock Incentive Plan and the 1987 Restricted Stock Plan, (iii) employment agreement with respect to any executive officer or other key employee of the Company or any of its Subsidiaries, except for the Company's employment agreement with David W. Morrow dated as of January 1, 1997, or (iv) agreement or plan, including any stock option, stock appreciation right, restricted stock, stock purchase plan or Benefit Arrangement, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except for those listed in clause (ii) above. Each of the Agreement among Shareholders dated October 8, 1987 and the Agreement among Shareholders dated October 14, 1988, each by and among the Company and the shareholders named therein, as amended, are terminated in their entirety and have no further force or effect.

    (c) Except as set forth in Section 3.16(c) of the Disclosure Schedule, the consummation of the Offer, the Merger and the other transactions contemplated by this Agreement will not result in payments (including any gross-up payments in respect of any "excess parachute payments" within the meaning of Section 280G of the Code) under the agreements referred to in Section 3.16(b)(ii).

    3.17 Absence of Certain Liabilities.   Except for matters reflected or
reserved against in the balance sheet for the period March 29, 1997 included in the Company Financial Statements, neither the Company nor any of its Subsidiaries had at that date, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature, whether or not required by generally accepted accounting principles to be reflected in a consolidated balance sheet of the Company and its consolidated Subsidiaries (including the notes thereto), except liabilities or obligations that (i) were incurred in the ordinary course of business consistent with past practices and (ii) have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or adversely affect the ability of the Company to perform its obligations hereunder or to consummate the Merger.

    3.18 Opinion of Financial Advisor. The Company has received a written opinion dated July 7, 1997 from its financial advisor, CSFBC that, as of such date, and on the basis of and subject to the matters set forth therein, the Per Share Price was fair from a financial point of view to the Company's shareholders and such opinion shall not have been (i) withdrawn or (ii) modified or amended in a manner that is adverse to Parent, Sub or the Offer, it being understood by the Company, Parent and Sub that CSFBC has not been, and is not expected to be, asked to update its opinion and shall have no express or implied obligation to do so, and provided that any advice of CSFBC contemplated by
Section 5.2(a) shall not be deemed to be such a withdrawal, modification or amendment. A copy of such opinion has been provided to Parent.

    3.19 Takeover Statute. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby will not cause to be applicable to the Company any "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation enacted under Alabama law.

    3.20 Insurance. There are no material retroactive premium adjustments under any of the Company's insurance policies or other insurance arrangements with third parties.

    3.21 Intellectual Property.

    (a) The Company, directly or indirectly, owns, licenses or otherwise possesses (or has applied for), legally enforceable rights to use as they are currently used in the conduct of the Company's business all trademarks, trade names, service marks, trade dress, logos and designs and any and all registrations and applications therefor (and all goodwill associated therewith), all copyrights, whether or not registered, all patents and any applications therefor, computer software and tangible or intangible proprietary information or material (the "Company Intellectual Property

Rights"), except where the failure to so own, be licensed or otherwise possess legally enforceable rights to use could not reasonably be expected to have a Material Adverse Effect.

    (b) Section 3.21 (b) of the Disclosure Schedule sets forth a complete and accurate list of the Company's (i) registered trademarks, trade names, service marks and copyrights, and (ii) patent applications or issued patents. Except as set forth in Section 3.21(b) of the Disclosure Schedule, no claims with respect to the Company Intellectual Property Rights have been asserted or, to the knowledge of the Company, are threatened by any person, (i) that the manufacture, use, sale or licensing by the Company or any of its Subsidiaries infringes on any copyright, patent, trademark, trade secret, service mark, or other proprietary right of any person, (ii) against the use by the Company or any of its Subsidiaries of any material trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of the Company and its Subsidiaries as currently conducted, or (iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights. All registered trademarks, service marks, patents, and copyrights owned or held by the Company are valid and subsisting and not subject to cancellation or abandonment proceedings. No claims or actions have been asserted or are threatened by the Company against any person with regard to the Company Intellectual Property Rights and, to the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company or any of its subsidiaries, that could reasonably be expected to have a Material Adverse Effect or adversely affect the ability of the Company to perform its obligations hereunder or to consummate the Merger.
No Company Intellectual Property Right or product of the Company or any of its Subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company or any of its Subsidiaries.

    3.22 Certain Agreements. Neither the Company nor any of its Subsidiaries is a party to, or bound by, any contract or agreement that materially limits the ability of the Company directly or through any of its Subsidiaries to compete in any line of business or with any person in any geographic area during any period of time.

    3.23 Indemnification Claims. The Company is not aware of any indemnification, breach of contract or similar claim by or against the Company or any of its Subsidiaries that is pending or threatened (or that could be reasonably expected to be made in the future), in each case in excess of $250,000 in amount, with respect to any acquisition by the Company after January 1, 1992.

    3.24 Prior Negotiations. The Company, CSFBC and the Company's other advisors and representatives have not been involved in substantive discussions with any group or person (or any of their respective affiliates or associates) or their representatives, or furnished material confidential information (including the offering memorandum prepared by the Company) to any such group or person (or any of their respective affiliates or associates) or their representatives, in connection with a possible takeover proposal except for such groups or persons which have executed and delivered to the Company a customary confidentiality agreement (containing "standstill" provisions that are
                                     22
substantially similar to the analogous provisions in the Confidentiality Agreement (as defined in Section 9.11)).

                                      ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

    Each of Parent and Sub represents and warrants to the Company as follows:

    4.1 Organization of Parent and Sub. Parent and Sub are corporations duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and have all requisite corporate power and authority to own their respective properties and carry on their respective businesses as now being conducted. Parent and Sub are duly qualified as foreign corporations to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except to the extent that any failure to so qualify or be in good standing would not have a material adverse effect on Parent or Sub. Parent has delivered to the Company correct and complete copies of the certificates of incorporation and bylaws of Parent and Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted only such operations as are required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

    4.2 Authority Relative to this Agreement. Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Sub and the consummation by each of Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate (including shareholder) action on the part of Parent and Sub. This Agreement has been duly and validly executed and delivered by each of Parent and Sub, and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes the legal, valid and binding agreement of Parent and Sub enforceable in accordance with its terms.

    4.3  Non-Contravention; Approvals and Consents.
    (a) The execution and delivery of this Agreement by each of Parent and Sub do not, and the performance by Parent and Sub of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of, or result in the creation or imposition of any lien upon any of the assets or properties of the Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of (i) the certificates of incorporation or bylaws (or other comparable charter documents) of the Parent or any of its Subsidiaries, or (ii) subject to the taking of the actions described in paragraph

(b) of this Section, (x) any Law or Order applicable to Parent or any of its Subsidiaries or any of their respective assets or properties, (y) any Contract to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective assets or properties is bound, or (z) any employee benefit plan of Parent or any Subsidiaries; except, with respect to the foregoing clauses (x), (y) and (z) those that, individually or in the aggregate, (I) could not reasonably be expected to adversely affect the ability of Parent and Sub to consummate the transactions contemplated hereby or (II) occur as a result of the regulatory status of the Company or its Subsidiaries, and except for the consent of the holders of a majority in principal amount outstanding of its 12% Senior Notes due 2006 issued pursuant to the Indenture dated as of March 5, 1996 described on Annex A.

    (b)  Except for (i) the premerger notification requirements of the HSR Act,
(ii) the requirements of the Exchange Act, any relevant national securities exchange and the Nasdaq Stock Market, (iii) the filing of appropriate documents relating to the Merger required by the ABCA, and (iv) the consent of the holders of a majority in principal amount outstanding of its 12% Senior Notes due 2006 issued pursuant to the Indenture dated as of March 5, 1996 described on Annex A, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other person is necessary or required, under any of the terms, conditions or provisions of any Law or Order or any Contract to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective assets or properties is bound, for the execution and delivery of this Agreement by each of Parent and Sub, the performance by each of Parent and Sub of its obligations hereunder or the consummation of the transactions contemplated hereby, except those that the failure to make or obtain, individually or in the aggregate, (I) could not reasonably be expected to adversely affect the ability of Parent and Sub to consummate the transactions contemplated hereby or (II) occur as a result of the regulatory status of the Company or its Subsidiaries.

    4.4  Legal Proceedings.   (i) There are no actions, suits, arbitrations,
proceedings or investigations pending or, to the knowledge of Parent, threatened, against Parent or any of its Subsidiaries or any of their respective assets and properties that, individually or in the aggregate, could reasonably be expected to adversely affect the ability of Parent and Sub to consummate the transactions contemplated hereby, and (ii) neither Parent nor any of its Subsidiaries is subject to any Orders that, individually or in the aggregate, could reasonably be expected to adversely affect the ability of Parent and Sub to consummate the transactions contemplated hereby.

    4.5 Financing. Parent has received bridge financing commitments aggregating at least $350 million, which is sufficient to pay the aggregate amount payable in respect of the Shares upon the consummation of the Offer and the Merger.
                                     24

    4.6  Information Supplied.
    (a) The Schedule 14D-1 and the Offer Documents will not, on the date filed with the SEC and first published, sent or given to shareholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Parent or Sub with respect to information supplied in writing by or on behalf of the Company expressly for inclusion therein and information incorporated by reference therein from documents filed by the Company or any of its Subsidiaries with the SEC. The
Schedule 14D-1 and the Offer Documents will comply as to form in all material respects with the requirements of the Exchange Act.

    (b) Neither the information supplied or to be supplied in writing by or on behalf of Parent or Sub for inclusion in, nor the information incorporated by reference from documents filed by Parent or any of its Subsidiaries with the SEC into, the Schedule 14D-9 will, on the date the Schedule 14D-9 is filed with the SEC and first published, sent or given to shareholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    (c) Parent and Sub (and the Company, with respect to written information supplied specifically for use in the Schedule 14D-1 and the Offer Documents) shall promptly correct the Schedule 14D-1 and the Offer Documents if and to the extent that they shall have become false or misleading in any material respect and Parent and Sub shall take all steps necessary to cause such documents as so corrected to be filed with the SEC and disseminated to the Company's shareholders to the extent required by applicable federal securities laws.

                                      ARTICLE V
                               COVENANTS OF THE COMPANY

    5.1 Conduct of Business by the Company Pending the Merger. Except as described on the Disclosure Schedule or as otherwise contemplated by this Agreement, prior to the Effective Time, unless Sub shall otherwise agree in writing (provided, however, that following the appointment of Sub's designees to the Company's Board of Directors pursuant to Section 1.3, Sub shall be deemed to have consented to all actions taken by the Company thereafter, except actions, if any, directed or caused by those directors who were not so designated by the Sub or by the Board of Directors of the Company prior to the appointment of such designees):
    (a) The business of the Company and its Subsidiaries shall be conducted only in the ordinary course consistent with past practices.

     (b) The Company shall use all commercially reasonable efforts to preserve intact in all material respects the business organization of the Company and its Subsidiaries, to keep available the services of its and their present officers and employees and to preserve the goodwill of those having business relationships with it and its Subsidiaries.

    (c) Except as permitted in Section 5.3, the Company shall not, and shall not permit any of its Subsidiaries to (i) amend its articles of incorporation or bylaws (or comparable charter documents); (ii) split, combine, reclassify or take similar action with respect to any of its capital stock; (iii) issue or agree to issue any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, other than, in the case of the Company, shares of capital stock and Rights issuable pursuant to the Rights Agreement and Shares issuable upon the exercise of outstanding options to purchase an aggregate of 455,050 Shares pursuant to the 1993 Stock Incentive Plan and the Directors' Stock Option Plan; (iv) purchase, redeem or otherwise acquire any Shares or any other shares of its capital stock of any class; or (v) declare, set aside or pay any dividend payable in cash, stock or property or make any other distributions with respect to Shares or any other shares of its capital stock of any class; or (vi) make any commitment to do any of the foregoing, except for (A) the declaration and payment of dividends by a wholly-owned Subsidiary of the Company solely to the Company and (B) the declaration and payment of regular quarterly cash dividends by the Company consistent with past practices (including as to declaration, record and payment dates) in no event to exceed $0.11 per Share per fiscal quarter.

    (d)  The Company shall not, and shall not permit any of its Subsidiaries to
(i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any investment in any other person, either by purchase of stock or securities, contribution to capital (other than to wholly-owned Subsidiaries), property transfer or purchase of any material amount of property or assets; (ii) other than sales of inventory in the ordinary course of its business consistent with past practices and other than the sale of surplus real estate, sell, lease, grant any security interest in or otherwise dispose of or encumber any material amount of its assets or properties; (iii) incur any indebtedness for borrowed money other than borrowings in the ordinary course of business under existing lines of credit (or under any refinancing of such existing lines of credit), or issue any debt securities, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person (other than a wholly-owned Subsidiary); (iv) make any capital expenditure or commitment for additions to plant, property or equipment constituting capital assets except expenditures pursuant to commitments existing as of the date of this Agreement and reflected in Section 5.1(d) of the Disclosure Schedule or included in the Company's budgets for fiscal years 1997 and 1998 as described in Section 5.1(d) of the Disclosure Schedule; (v) change any assumption underlying, or method of calculating, any bad debt, contingency or other reserve (except changes that may be necessary or appropriate in order to comply with a change in generally accepted accounting principles that takes effect after the date of this Agreement); (vi) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than (A) the payment, discharge or satisfaction of liabilities in the ordinary course consistent with past practices and (B) costs relating to this Agreement and the transactions contemplated hereby; (vii) waive, release, grant or transfer any rights of material value or modify or change in any material respect any existing material license, lease, contract or other document; or (viii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; provided, however, that, notwithstanding the foregoing, nothing herein shall prohibit the Company from financing, constructing, equipping, supplying, staffing and opening new stores and remodeling existing stores for which commitments have been entered into by the Company prior to the date hereof and which commitments are reflected in Section 5.1(d) of the Disclosure Schedule.

    (e) Neither the Company nor any of its Subsidiaries shall (i) enter into any new severance or change of control agreement, or any employment agreement;
(ii) amend any existing employment contract or change of control or severance agreement; (iii) grant any increases in compensation or benefits other than increases in the ordinary course consistent with past practices; (iv) adopt any new Employee Plan or Benefit Arrangement; (v) make any change in or to any existing Employee Plan or Benefit Arrangement, other than such changes as are required by Law or that, in the opinion of its counsel, are necessary or advisable to maintain the tax-qualified status of such Employee Plan or Benefit Arrangement; (vi) make any grants, awards or distributions under any Employee Plan or Benefit Arrangement, other than those grants, awards or distributions required to be made under such Employee Plans or Benefit Arrangements as in effect on the date of this Agreement; or (vii) make any amendment to any provision of any outstanding grant or award.

    (f) The Company shall not cause any of the Company's representations or warranties that are subject to a materiality qualification to become untrue and shall not cause any of the Company's representations and warranties that are not so qualified to become untrue in any material respect.

    5.2  No Solicitation
    (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any takeover proposal, or (ii) participate in any discussions or negotiations regarding, or furnish to any person or group (as those terms are defined in Section 9.2) any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to any takeover proposal, provided, however, that prior to the expiration of the Offer, upon receipt by the Company of a bona fide written unsolicited takeover proposal to purchase all the Shares outstanding for (A) a cash amount per Share in excess of the Per Share Price or (B) consideration which is not all cash that the Company has determined reasonably and in good faith to be in excess of the Per Share Price and that CSFBC has advised the Company in writing is in excess of the Per Share Price (a copy of which advice has been furnished by the Company to Parent), in either case by a group or person (or any of their respective affiliates or associates) who (x) within the past 12 months has not executed and delivered to the Company a confidentiality agreement and whose failure to execute a confidentiality agreement does not constitute a breach of Section 3.24 hereof (any such person or group a "New Bidder") and (y) in the good faith reasonable judgment of the Board of Directors after consultation with CSFBC possesses the financial wherewithal reasonably to be capable of consummating the takeover proposal (a "superior proposal"), following notice to Parent as required by Section 5.2(c), the Company may participate in negotiations with a New
Bidder regarding the superior proposal and furnish information with respect to the Company pursuant to a customary confidentiality agreement (containing "standstill" provisions no less onerous than in the Confidentiality Agreement (as defined in Section 9.11)). Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of the Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of the Company or any of its Subsidiaries, shall be deemed to be a breach of this Section 5.2(a) by the Company. For purposes of this Agreement, "takeover proposal" means any proposal for a tender offer, merger or other transaction involving any Change in Control described in Section 8.3(b)(i) or (iii).

    (b) Neither the Board of Directors nor any committee thereof shall (i) withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by the Board of Directors nor any such committee of this Agreement, the Offer or the Merger, (ii) approve or recommend any takeover proposal, (iii) enter into any agreement with respect to any takeover proposal, (iv) amend the Rights Agreement, redeem the Rights or waive any other anti-takeover provisions (including Article Eleven of the Company's Articles of Incorporation) or otherwise facilitate any other takeover proposal in any respect, or (v) terminate this Agreement in connection with any takeover proposal. Notwithstanding the foregoing, in the event the Board of Directors receives a superior proposal from a New Bidder or any other group or person which the Board of Directors determines in its good faith reasonable judgment (and based on the written advice of CSFBC) to be more favorable to the Company's shareholders than the Offer and Merger, the Board of Directors may (subject to the following sentence): (A) withdraw or modify its approval or recommendation of this Agreement, the Offer and the Merger taken together, (B) recommend any such superior proposal, or (C) solely with respect to such a superior proposal submitted by a New Bidder, terminate this Agreement in order to enter into an agreement with respect to such a superior proposal or amend the Rights Agreement, redeem the Rights or waive any other anti-takeover provisions in respect of such superior proposal and otherwise facilitate such proposal, in each case (subject to Section 8.1(b)(iv)) at any time following Parent's receipt of written notice of the Company's intent to take the actions described in clauses (A), (B) and/or (C) above (a "Section 5.2(b) Notice") advising Parent that the Board of Directors has received a superior proposal, specifying the material terms and conditions of such superior proposal and identifying the person or group making such superior proposal. The Company may deliver the Section 5.2(b) Notice and take any of the foregoing actions described in clauses (A), (B) and/or (C) only if (i) the Company is not otherwise in material breach of this Agreement and (ii) the Company pays to Parent concurrent with the delivery of the Section 5.2(b) Notice the Termination Fee and the Expense Fee (as defined in Section 8.3).

    (c)  In addition to the obligations of the Company set forth in paragraph
(b) above, the Company shall promptly advise Parent orally and in writing of any takeover proposal, or any inquiry with respect to or which could reasonably be expected to lead to any takeover proposal, the material terms and conditions of such takeover proposal or inquiry, and the identity of the person making any such takeover proposal or inquiry. The Company will keep Parent fully informed of the status and details of any such takeover proposal or inquiry and the Company's responses and other actions with respect thereto. The parties understand and agree that the Company shall be entitled to disclose to its shareholders any such information which is required by applicable law (including without limitation the Exchange Act) regarding any takeover proposal. The Company will not amend, modify, waive, or terminate any of the provisions of any confidentiality agreement or "standstill" agreement with any group or person to which the Company or any of its Subsidiaries is a party and shall request the return of any confidential information pursuant to the terms thereof.
The Company agrees that Parent shall be permitted to enforce such agreements on the Company's behalf including seeking equitable relief to the extent available.

    (d) Notwithstanding anything to the contrary contained herein, during the period commencing on the date hereof and ending 180 calendar days following the date of this Agreement, the Company shall not permit any of the actions described in Section 5.2(a) or Section 5.2(b) (except the actions described in clauses (A) and (B) of Section 5.2(b)) involving any person or group, together with their affiliates or associates, who is or should be listed in or referred to in Section 3.24 of the Disclosure Schedule.


    5.3 Company Stock Plans. Prior to the Effective Time, the Company may elect to accelerate the exercisability of options granted and outstanding prior to the date of this Agreement under the Directors' Stock Option Plan and the 1993 Stock Incentive Plan and the vesting of restricted shares granted and outstanding prior to the date of this Agreement under the 1987 Restricted Stock Plan and may waive the two-year holding period for stock issued pursuant to the Director Compensation Plan. In addition, the Company shall have the right prior to the Effective Time to pay to any holder of an outstanding option to purchase Common Stock an amount equal to the difference between the Per Share Price and the per Share exercise price of a stock option held by such holder multiplied by the number of Shares then subject to such option (whether or not then exercisable), less any amounts required to be withheld under the Code or any provision of state, local or foreign tax law, in exchange for the surrender and cancellation of such stock option.
The Company shall use its commercially reasonable best efforts to cause all options to be exercised prior to the Effective Time. The Company has been advised by its directors that they will exercise all options held by them prior to the consummation of the Offer. Prior to the Effective Time, the Company may adopt any amendments to its Directors' Stock Option Plan, 1993 Incentive Compensation Plan or 1987 Restricted Stock Plan or any agreements thereunder as may be necessary or appropriate to effectuate the foregoing, provided that no such amendment may reduce the per Share exercise price of such options. In addition, the Company may terminate or amend the Director Compensation Plan to eliminate future issuances of stock.

                                     ARTICLE VI
                                 ADDITIONAL COVENANTS

    6.1  Proxy Statement and Special Meeting.
     (a) Promptly after consummation of the Offer, the Company shall prepare and file with the SEC, if required by the rules of the SEC, a preliminary proxy statement, together with a form of proxy, or information statement, with respect to the special meeting of the Company's shareholders at which the shareholders of the Company will be asked to approve the Merger (the "Special Meeting"). The Company shall use its best efforts to have the proxy statement or information statement cleared by the SEC and, as promptly as practicable thereafter, subject to compliance with the rules and regulations of the SEC, the Company shall mail a definitive proxy statement or information statement to shareholders of the Company (such proxy or information statement and all amendments or supplements thereto, if any, the "Proxy Statement"). Parent, Sub and the Company shall cooperate with each other in the preparation of the Proxy Statement. The Company shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for additional information, and promptly shall provide to Parent copies of all correspondence between the Company or any representative of the Company and the SEC with respect to the Proxy Statement. The Company shall give Parent and its counsel the opportunity to review the Proxy Statement and all responses to SEC comments and requests for additional information before they are sent to the SEC.
Each of the Company, Parent and Sub agrees to use its best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests for information from the SEC and to cause the Proxy Statement to be mailed at the earliest practicable time to the Company's shareholders entitled to vote at the Special Meeting.

    (b) Promptly after consummation of the Offer, the Company shall take all action necessary, in accordance with the ABCA and its Articles of Incorporation and Bylaws, to convene the Special Meeting.

    (c) Subject to the fiduciary obligations of the Board of Directors under applicable law, (i) the Proxy Statement shall contain the recommendation of the Board of Directors that the shareholders of the Company vote to approve the Merger, and (ii) the Company shall, if proxies are solicited, use its best efforts to solicit from its shareholders proxies in favor of such approval and to take all other action reasonably necessary or helpful to secure the vote or consent of shareholders required to effect the Merger.

    (d) At the Special Meeting, Parent and its direct and indirect Subsidiaries shall vote, or cause to be voted, all of the Shares then owned by any of them in favor of the Merger.

    6.2  HSR Matters.

    (a) No later than seven business days after the date of this Agreement, Parent, Sub and the Company shall file (or cause their Ultimate Parent Entities as defined in the HSR Act to file) with the Federal Trade Commission ("FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") the appropriate notification and report forms under the HSR Act with respect to the transactions contemplated by this Agreement. Parent, Sub and the Company shall comply, and Parent and Sub shall cause their Ultimate Parent Entities to comply, at the earliest practicable date with any request from the FTC or the DOJ for additional information or documentation with respect to such filing. To the extent permitted by law, Parent, Sub and the Company shall request, and Parent and Sub shall cause their Ultimate Parent Entities to request, that the FTC and DOJ treat as confidential the information so submitted.

    (b) Subject to the terms and conditions of this Section 6.2, Parent and Sub shall, and shall cause their Ultimate Parent Entities to, use their commercially reasonable best efforts to (i) resolve diligently and expeditiously any objections that may be asserted by the FTC or the DOJ with respect to the transactions contemplated by this Agreement ("Objections"), and (ii) obtain the termination of the waiting period under the HSR Act, in each case prior to the initial expiration date of the Offer or, if not possible by such date, as soon as practicable thereafter.

    (c) Parent, Sub and the Company shall cooperate fully and in good faith in connection with overcoming Objections, and (i) each of Parent, Sub and the Company shall promptly inform the other of any material communication made by such party to, or received by such party from, the FTC or the DOJ, and (ii) Parent shall keep the Company informed of any material discussions between Parent and/or Sub and the FTC and/or the DOJ regarding this Agreement. Parent and Sub shall cause their Ultimate Parent Entities to cooperate fully in connection with the foregoing matters in this Section.

    (d) Notwithstanding the foregoing, nothing contained in this Agreement will require or obligate Parent or Sub (i) to initiate or defend any litigation to which any Governmental or Regulatory Authority (including the DOJ and the FTC) is a party, (ii) to agree or otherwise become subject to any material limitations on (A) the right of the Parent or Sub, or their affiliates effectively to control or operate the business, assets, or operations of the Company, (B) the right of Parent, Sub, or its affiliates to acquire or hold the business, assets, or operations of the Company, (C) the right of Parent or Sub to exercise full rights of ownership of the shares of Common Stock of the Company acquired by Parent or Sub including, without limitation, the right to vote any shares held by Parent or Sub on all matters properly presented to the Company's shareholders, or (iii) to agree or otherwise be required to sell or otherwise dispose of, hold separate (through the establishment of a trust or otherwise), or divest itself of all or any portion of the business, assets, or operations of the Company, Sub or the Parent, except, in connection with the proposed resolution of any Objections, for the sale or disposal of such of the Company's supermarkets (or, in lieu thereof, supermarkets of Parent) that did not in the aggregate generate in excess of $2.7 million of net earnings before interest, tax, depreciation and amortization for the fiscal year ended June 29, 1997 (based upon the Company's books and records for such supermarkets by location) ("EBITDA"). (If Parent is required to divest a Parent store, the EBITDA of the closest Company store shall be used in calculating the $2.7 million.)

    6.3 Publicity. Neither Parent, Sub or their respective representatives nor the Company or its representatives shall disclose to any person (including by means of a press release) any information relating to this Agreement and the transactions contemplated hereby, except as expressly permitted hereby or to the extent reasonably appropriate to accomplish the purposes of this Agreement, without obtaining the prior consent of Parent or the Company, as the case may be, which shall not be unreasonably withheld; provided, however, that nothing in this Section shall prohibit any party from making any disclosure that its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law or the applicable rules of the SEC, any state securities authority, any securities exchange or the Nasdaq Stock Market, as long as such party makes a good faith effort to consult with the other party prior to such disclosure. This Section shall supersede the provisions of paragraph 2 of the Confidentiality Agreement (defined in Section 9.11).

    6.4  Investigation; Confidentiality.
    (a) The Company shall give to Parent and Sub and their respective representatives full access upon reasonable prior notice and during normal business hours, to all officers, employees, agents, attorneys, accountants, assets, properties, books and records of the Company and its Subsidiaries, and shall cause its and its Subsidiaries' officers and independent auditors to furnish to such persons such financial and operating data and other information, including access to the working papers of its independent auditors, with respect to its business and properties and the business and properties of its Subsidiaries as such persons shall from time to time reasonably request; provided, however, that in conducting their investigation, Parent and Sub and such representatives may not interfere unreasonably with the business and operations of the Company and its Subsidiaries. Information obtained pursuant to the immediately preceding sentence shall constitute "Confidential Information" under the Confidentiality Agreement, subject to paragraph 4 of such Agreement. This Section shall supersede the first sentence of paragraph 6 of the Confidentiality Agreement and the Company shall not be entitled to request the return of Confidential Information pursuant to paragraph 3 of such Agreement unless and until this Agreement terminates.

    (b) Parent and Sub shall, upon request by the Company, provide the Company, its counsel, accountants and other authorized representatives with such information concerning Parent or Sub as may be reasonably necessary for the Company to ascertain the accuracy and completeness of the information supplied by or on behalf of Parent or Sub for inclusion in the Schedule 14D-1, Schedule 14D-9 and the Proxy Statement and to verify Parent's and Sub's performance of and compliance with their respective representations, warranties and covenants herein contained. Except as and to the extent required by law, the Company shall keep confidential any information furnished to it pursuant to the preceding sentence that is reasonably designated as confidential at the time of delivery.

    6.5  Directors' and Officers' Indemnification and Insurance.
    (a) The Company, and from and after the Effective Time, the Surviving Corporation (each, an "Indemnifying Party"), shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs and expenses (including attorneys' fees), liabilities, judgments and settlement amounts that are paid or incurred in connection with any claim, action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative and whether asserted or claimed prior to, at or after the Effective Time) that is based in whole or in part on, or arises in whole or in part out of, the fact that such Indemnified Party is or was a director or officer of the Company or any of its Subsidiaries and (i) relates to or arises out of any action or omission occurring or allegedly occurring at or prior to the Effective Time, or (ii) is based in whole or in part on, arises in whole or in part out of, or pertains in whole or in part to, this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under applicable law to indemnify its own directors or officers, as the case may be; provided that no Indemnifying Party shall be liable for any settlement of any claim effected without its written consent, which consent shall not be unreasonably withheld. Without limiting the foregoing, in the event that any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising prior to or after the Effective Time), the Indemnifying Parties will pay expenses in advance of the final disposition of any such claim, action, suit, proceeding or investigation to each Indemnified Party to the full extent permitted by applicable law. To the extent that any indemnification is sought pursuant to this Section 6.5(a), the Indemnified Party will promptly notify the Parent of any claim, action, suit, proceeding, or investigation for which it may seek indemnification under this Section 6.5; and in the event of any such claim, action, suit, proceeding, or investigation (whether arising before or after the Effective Time), (i) Parent or the Surviving Corporation will have the right to assume the defense thereof, and neither Parent nor the Surviving Corporation will be liable to such Indemnified Parties for any legal expenses of other counsel subsequently incurred thereafter by such Indemnified Parties in connection with the defense thereof, except that an Indemnified Party will have the right to retain separate counsel, reasonably acceptable to the Parent, at the expense of the Indemnifying Party if the named parties to any such proceeding include both the Indemnified Party and the Company or Parent, or their respective successors, and the representation of such parties by the same counsel would be proscribed under applicable standards of professional conduct; provided that, (i) neither the Parent nor the Surviving Corporation will be responsible for the legal expenses of more than one law firm in connection with any one matter, (ii) the Indemnified Parties will cooperate in the defense of any such matter, and (iii) neither the Parent nor the Surviving Corporation will be liable for any settlement effected without its prior written consent; provided, however, that notwithstanding the foregoing, neither the Parent nor the Surviving Corporation will have any obligation under this Section 6.5 to indemnify an Indemnified Party when and if a court of competent jurisdiction ultimately determines, and such determination becomes final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

    (b) Except as required by applicable Law or legal process, Parent, Sub and the Company will not take any action so as to amend, modify or repeal the provisions for exculpation of directors or indemnification of directors or officers contained in the articles of incorporation or bylaws (or other comparable charter documents) of the Surviving Corporation and its Subsidiaries in such a manner as would adversely affect in any material respect the rights of any individual who shall have served as a director or officer of the Company or any of its Subsidiaries prior to the Effective Time to be exculpated or to be indemnified by such corporations in respect of their serving in such capacities prior to the Effective Time. The Company will honor in accordance with their respective terms each of the indemnity agreements between the Company and each of its directors as in effect on the date of this Agreement and shall not terminate such agreements prior to the Effective Time.

    (c) The Company shall, and after the consummation of the Offer, Parent shall cause the Company to, until the sixth anniversary of the Effective Time and for so long thereafter as any claim asserted prior to such date has not been fully adjudicated by a court of competent jurisdiction, cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries as of the date hereof (or policies providing at least the same coverage amounts and containing terms that are no less advantageous to the insured parties) with respect to claims arising from facts or events that occurred or are alleged to have occurred at or prior to the Effective Time; provided that the Company shall endeavor to obtain such coverage at the lowest premium cost reasonably available and that the Company shall not, and Parent shall not be obligated to cause the Surviving Corporation to, pay an aggregate (whether over time or on a one-time basis) premium in excess of $600,000.

    (d) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and each party entitled to insurance coverage under paragraph (c) above, respectively, and his or her heirs and legal representatives, and shall be in addition to any other rights an Indemnified Party may have under the ABCA, any indemnity agreement, the articles of incorporation or bylaws of the Surviving Corporation or any of its Subsidiaries, or otherwise.

    6.6 Change of Control Agreements. The Company will, and after the consummation of the Offer Parent shall cause the Company to, honor in accordance with their respective terms each of the Change of Control Agreements (defined in Section 3.10) as in effect on the date of this Agreement.

    6.7 Fees and Expenses. Whether or not the Offer or the Merger is consummated, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, subject to Sections 5.2, 8.1, 8.2 and 8.3.

    6.8 Conduct of Business of Sub. Parent shall cause Sub to perform its obligations under this Agreement in accordance with its terms.

    6.9 Cooperation. Subject to the terms and conditions of this Agreement (including, without limitation, Sections 1.1 and 6.2 and Annex A) Parent, Sub and the Company shall cooperate with each other and use their respective commercially reasonable best efforts to cause the conditions to the Offer in Annex A to be met as soon as reasonably practicable. The Company shall cooperate with Parent's reasonable requests for assistance in connection with Parent's transition planning and related activities prior to the Effective Time.

    6.10 Post-Offer Action. As soon as practicable following consummation of the Offer, Parent and Sub shall use their commercially reasonable best efforts to cause the conditions to the Merger set forth in Article VII to be met and to consummate the Merger, subject to the terms of this Agreement.

    6.11 Transaction Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any litigation against the Company and its directors directly relating to any of the transactions contemplated by this Agreement until the purchase of Shares pursuant to the Offer, and thereafter shall give Parent the opportunity to direct the defense of such litigation and, if Parent so chooses to direct such litigation, Parent shall give the Company and its directors an opportunity to participate in such litigation; provided, however, that no such settlement shall be agreed to without Parent's consent, which consent shall not be unreasonably withheld; and provided further that no settlement requiring a payment by a director shall be agreed to without such director's consent.

                                     ARTICLE VII
                              CONDITIONS TO THE MERGER

    The respective obligation of each party to effect the Merger is subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

    (i) Sub shall have purchased all Shares validly tendered pursuant to the Offer;

    (ii) This Agreement shall have been adopted by the requisite vote of the shareholders of the Company under the ABCA;

    (iii) No Governmental or Regulatory Authority shall have issued an Order or ruling or taken any other action declaring illegal or otherwise prohibiting the Merger; and

    (iv) All governmental consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time.

                                     ARTICLE VIII
                          TERMINATION, AMENDMENT AND WAIVER

    8.1 Termination. Subject, in the case of the Company, to any approval of Independent Directors required by Section 1.3(c), this Agreement may be terminated at any time (upon written notice to the other parties hereto) prior to the Effective Time, whether before or after approval by the shareholders of the Company:

    (a) by mutual written consent of the Boards of Directors of the Company, Parent and Sub;

    (b)  by the Company,

         (i)  if the Offer has not been commenced timely in accordance with
Section 1.1, provided that such failure shall not have been corrected on the next business day;

         (ii) if any representation or warranty made by Parent and/or Sub in this Agreement shall not be true and correct, which materially and adversely affects the consummation of the Offer, and such breach is not capable of being cured or is not cured by Parent and/or Sub prior to the expiration of the Offer;

         (iii) if Parent or Sub shall not have performed and complied with, in all material respects (without reference to any materiality qualifications contained therein), each agreement and covenant required by this Agreement to be performed or complied with by it, and such breach is not capable of being cured by Parent and/or Sub or is not cured prior to the expiration of the Offer;

         (iv) as provided in Section 5.2 in respect of a superior proposal, provided that (x) the Company shall have paid Parent the Termination Fee and the Expense Fee and (y) Parent or Sub does not make within three business days of receipt of the Section 5.2(b) Notice an offer that the Company's Board of Directors believes in good faith after consultation wih its legal counsel and financial advisors, is at least as favorable, from a financial point of view, to the Company's shareholders as such other other bidder's offer; provided, however, that if subsequent to the payment of the Termination Fee and the Expense Fee and prior to the termination of this Agreement, Parent or Sub makes an offer that the Company's Board of Directors believes in good faith after consultation with its legal counsel and financial advisors, is at least as favorable, from a financial point of view, to the Company's shareholders as such other bidder's offer, Parent and Sub shall, upon written request of the Company, return the Termination Fee and the Expense Fee once the Company shall have approved and recommended Parent's and Sub's amended offer and shall have rescinded any actions taken with respect to such superior proposal pursuant to clauses (A), (B) and (C) of Section 5.2(b);

    (c) prior to the purchase of Shares by Sub pursuant to the Offer, by Parent or Sub, if

         (i) any representation or warranty made by the Company in this Agreement that contains a materiality qualification shall not be true and correct, or any representation or warranty made by the Company in this Agreement that is not so qualified shall not be true and correct in any material respect, and, in each case, such breach of the representation or warranty is not capable of being cured by the Company or is not cured prior to the expiration of the Offer;

         (ii) the Company shall not have performed and complied with, in all material respects (without reference to any materiality qualifications contained therein), each agreement and covenant required by the Agreement to be performed or complied with by it and such breach of the agreement or covenant is not capable of being cured by the Company or is not cured prior to the expiration of the Offer.

    (d)  by Parent, Sub or the Company, if

         (i) (x) the Offer shall be terminated or expire in accordance with its terms without the purchase of any Shares pursuant thereto or (y) Sub shall not have accepted for payment any Shares pursuant to the Offer within 90 calendar days following the commencement of the Offer; provided, that Parent and Sub shall not be entitled to terminate for such reason if the cause thereof is a breach by Parent or Sub of any of their obligations under this Agreement and the Company shall not be entitled to terminate for such reason if the cause thereof is a breach by the Company of any of its obligations under this Agreement;

         (ii) any Governmental or Regulatory Authority shall have issued an Order or ruling or taken any other action declaring illegal or otherwise prohibiting the consummation of the Offer or the Merger and such Order shall have become final and nonappealable;

         (iii) if, at the Special Meeting (including any adjournment or postponement thereof), the Requisite Shareholder Approval is not obtained, except that the right to terminate this Agreement under this Section 8.2(d)(iii) will not be available to any party whose willful failure to perform any material obligation or to perform any material condition under this Agreement has been the proximate cause of, or resulted in, the failure to obtain the Requisite Shareholder Approval.

    8.2 Effect of Termination. If this Agreement is validly terminated by either the Company or Parent or Sub pursuant to Article VIII, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of either the Company or Parent or Sub (or any of their respective representatives or affiliates), except that (i) the provisions of Sections 6.3 and 6.4 relating to confidentiality, and 6.7 relating to fees and expenses, and
Section 5.2, Section 8.3, Section 9.11, and, insofar as they relate to the other provisions of this Agreement that survive termination, Sections 9.3 through 9.7, Sections 9.9 and 9.10 and Sections 9.12 and 9.13, and this Section 8.2 will continue to apply following any such termination and (ii) nothing contained herein shall relieve any party hereto from liability for wilful breach of its representations, warranties, covenants or agreements contained in this Agreement.

    8.3  Termination Payment.
    (a) If (i) Parent or Sub shall have provided the Company with an irrevocable written notice of termination of this Agreement pursuant to Section
8.1 based upon a material wilful breach by the Company of this Agreement (provided that such notice may state that it is subject to payment of the Termination Fee and the Expense Fee by the Company and that, in the event the Termination Fee and Expense Fee are not paid to Parent and Sub within five business days, such termination notice shall be deemed not to have been given and this Agreement shall not terminate as a result of such notice and the Company shall continue to be subject to its obligations to pay the Termination Fee and the Expense Fee as set forth in this Section 8.3) or (ii) any Change in Control shall have occurred during the term of this Agreement, or within 180 days following termination of this Agreement (other than pursuant to (w) Section 8.1(a), (x) Section 8.1(b), (y) Section 8.1(d)(i) if the Offer has expired due to the failure to satisfy any of the conditions in paragraphs (b), (c)(i),
(c)(ii), (c)(iii) or (d) of Annex A, unless in the case of the conditions set forth in paragraphs (b), (c)(i), (c)(ii) or (c)(iii) of Annex A Parent and Sub are diligently pursuing the satisfaction of such conditions and the Company shall not have agreed to Parent's or Sub's written request to extend the Offer beyond the periods prescribed by Section 1.1(b), or (z) Section 8.1(d)(ii), so long as the Company shall not be in breach of this Agreement), then the Company shall promptly, but in no event later than five business days after the first to occur of any such event described in clauses (i) and (ii) above (the "Payment Date"), pay Parent a fee of $7,000,000 (the "Termination Fee") and shall also reimburse Parent and Sub for all out-of-pocket expenses and fees payable by them or their affiliates up to an aggregate of $3,000,000 (including without limitation fees and expenses of all counsel, printers, banks, investment banking firms, and other financial institutions, and their respective agents directly related to the transactions contemplated by this Agreement (including the financing of the transactions contemplated by this Agreement by Parent and Sub or obtaining the required consents of Parent's noteholders) (the "Expense Fee"), such amounts to be paid on the Payment Date in cash in immediately available funds (United States Dollars) by wire transfer to an account designated by Parent in writing not less than one business day prior to the Payment Date. The Termination Fee and the Expense Fee shall, in the alternative, be due under the circumstances provided in Section 5.2. In no event shall the Company be obligated to pay the Termination Fee and the Expense Fee more than once, unless Parent and Sub have previously refunded such Termination Fee and Expense Fee pursuant to Section 8.1(b)(iv) in which case the Termination Fee and Expense Fee shall continue to be payable in the circumstances provided in Section 5.2 and this Section 8.3.

    (b)  As used herein, "Change in Control" means any of the following:

         (i) any person or group (other than Parent or Sub) acquires or beneficially owns, or enters into an agreement with the Company or any of its Subsidiaries to acquire, directly or indirectly, 25% or more of the outstanding Shares or 25% or more of the assets, revenues or earning power of the Company and its Subsidiaries, taken as a whole (it being understood that shares of Subsidiaries constitute assets of the Company for purposes of this Section 8.3);

         (ii) the Company distributes or transfers, or publicly announces its intention to distribute or transfer, to its shareholders, by dividend or otherwise, assets constituting 25% or more of the market value or earning power of the Company on a consolidated basis; or

         (iii) any person or group (other than Parent or Sub) enters into an agreement with the Company or any of its Subsidiaries to consummate, or consummates, directly or indirectly, a tender offer or exchange offer for any Shares or involving a merger, consolidation or other business combination or similar transaction with or involving the Company.

The Company agrees to notify Parent and Sub within five business days of the occurrence of any Change in Control and Parent and Sub shall be entitled to provide wire transfer instructions after receipt of such notice and the Payment Date shall be the next business day after Parent or Sub delivers such wire instructions to the Company.

    (c)  The Company acknowledges that the agreements contained in this Section
8.3 are an integral part of the transactions contemplated by this Agreement, and that without these agreements Parent and Sub would not enter into this Agreement. The parties understand and agree that payment of the Termination Fee and Expense Fee are in addition to all other rights and remedies available to Parent and Sub hereunder, at law or in equity, and that Parent and Sub shall retain and apply the Termination Fee and Expense Fee against all direct and indirect damages suffered by Parent and Sub, whether or not as a result of the occurrence of the events described under Section 8.3(a) above.

    8.4  Amendment.   Subject in the case of the Company to Section 1.3(c),
this Agreement may be amended, supplemented or modified by action taken by the respective Boards of Directors of the parties hereto at any time prior to the Effective Time, whether prior to or after the Requisite Shareholder Approval shall have been obtained, but after such approval only to the extent permitted
by applicable law.   No such amendment, supplement or modification shall be
effective unless set forth in a written instrument duly executed by each party hereto.

    8.5 Waiver. Subject in the case of the Company to Section 1.3(c), at any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors, may to the extent permitted by applicable law (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or (iii) waive compliance with any of the covenants, agreements or conditions of the other parties hereto contained herein. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by the party extending the time of performance or waiving any such inaccuracy or non-compliance. No waiver by any party of any term or condition of this Agreement shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

                                     ARTICLE IX
                                 GENERAL PROVISIONS

    9.1 Non-Survival of Representations, Warranties and Agreements. The representations and warranties of the Company in this Agreement shall not survive the consummation of the Offer, and the other representations and warranties, and the covenants and agreements in this Agreement shall not survive the Effective Time, except for the agreements contained in Article II and
Section 6.5 (relating to directors' and officers' indemnification and insurance) and any other agreement contained herein that expressly contemplates performance after the Effective Time.

    9.2  Certain Definitions.   For purposes of this Agreement, the following
terms have the following meanings:

    (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the first mentioned person;

    (b) "associate" when used to indicate a relationship with any person, has the meaning specified in Rule 405 promulgated under the Securities Act of 1933, as amended;

    (c) "group" includes the meaning specified in Section 13(d)(3) of the Exchange Act;

    (d) "person" includes an individual, corporation, partnership, association, trust, other entity or any unincorporated organization;

    (e) "Significant Subsidiary" means any Subsidiary of the Company that is a "Significant Subsidiary" as such term is used in Regulation S-X or that contributed in excess of $500,000 to the Company's consolidated earnings before income taxes in any of the Company's fiscal years 1995, 1996 or 1997 or would be reasonably likely to contribute such amount in the Company's fiscal year 1998; and

    (f) a "Subsidiary" of a person is any corporation or other incorporated or unincorporated organization more than 50% of the equity interests of which are beneficially owned directly or indirectly by such person or with respect to which such person has the right to exercise control.

    9.3 Notices. Any notices or other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or by a nationally recognized overnight delivery service, or transmitted by facsimile transmission (with confirmation of receipt), or five days after dispatch by registered or certified mail, postage prepaid, addressed to the parties at the following addresses or facsimile numbers:

    (a)  If to the Company, to:   Delchamps, Inc.
                                  305 Delchamps Drive
                                  Mobile, AL 36602
         Attention:               Chief Executive Officer
         Facsimile:               (334) 438-4586

         with a copy to:          Jones, Walker, Waechter, Poitevent,
                                  Carrere & Denegre, L.L.P.
                                  201 St. Charles Avenue
                                  New Orleans, LA 70170
         Attention:               L. R. McMillan, II
         Facsimile:               (504) 582-8012

    (b)  If to Parent or Sub, to: Jitney-Jungle Stores of America, Inc.
                                  1770 Ellis Avenue, Suite 200
                                  Jackson, MS  39204
         Attention:               Mr. Michael E. Julian
         Facsimile:               (601) 346-2158

         with a copy to:          Dechert Price & Rhoads
                                  4000 Bell Atlantic Tower
                                  1717 Arch Street
                                  Philadelphia, PA  19103
         Attention:               William G. Lawlor and
                                  David E. Schulman
         Facsimile:               (215) 994-2222

 or such other address as shall be furnished in writing by any party.

    9.4 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

    9.5 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama without giving effect to the conflict of laws provisions thereof.

    9.6  No Assignment; Binding Effect.    Subject to Section 2.1, neither
this Agreement nor any right, interest or obligation hereunder may be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties hereto, and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

    9.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    9.8  Third Party Beneficiaries.   The terms and provisions of this
Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and except as otherwise expressly provided for herein, it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

    9.9  Invalid Provisions.    If any provision of this Agreement is held to
be illegal, invalid or unenforceable under any present or future Law or Order, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

    9.10 Specific Performance. Nothing in this Agreement shall preclude a party from seeking specific performance, injunctive relief or any other remedies not involving the payment of monetary damages in the event of any breach or violation (or threatened breach or violation) of any provision of this Agreement by the other party and each party acknowledges that, in light of the unique benefit to it of its rights under this Agreement, such remedies shall be available in respect of any such breach or violation by it in any suit properly instituted in a court of competent jurisdiction and shall be in addition to any other remedies available at law or in equity to such party.

    9.11 Entire Agreement. The Confidentiality and Standstill Agreement dated as of April 8, 1997 between Parent and the Company (the "Confidentiality Agreement") shall remain in full force and effect except as expressly superseded hereby; provided that if the Company has paid (or is obligated to pay) the Termination Fee and the Expense Fee, the standstill provisions of the Confidentiality Agreement shall terminate. This Agreement (including the Annexes, exhibits, schedules, documents and instruments referred to herein) and the Confidentiality Agreement constitute the entire agreement and supersede (with prospective effect only) any other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

    9.12 Days. As used herein "day" means calendar day unless business day is expressly specified, and if the last day for timely performance falls on a day that is not a business day, performance may be timely made on the first business day following.

    9.13 Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, hereby irrevocably and unconditionally consent to submit to the non-exclusive jurisdiction of both the courts of the States of Delaware and Alabama and of the United States of America located in such States for any actions, suits or proceedings arising out of or relating to this Agreement (and none of such persons shall commence any action, suit or proceeding relating thereto except in such courts). Each such person hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, in either the courts of the States of Delaware and Alabama or of the United States of America located in such States.

    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first written above.

                             JITNEY-JUNGLE STORES OF AMERICA, INC.


                             By:  /s/ Michael E. Julian
                                  -------------------------------------
                                  Name:  Michael E. Julian
                                  Title: President/CEO

                             DELTA ACQUISITION CORPORATION


                             By:  /s/ Michael E. Julian
                                  -------------------------------------
                                  Name:  Michael E. Julian
                                  Title: President/CEO

                             DELCHAMPS, INC.


                             By:  /s/ David W. Morrow
                                  -------------------------------------
                                  Name:  David W. Morrow
                                  Title: Chairman of the Board and
                                         Chief Executive Officer

                                                                       Annex A
                               CONDITIONS TO THE OFFER

         Notwithstanding any other provision of the Offer, Sub shall not be required to accept for payment or pay for any tendered Shares (subject to Rule 14e-1(c) under the Exchange Act) and may delay in accordance with Section 1.1(b) the acceptance for payment of, or the payment for, any Shares, amend the Offer in accordance with Section 1.1(b) or terminate the Offer (subject to Section 1.1(b)), if

         (a) immediately prior to the expiration of the Offer (as it may be extended in accordance with Article I of the Agreement), there shall not have been validly tendered and not withdrawn pursuant to the Offer a number of Shares such that, upon consummation of the Offer, Sub and its affiliates will beneficially own in the aggregate not less than two-thirds of the Shares outstanding on a fully diluted basis (the "Minimum Condition");

         (b) any applicable (i) waiting period under the HSR Act or (ii) period during which Parent shall have consented or otherwise be barred from purchasing Shares pursuant to the Offer as part of any agreement or other arrangement with any Governmental or Regulatory Authority involving the HSR Act or any other applicable antitrust laws shall not have expired or terminated prior to the expiration of the Offer (as it may be extended in accordance with Article I of the Agreement);

         (c) at any time on or after the date of this Agreement and before the time of payment for any Shares, any of the following events shall have occurred and be continuing:

              (i) there shall be threatened or pending by any Governmental or Regulatory Authority (or the staff of the Federal Trade Commission or the staff of the Antitrust Division of the Department of Justice shall have recommended the commencement of) any suit, action or proceeding, or there shall be pending by any other person any suit, action or proceeding which has a reasonable possibility of success, (A) challenging the acquisition by Parent or Sub of any Shares, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by this Agreement or seeking to obtain from the Company, Parent or Sub any damages or otherwise imposing financial burdens, penalties or fines that are material in relation to the Company and its Subsidiaries, or Parent and its Subsidiaries, in each case taken as a whole, (B) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective Subsidiaries of a material portion of the business or assets of the Company or its Subsidiaries, or Parent or its Subsidiaries, as a result of the Offer, the Merger or any of the other transactions contemplated by this Agreement, (C) seeking to impose limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any Shares accepted for payment pursuant to the Offer including, without limitation, the right to vote the Shares accepted for payment by it on all matters properly presented to the shareholders of the Company, (D) seeking to prohibit Parent or any of its Subsidiaries from effectively controlling or operating in any material respect the business or operations of the

Company or its Subsidiaries, or (E) which otherwise is reasonably likely to have a Material Adverse Effect;

              (ii) there shall be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Offer or the Merger, or any other action shall be taken by any Governmental or Regulatory Authority or court, other than the application to the Offer or the Merger of applicable waiting periods under the HSR Act, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (A) through (E) of paragraph (i) above, or any governmental consents, orders and approvals legally required for the consummation of the Offer or the Merger shall not have been obtained, and such failure is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (A) through (E) of paragraph (i) above;

              (iii) (A) a general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over the counter market, (B) any change in general, financial, bank or capital market conditions which materially affects the ability of financial institutions to extend credit or syndicate loans, (C) a decline in the Standard & Poor's 500 Index by an amount in excess of 25%, measured from July 3, 1997, (D) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any material limitation (whether or not mandatory) imposed by any Governmental or Regulatory Authority that is reasonably likely to affect the extension of credit by lending institutions in general, or (E) a commencement of a war or armed hostilities or other national or international crisis directly or indirectly involving the United States which war, hostilities or crisis is reasonably likely to have a Material Adverse Effect or adversely affect the ability of the Company to perform its obligations hereunder or to consummate the Merger or to materially affect Parent's ability to obtain the consents referred to in paragraph (d) below; or in the case of any of the events described in (A) through (E) above existing as of the date hereof, a material acceleration or worsening thereof;

              (iv) any of the representations and warranties made by the Company in the Agreement that are subject to a materiality qualification shall not be true and correct, or any of the representations and warranties made by the Company in the Agreement that are not so qualified shall not be true and correct in any material respect, in each case at any time prior to the consummation of the Offer as though made on and as of such date or, in the case of representations and warranties made as of a specific date earlier than the date of the consummation of the Offer, on and as of such earlier date; provided, however, that if the Company discovers such a breach of a representation or warranty, the Company shall promptly notify Parent and Sub of the nature of such breach and if Parent or Sub discovers such a breach of a representation or warranty, Parent or Sub shall promptly notify the Company of the nature of such breach and provided further that, in the case of breaches that are reasonably capable of being cured prior to the expiration of the Offer, the Company shall have failed to diligently proceed to effect a cure of such breach and, in any event, to cure such breach prior to the expiration of the Offer (including any extensions thereof);

              (v) the Company shall not have performed and complied with, in all material respects (without reference to any materiality qualifications contained therein), each agreement and covenant required by the Agreement to be performed or complied with by it; provided, however, that if the Company discovers such a breach of an agreement or covenant, the Company shall promptly notify Parent and Sub of the nature of such breach and if Parent or Sub discovers such a breach of an agreement or covenant, Parent or Sub shall promptly notify the Company of the nature of such breach and provided further that, in the case of breaches that are reasonably likely to be cured prior to the expiration of the Offer, the Company shall have failed to diligently proceed to effect a cure of such breach and, in any event, to cure such breach prior to the expiration of the Offer (including any extensions thereof);

              (vi) there shall have occurred any change (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any change) that is materially adverse to the condition (financial or otherwise), total assets, total liabilities, business, results of operations or prospects of the Company and its Subsidiaries taken as a whole, including without limitation any such change that prevents Parent and Sub from obtaining the contemplated financing for the Offer and the Merger;

              (vii) the Company shall have delivered (or been obliged to deliver) to Parent a Section 5.2 Notice or there shall have been a Change in Control;

              (viii) prior to the purchase of Shares pursuant to the Offer, the Board of Directors (or any committee thereof) shall have withdrawn or modified (including by amendment of its Schedule 14D-9) in a manner adverse to Parent or Sub its approval or recommendation of the Offer, this Agreement or the Merger or shall have recommended another takeover proposal, or shall have adopted any resolution to effect any of the foregoing; or

              (ix) the Agreement shall have been terminated in accordance with its terms, or Parent or Sub have reached an agreement in writing with the Company providing for termination of the Offer or delay in acceptance of, or payment for, the Shares.

         (d) Parent shall not have obtained prior to the expiration of the Offer an amendment or supplement to the Indenture dated as of March 5, 1996 among Parent, Interstate Jitney Jungle Stores, Inc., an Alabama corporation and successor by merger to JJ (Interstate), Inc., Southern Jitney Jungle Company, a Mississippi corporation and successor by merger to JJ (Southern), Inc., McCarty-Holman Co., Inc., a Mississippi corporation and successor by merger to JJ (McCarty-Holman), Inc., Pump and Save, Inc., a Mississippi corporation and successor by merger to JJ (Pump and Save), Inc., Jitney-Jungle Bakery, Inc., a Mississippi corporation and successor by merger to JJ (Bakery), Inc., and Marine Midland Bank, as Trustee, (and, to the extent necessary, the Notes and Guarantees referred to therein), all with the consent of the holders of such Notes and in accordance with the terms of such Indenture, to increase the amount of permitted indebtedness, restricted payments and investments permitted to be incurred or made, as applicable, by Parent and its Subsidiaries under the Indenture and to make such other changes thereto as are necessary to permit

Parent to consummate the Offer, the Merger and the other transactions contemplated by this Agreement.

         (e) Prior to the expiration of the Offer, all of the Company's directors and substantially all of the holders of the Options who are employees of the Company shall have exercised such Options or shall have entered into agreements with the Company to exercise such Options prior to the Effective Time (or such later time as may be specified by Parent) or otherwise permit the Company to "cash-out" the Options as provided in the second sentence of
Section 5.3 of the Agreement.

which (in the case of each of paragraphs (a), (b), (c)(i) through (c)(viii), (d) and (e) above) makes it inadvisable, as determined by Sub in its sole judgment, to proceed with the Offer or with such acceptance for payment of, or payment for, Shares.

         The foregoing conditions are for the sole benefit of Sub and Parent and may be asserted by Sub or Parent and may be waived by Sub or Parent, in whole or in part, at any time and from time to time, in the sole discretion of Sub or Parent; provided that, without the written consent of the Company, Parent and Sub may not reduce the Minimum Condition to less than a majority of the outstanding Shares on a fully diluted basis or waive the condition set forth in
(b) above. The failure by Sub or Parent at any time to exercise any of the foregoing rights will not be deemed a waiver of any right and each right will be deemed an ongoing right which may be asserted at any time and from time to time.

                                                                       EXHIBIT B

             [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]

July 7, 1997

Board of Directors
Delchamps, Inc.
305 Delchamps Drive
Mobile, Alabama 36602

Members of the Board:

You have asked Credit Suisse First Boston Corporation ("CSFBC") to advise you with respect to the fairness to the shareholders of Delchamps, Inc. ("Delchamps" or the "Company") from a financial point of view of the consideration to be received by such shareholders pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement") among Jitney-Jungle Stores of America, Inc. ("Jitney-Jungle"), Delta Acquisition Corporation, a wholly-owned subsidiary of Jitney-Jungle ("Sub"), and the Company. The Merger Agreement provides for a tender offer (the "Tender Offer") by Sub for all of the outstanding shares of the Company's common stock, $.01 par value per share, and the associated preferred share purchase rights (together, the "Shares") at $30.00 per Share, net to the seller in cash, followed by the merger (the "Merger") of Sub with and into the Company pursuant to which the Company will become a wholly owned subsidiary of Jitney-Jungle and each outstanding Share (other than Shares owned by the Company as treasury stock and Shares owned by Jitney-Jungle, Sub or any other wholly-owned subsidiary of Jitney-Jungle) will be converted into the right to receive $30.00 in cash.

In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to the Company, as well as a draft dated July 6, 1997 of the Merger Agreement. We have also reviewed certain other information, including financial forecasts, provided to us by Delchamps and have met with the Company's management to discuss the business and prospects of Delchamps.

We have also considered certain financial and stock market data of Delchamps, and we have compared those data with similar data for other publicly held companies in businesses similar to that of the Company, and we have considered the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgements of the Company's management as to the future financial performance of the Company. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon financial, economic, market and other considerations as they exist and can be evaluated on the date hereof. In connection with our engagement, we approached third parties to solicit indications of interest in the possible acquisition of the Company and held preliminary discussions with certain of these parties prior to the date hereof.

We have acted as financial advisor to the Company in connection with the Tender Offer and the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Tender Offer. In the past, CSFBC has performed certain investment banking services for Jitney-Jungle and has received customary fees for such services. With the consent of the Company, CSFBC will act as an underwriter for the offering of high-yield securities proposed to be made by Jitney-Jungle in connection with the Tender Offer and the Merger, and Credit Suisse First Boston, an affiliate of CSFBC ("CSFB"), has committed to provide senior bank and bridge financing for the Tender Offer and the Merger for which, in each case, CSFBC and CSFB will receive customary fees for their services.

In the ordinary course of CSFBC's business, CSFBC and its affiliates may actively trade the equity securities of Delchamps and the debt securities of Jitney-Jungle for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is for the information of the Board of Directors in connection with its consideration of the Tender Offer and the Merger, does not constitute a recommendation to any holder of Shares as to whether such holder should tender Shares pursuant to the Tender Offer or how such holder should vote with respect to the Merger and is not to be quoted or referred to, in whole or in part, in any disclosure document distributed in connection with the Tender Offer or any proxy statement or information statement distributed in connection with the Merger, or used for any other purposes, without our prior written consent.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be received by the holders of Shares in the Tender Offer and the Merger is fair from a financial point of view to such holders.

Very truly yours,

CREDIT SUISSE FIRST BOSTON CORPORATION

By: /s/ GAIL S. ZAUDER
   -------------------------------------
   Gail S. Zauder
   Managing Director

                                                                       EXHIBIT C

                                  ARTICLE 13.
                               DISSENTERS' RIGHTS

          DIVISION A. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES.

    SECTION 10-2B-13.01. DEFINITIONS.

    (1) "Corporate action" means the filing of articles of merger or share exchange by the Probate Judge or Secretary of State, or other action giving legal effect to a transaction that is the subject of dissenters' rights.

    (2) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

    (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 10-2B-13.02 and who exercises that right when and in the manner required by Sections 10-2B-13.20 through 10-2B-13.28.

    (4) "Fair Value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

    (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at a rate that is fair and equitable under all circumstances.

    (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

    (7) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

    (8) "Shareholder" means the record shareholder or the beneficial shareholder.

    SECTION 10-2B-13.02. RIGHT TO DISSENT.

    (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

        (1) Consummation of a plan of merger to which the corporation is a party
    (i) if shareholder approval is required for the merger by Section 10-2B-11.03 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 10-2B-11.04;

        (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

        (3) Consummation of a sale or exchange by all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

        (4) To the extent that the articles of incorporation of the corporation so provide, an amendment of the articles of incorporation that materially and adversely affects rights in respect to a dissenter's shares because it:

           (i) Alters or abolishes a preferential right of the shares;

           (ii) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

           (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

           (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

           (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 10-2B-6.04; or

        (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

    (b) A shareholder entitled to dissent and obtain payment for shares under this chapter may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

    SECTION 10-2B-13.03. DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

    (a) A record shareholder may assert dissenters' rights as to fewer than all of the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he or she dissents and his or her other shares were registered in the names of different shareholders.

    (b) A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if:

        (1) He or she submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

        (2) He or she does so with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote.

            DIVISION B. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

    SECTION 10-2B-13.20. NOTICE OF DISSENTERS' RIGHTS.

    (a) If proposed corporate action creating dissenters' rights under Section 10-2B-13.02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

    (b) If corporate action creating dissenters' rights under Section 10-2B-13.02 is taken without a vote of shareholders, the corporation shall (1) notify in writing all shareholders entitled to assert dissenters' rights that the action was taken; and (2) send them the dissenters' notice described in
Section 10-2B-13.22.

    SECTION 10-2B-13.21. NOTICE OF INTENT TO DEMAND PAYMENT.

    (a) If proposed corporate action creating dissenters' rights under Section 10-2B-13.02 is submitted to a vote at a shareholder's meeting, a shareholder who wishes to assert dissenters' rights (1) must deliver to the corporation before the vote is taken written notice of his or her intent to demand payment or his or her shares if the proposed action is effectuated; and (2) must not vote his or her shares in favor of the proposed action.

    (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his or her shares under this article.

    SECTION 10-2B-13.22. DISSENTERS' NOTICE.

    (a) If proposed corporate action creating dissenters' rights under Section 10-2B-13.02 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 10-2B-13.21.

    (b) The dissenters' notice must be sent no later than 10 days after the corporate action was taken, and must:

        (1) State where the payment demand must be sent;

        (2) Inform holders of shares to what extent transfer of the shares will be restricted after the payment demand is received;

        (3) Supply a form for demanding payment;

        (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is delivered; and

        (5) Be accompanied by a copy of this article.

    SECTION 10-2B-13.23. DUTY TO DEMAND PAYMENT.

    (a) A shareholder sent a dissenters' notice described in Section 10-2B-13.22 must demand payment in accordance with the terms of the dissenters' notice.

    (b) The shareholder who demands payment retains all other rights of a shareholder until those rights are canceled or modified by the taking of the proposed corporate action.

    (c) A shareholder who does not demand payment by the date set in the dissenters' notice is not entitled to payment for his or her shares under this article.

    (d) A shareholder who demands payment under subsection (a) may not thereafter withdraw that demand and accept the terms offered under the proposed corporate action unless the corporation shall consent thereto.

    SECTION 10-2B-13.24. SHARE RESTRICTIONS.

    (a) Within 20 days after making a formal payment demand, each shareholder demanding payment shall submit the certificate or certificates representing his or her shares to the corporation for (1) notation thereon by the corporation that such demand has been made and (2) return to the shareholder by the corporation.

    (b) The failure to submit his or her shares for notation shall, at the option of the corporation, terminate the shareholders' rights under this article unless a court of competent jurisdiction, for good and sufficient cause, shall otherwise direct.

    (c) If shares represented by a certificate on which notation has been made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares.

    (d) A transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

    SECTION 10-2B-13.25. OFFER OF PAYMENT.

    (a) As soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with Section 10-2B-13.23 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

    (b) The offer of payment must be accompanied by:

        (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of the offer, an income statement for that year, and the latest available interim financial statements, if any;

        (2) A statement of the corporation's estimate of the fair value of the shares;

        (3) An explanation of how the interest was calculated;

        (4) A statement of the dissenter's right to demand payment under Section 10-2B-13.28; and

        (5) A copy of this article.

    (c) Each dissenter who agrees to accept the corporation's offer of payment in full satisfaction of his or her demand must surrender to the corporation the certificate or certificates representing his or her shares in accordance with terms of the dissenters' notice. Upon receiving the certificate or certificates, the corporation shall pay each dissenter the fair value of his or her shares, plus accrued interest, as provided in subsection (a). Upon receiving payment, a dissenting shareholder ceases to have any interest in the shares.

    SECTION 10-2B-13.26. FAILURE TO TAKE CORPORATE ACTION.

    (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment, the corporation shall release the transfer restrictions imposed on shares.

    (b) If, after releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 10-2B-13.22 and repeat the payment demand procedure.

    SECTION 10-2B-13.27. RESERVED.

    SECTION 10-2B-13.28. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH OFFER OF PAYMENT.

    (a) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, or reject the corporation's offer under
Section 10-2B-13.25 and demand payment of the fair value of his or her shares and interest due, if:

        (1) The dissenter believes that the amount offered under Section 10-2B-13.25 is less than the fair value of his or her shares or that the interest due is incorrectly calculated;

        (2) The corporation fails to make an offer under Section 10-2B-13.25 within 60 days after the date set for demanding payment; or

        (3) The corporation, having failed to take the proposed action, does not release the transfer restrictions imposed on shares within 60 days after the date set for demanding payment.

    (b) A dissenter waives his or her right to demand payment under this section unless he or she notifies the corporation of his or her demand in writing under subsection (a) within 30 days after the corporation offered payment for his or her shares.

                   DIVISION C. JUDICIAL APPRAISAL OF SHARES.

    SECTION 10-2B-13.30. COURT ACTION.

    (a) If a demand for payment under Section 10-2B-13.28 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

    (b) The corporation shall commence the proceeding in the circuit court of the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

    (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided under the Alabama Rules of Civil Procedure.

    (d) After service is completed, the corporation shall deposit with the clerk of the court an amount sufficient to pay unsettled claims of all dissenters party to the action in an amount per share equal to its prior estimate of fair value, plus accrued interest, under Section 10-2B-13.25.

    (e) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

    (f) Each dissenter made a party to the proceeding is entitled to judgment for the amount the court finds to be the fair value of his or her shares, plus accrued interest. If the court's determination as to the fair value of a dissenter's shares, plus accrued interest, is higher than the amount estimated by the corporation and deposited with the clerk of the court pursuant to subsection (d), the corporation shall pay the excess to the dissenting shareholder. If the court's determination as to fair value, plus accrued interest, of a dissenter's shares is less than the amount estimated by the corporation and deposited with the clerk of the court pursuant to subsection
(d), then the clerk shall return the balance of funds deposited, less any costs under Section 10-2B-13.31, to the corporation.

    (g) Upon payment of the judgment, and surrender to the corporation of the certificate or certificates representing the appraised shares, a dissenting shareholder ceases to have any interest in the shares.

    SECTION 10-2B-13.31. COURT COSTS AND COUNSEL FEES.

    (a) The court in an appraisal proceeding commenced under Section 10-2B-13.30 shall determine all costs of the proceeding, including compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 10-2B-13.28.

    (b) The court may also assess the reasonable fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

        (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 10-2B-13.20 through 10-2B-13.28; or

        (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

    (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

    SECTION 10-2B-13.32. STATUS OF SHARES AFTER PAYMENT.

    Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this chapter provided, may be held and disposed of by such corporation as in the case of other treasury shares, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange may otherwise provide.

                                                                       EXHIBIT D
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 10-K

              ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

  FOR THE FISCAL YEAR    COMMISSION FILE NUMBER
         ENDED                  0-12923
     JUNE 28, 1997

                            ------------------------

                                DELCHAMPS, INC.

             (Exact name of registrant as specified in its charter)

                   ALABAMA                                        63-0245434
       (State of other jurisdiction of             (I.R.S. Employer Identification Number)
        incorporation of organization)

             305 DELCHAMPS DRIVE
                  MOBILE, AL                                        36602
   (Address of Principal executive offices)                       (Zip Code)

               (Registrants telephone number including area code)
                                 (334) 433-0431

                            ------------------------

 SECURITIES REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT: COMMON STOCK, $.01
                                   PAR VALUE.

    Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes /X/ No / /

    /X/ Indicate by check mark if disclosure of delinquent filers pursuant to
Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in part III of this Form 10-K or any amendment to this Form 10-K.

    The aggregate market value of the voting stock held by non-affiliates (affiliates being directors, executive officers and holders of more than 5% of the Company's common stock) of the Registrant at September 12, 1997 was approximately $126,000,000.

    The number of shares of Registrant's common stock, par value one cent ($.01) per share, outstanding at September 12, 1997, was 7,200,043.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I

ITEM 1. BUSINESS

    (a) Delchamps, Inc. (the "Company") is a corporation that was organized under the laws of the State of Alabama in 1946; from the Company's founding in 1921 until it was incorporated, it operated as a partnership. The Company operates a chain of supermarkets under the name "Delchamps" in Alabama, Florida, Louisiana and Mississippi and has operated continuously for over 70 years. In addition, the Company operates ten liquor stores in the State of Florida.

    On September 12, 1997, Delta Acquisition Corporation ("Sub"), a wholly-owned subsidiary of Jitney-Jungle Stores of America, Inc. ("Parent") acquired 5,317,510 shares of the Company's Common Stock, $.01 par value per share (the "Shares"), which Shares, representing approximately 73.9% of the outstanding Shares, were validly tendered by the Company's shareholders pursuant to Sub's cash tender offer commenced on July 14, 1997. The Company is now controlled by Parent, and its future operations, policies and strategies will be determined by Parent.

    The number of supermarkets operated by the Company were as follows: 118 at July 3, 1993, 118 at July 1, 1995 and 118 at June 28, 1997. In addition to regularly opening new stores, the Company expands and remodels existing units, and closes outmoded or unprofitable stores. During the five years ended June 28, 1997, the Company closed 17 outdated or unprofitable stores and opened 20 new stores. The Company also remodeled and expanded (which includes replacement of certain fixtures and equipment) 22 stores during the same five year period and renovated (which includes decor packages, new signage and painting) 48 stores in 1996.

    Parent and the Company entered into a settlement agreement with the Federal Trade Commission under which the Company and Parent agreed, under the terms of a proposed consent agreement, to divest five of the Company's Stores to SUPERVALU, Inc. by February 12, 1998 or one month after the consent agreement becomes effective, whichever is later.

    Parent's management has determined to close thirteen of the Company's stores. Seven of such stores are located in Alabama, four are located in Louisiana, one is located in Mississippi and one is located in Florida.

    The Company has one wholly-owned subsidiary, Supermarket Cigarette Sales, Inc., which functions as the purchasing agent and distributor for cigarettes sold by the Company's supermarkets in Louisiana, Mississippi and Florida.

    The 118 supermarkets operated by the Company at June 28, 1997 range in size from 12,000 square feet to 61,980 square feet, and average 41,400 square feet. The average square footage of selling area per supermarket increased from approximately 30,559 square feet at July 3, 1993, to approximately 31,551 at June 28, 1997, and the total sales area in all stores increased from 3,606,000 to 3,723,000 square feet during the same period.

    During fiscal year 1997, the Company opened two supermarkets, and closed one supermarket and expanded five supermarkets.

    The following table sets forth certain statistical information with respect to the Company's operations for the period indicated:

                                DELCHAMPS, INC.

                         SELECTED FINANCIAL INFORMATION

                                                                               FISCAL YEAR ENDED
                                                           ----------------------------------------------------------
                                                            JUNE 28,    JUNE 29,    JULY 1,     JULY 2,     JULY 3,
                                                              1997        1996        1995        1994        1993
                                                            52 WEEKS    52 WEEKS    52 WEEKS    52 WEEKS    53 WEEKS
                                                           ----------  ----------  ----------  ----------  ----------
Sales (in thousands).....................................   1,102,947   1,126,629   1,054,088   1,067,191   1,034,531
Number of supermarkets:
  Opened in period.......................................           2           1          10           3           4
  Closed in period.......................................           1           2          12           1           1
  Total (1)..............................................         118         117         118         120         118
Average sales per supermarket (in thousands) (2).........       9,387       9,588       8,858       8,968       8,880
Total square feet of selling space (in thousands):.......
  Opened in period.......................................          35          39         362         155         167
  Closed in period.......................................          19          86         348          22          19
  Total..................................................       3,723       3,707       3,753       3,739       3,606
Total square feet of selling space per supermarket (1)...      31,551      31,684      31,805      31,158      30,559
Average sales per square foot of selling space (3).......         297         302         281         291         293

------------------------

(1) At the end of period.

(2) Sales for the period divided by the average number of supermarkets for the period.

(3) Sales for the period divided by the average square feet of selling space for the period.

    (b) Financial information on industry segments and lines of business is omitted because, apart from its principal business of operating retail self-service food stores and liquor stores, the Company had no other lines of business or industry segments.

    (c)(i) Delchamps supermarkets operate on a self-service basis, and are open seven days per week, except Christmas and Thanksgiving. The supermarkets are clean, spacious, air-conditioned, well-lighted, colorfully decorated, well-stocked, equipped with modern features and adjacent to off street parking facilities. Customers carry their own purchases from the check-out counters to their automobiles unless they ask for special assistance.

    Delchamps supermarkets carry fresh meat and produce, frozen and other convenience foods, dairy products, specialty and gourmet products, and general grocery products, as well as selected lines of non-grocery merchandise. All stores opened and remodeled during the last several years contain bakeries, delicatessens, service meat departments, seafood departments, video departments and offer prepared ready-to-eat foods. The Company also operates seven pharmacies.

    The Company's supermarkets offer a selection of national and regional brand-name products, generic products and products bearing brand names of Topco Associates, Inc. ("Topco"), a cooperative purchasing organization of which the Company is a share holding member.

    The Company's affiliation with Topco, the largest cooperative grocery products purchasing organization in the United States, enables it to procure quality merchandise on a competitive basis with larger, national food retailers. Topco's membership of 32 retail grocery chains and wholesalers located throughout the United States enables it to employ large volume techniques on behalf of its members. Topco products are sold under its own brand names, such as "Food Club," "Topco," "Top Fresh" and "Top Frost," or under generic labels. Effective in fiscal year 1994, the Company began using a Delchamps label to replace the Topco labels on certain products. The Company's purchases from or through Topco were approximately 19% of total inventory purchases in fiscal years 1997, 1996 and 1995.

    The Company stresses the importance of customer satisfaction with its associates and insists that associates provide courteous and efficient service. Customer satisfaction is also achieved through rapid response to changing consumer tastes and well-stocked stores.

    Technology also enables the Company to more efficiently serve its customers. The use of such technological advances as computerized scanning check-out equipment, direct store delivery systems, coupon scanning and time and attendance systems are designed to enhance customer satisfaction and employee productivity.

    During the last three fiscal years, the Company's supermarket products were purchased from over 1,000 suppliers, of which Topco was by far the most significant, supplying approximately 19% of the Company's total inventory purchases during fiscal year 1997. No other supplier accounted for more than 5% of the Company's purchases during the fiscal year. During fiscal year 1997, approximately 70% of inventories (valued at cost) were supplied to the Company's stores through its central distribution facilities in Hammond. The remaining items were furnished directly to the stores by local distributors. Major product lines supplied in this manner included beverages, bread and snack foods.

    Parent has announced plans to close the Company's central distribution facilities in Hammond.

    (ii) The Company has not publicly announced or otherwise made public information about any new product or industry segment that would require the investment of a material amount of the assets of the Company or which otherwise is material.

    (iii) Sources and availability of raw materials are factors that do not directly affect the Company's business.

    (iv) Patents and trademarks owned by the Company are not of material importance to its operations.

    (v) Seasonality does impact the Company, as sales tend to increase in the summer season because certain of its stores are located near Gulf Coast beaches.

    (vi) The Company has no unusual working capital requirements.

    (vii) The business of the Company is not dependent upon a single or a few customers.

    The Company does not sell goods or services in an amount that equals 10% or more of the Company's consolidated revenue to any single customer or group of customers under common control or to any affiliated group of customers.

    (viii) Backlog ordering is not a factor in the business of the Company.

    (ix) No portion of the business of the Company is subject to renegotiation of profits or termination of contracts or subcontracts at the election of any government.

    (x) The supermarket business is intensely competitive. The number of competitors and the amount of competition experienced by the Company's supermarkets vary by location. Principal competitive factors include store location, price, service, convenience, cleanliness and product quality and variety. Because the supermarket business is characterized by narrow profit margins, the Company's earnings depend primarily on the efficiency of its operations and its ability to maintain a large sales volume.

    The Company's principal competitors are the supermarket chains operated by Winn-Dixie Stores, Inc., The Great Atlantic and Pacific Tea Company ("A&P"), Bruno's Inc., and Albertson's Inc., and other large regional and national food store chains. Winn-Dixie, A&P, Wal-Mart, K-Mart and Sam's compete with the Company throughout Alabama, Florida, Louisiana and Mississippi. Bruno's supermarkets compete with the Company's Alabama, Florida and Mississippi Gulf Coast supermarkets. Albertson's competes with the Company in the Florida panhandle and certain locations in Louisiana. The Company's supermarkets also compete with local supermarkets, specialty and convenience food stores and local chains that have significant market shares in limited areas, such as the Schwegmann Brothers' Giant Supermarket chain in Southeastern Louisiana. Certain of the Company's major competitors have financial resources that are substantially greater than those of the Company.

    (xi) The Company did not spend a material amount on Company sponsored research and development activities or on customer sponsored research activities relating to the development of new products, services or techniques, or the improvement of existing products, services or techniques during fiscal years 1997, 1996 and 1995.

    (xii) The Company's compliance with federal, state and local provisions that have been enacted or adopted regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment has not had, and is not expected to have, a material effect upon its capital expenditures, earnings or competitive position.

    (xiii) At the end of fiscal year 1997, the Company had approximately 3,337 full-time and 4,597 part-time employees, none of whom is covered by a collective bargaining agreement.

    (d) The Company does not engage in any operations in foreign countries, nor is any portion of its sales or revenue derived from customers in any foreign country. All sales by the Company occur at locations in Alabama, Florida, Louisiana and Mississippi.

ITEM 2. PROPERTIES

    The Company leases all of its supermarkets under standard commercial leases, no one of which is material to the Company. Most of these leases are for a period of 20 years, and contain several renewal options. The leases provide for fixed rentals ranging from $2.10 to $14.15 per square foot, with an average rental of $7.55 per square foot. Nearly all of its leases, including most of the leases negotiated in the last five years, provide for the payment by the Company of taxes, insurance and certain maintenance expenses, as well as additional rental based on sales volume. Seven of the Company's store leases are scheduled to expire during the 1998 fiscal year, and no more than five leases will expire in any one year thereafter until the year 2005.

    When a store is closed, the Company attempts to sublease or assign its lease. The Company is presently paying $256,000 in aggregate monthly rentals on twenty leases of closed stores that have not yet been fully sublet or assigned.

    The Company owns the furnishings and fixtures in all supermarkets. It is anticipated that the Company will own the furnishings and fixtures in its stores presently under construction.

    The Company's central distribution center is on a 272-acre site in Hammond, Louisiana. The distribution facility comprises approximately 662,000 square feet and has fully automated dry grocery and frozen food warehouses. The center also contains a perishables warehouse, an ice manufacturing plant, a remote storage facility to house flammable items, and a transportation facility. Parent has announced plans to close this central distribution facility.

    The Company owns the 65,000 square foot building in which its corporate headquarters is situated at 305 Delchamps Drive, Mobile, Alabama, as well as a
2.7 acre parcel adjacent to the headquarters which may be used for future office expansion and parking. Parent has announced plans to close the Company's headquarters.

ITEM 3. LEGAL PROCEEDINGS

    In March 1997, The Company settled five related lawsuits, each of which involved multiple plaintiffs alleging racially discriminatory practices in promotion and termination. The lead case styled Amanda Williams and Kenneth O. McLaughlin, on Behalf of Themselves and all Other Similarly Situated v. Delchamps was filed in August 1995 in the United States District Court for the Southern District of Alabama. The lead case sought certification of a class, but class certification was denied by the Federal

District Court. The settlement required the Company to pay $4.3 million and to continue reviewing its existing employment practices with the assistance of independent consultants. The settlement agreement includes no admission of wrongdoing by the Company.

    The allegations in the cases discussed above are similar to certain allegations in a case styled Tracie Kennedy v. Delchamps, Inc., which was filed in January 1996 in the United States District Court for the Southern District of Alabama. The case alleges both race and gender discrimination and also sought certification of the class. In early May 1997, the Federal District Court denied certification of the Class. The Company believes that it has meritorious defenses to the claims involved in this case and plans to defend the case vigorously.

    The Company is also the defendant in a number of legal proceedings involving claims for money damages arising in the ordinary course of business which are either covered by insurance or are within the Company's self-insurance program, and in a number of other proceedings otherwise not deemed material. In the opinion of management, none of such litigation has resulted or will result in any materially adverse effect on the financial position or operations of the Company.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

    The Company did not submit any matters to a vote of security holders during the fourth quarter of its fiscal year ended June 28, 1997.

                                    PART II

ITEM 5. MARKET FOR THE REGISTRANT'S COMMON STOCK AND RELATED MATTERS

                           DIVIDENDS AND STOCK PRICES

    The common stock of Delchamps, Inc. is traded on the Nasdaq National Market under the symbol DLCH. Trading commenced with the Company's Initial Public Offering on November 23, 1983. The following information represents the high and low sales prices on the Nasdaq's National Market.

FISCAL YEAR ENDED JUNE 28, 1997

                                                                                  HIGH        LOW
                                                                                ---------  ---------
First Quarter.................................................................     25 1/4     18 1/4
Second Quarter................................................................     21 3/4     18 3/4
Third Quarter.................................................................     25 1/8     18 7/8
Fourth Quarter................................................................     32 3/8         23

FISCAL YEAR ENDED JUNE 29, 1996

                                                                                  HIGH        LOW
                                                                                ---------  ---------
First Quarter.................................................................     21 3/4     17 1/4
Second Quarter................................................................     20 3/4     16 3/4
Third Quarter.................................................................     25 1/8     20 1/4
Fourth Quarter................................................................     24 1/2     20 1/2

    The Company has paid a regular quarterly dividend of $.07 per share from November 1, 1983 through August 1988, $.09 per share from September 1988 through August 1989, $.10 per share from September 1989 through August 1990, and $.11 per share thereafter. As of September 25, 1997, there were approximately 1,334 shareholders of record of the Company's common stock.

    The following table sets forth the cash dividends declared on the Company's common stock for the two most recent fiscal years. Future dividends will depend on the Company's earnings, financial requirements and other relevant factors.

                                                                                 1997       1996
                                                                               ---------  ---------
First Quarter................................................................  $    0.11  $    0.11
Second Quarter...............................................................       0.11       0.11
Third Quarter................................................................       0.11       0.11
Fourth Quarter...............................................................       0.11       0.11
                                                                               ---------  ---------
        TOTAL................................................................  $    0.44  $    0.44
                                                                               ---------  ---------
                                                                               ---------  ---------

    Restrictions on the Company's ability to pay dividends are set forth in Note 5 of the Company's financial statements under Item 8 below.

ITEM 6. SELECTED FINANCIAL DATA

                         FIVE YEAR FINANCIAL HIGHLIGHTS
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                  FISCAL YEAR ENDED
                                                              ----------------------------------------------------------
                                                               JUNE 28,    JUNE 29,    JULY 1,     JULY 2,     JULY 3,
                                                                 1997        1996        1995        1994        1993
STATEMENT OF EARNINGS DATA:                                   (52 WEEKS)  (52 WEEKS)  (52 WEEKS)  (52 WEEKS)  (53 WEEKS)
------------------------------------------------------------  ----------  ----------  ----------  ----------  ----------
Sales.......................................................  $1,102,947  $1,126,629  $1,054,088  $1,067,191  $1,034,531
Operating income (loss).....................................      17,787      13,119     (34,991)     22,019      27,907
Earnings (loss) before income taxes and cumulative effect of
  changes in accounting principles..........................      12,805       6,299     (40,266)     17,858      22,738
Net earnings (loss).........................................       7,984       3,852     (25,666)     10,951      14,373
Net earnings (loss) per common share........................        1.12        0.54       (3.61)       1.54        2.02
Dividends per common share..................................        0.44        0.44        0.44        0.44        0.44
Weighted average shares outstanding.........................       7,116       7,110       7,113       7,114       7,114

BALANCE SHEET DATA:
Working capital.............................................  $   29,140  $   22,067  $   22,920  $   54,926  $   49,511
Total assets................................................     243,461     255,183     269,412     263,269     252,052
Long-term debt and obligations under capital leases,
  excluding current installments............................      16,698      21,237      25,745      32,169      39,503
Stockholders' equity........................................     118,019     112,925     110,042     136,300     126,262

    Delchamps, Inc. founded in 1921, operates 118 grocery stores in Alabama, Florida, Louisiana and Mississippi. The Company also operates 10 liquor stores in Florida. A distribution center is located in Hammond, Louisiana. Delchamps employs 8,000 people. The Company's stock is traded on the Nasdaq National Market, under the symbol DLCH.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

                         DELCHAMPS, INC. AND SUBSIDIARY
                MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS
                     OF OPERATIONS AND FINANCIAL CONDITION

    The following discussion should be read in conjunction with the financial statements and notes thereto contained herein.

ACQUISITION BY JITNEY-JUNGLE STORES OF AMERICA, INC.

    On July 8, 1997, the Company announced that it had entered into an agreement to be acquired by Jitney-Jungle Stores of America, Inc. The terms of the agreement are described in the Company's Schedule 14D-9, as amended, and in Jitney-Jungle's 14D-1, as amended, both of which have been filed with the Securities and Exchange Commission. Pursuant to the agreement, a wholly-owned subsidiary of Jitney-Jungle (the "Offeror") commenced a tender offer (the "Offer") for all outstanding shares of the Company's common stock at a price of $30 per share. The agreement provides, generally, that as soon as practicable after the consummation of the Offer and satisfaction or waiver of the other conditions set forth in the agreement, the Offeror will be merged with and into the Company (the "Merger"), and the Company will continue as the surviving corporation, and the remaining shareholders of the Company will receive $30 per share.

    The Company's Board of Directors unanimously approved the Offer, the Merger and the agreement, and determined that the consideration to be paid for the shares of the Company's common stock in the Offer and the Merger is fair to the Company's shareholders and that the Offer and the Merger are otherwise in the best interests of the Company and its shareholders. The Company's Board of Directors unanimously recommended that the Company's shareholders accept the Offer and tender their shares pursuant to the Offer and, if a shareholder vote on the Merger is required by Alabama law, vote in favor of the Merger.

    On September 12, 1997, Delta Acquisition Corporation ("Sub"), a wholly-owned subsidiary of Offeror, acquired 5,317,510 shares of the Company's Common Stock, $.01 par value per share (the "Shares"), which Shares, representing approximately 73.9% of the outstanding Shares, were validly tendered by the Company's shareholders pursuant to Sub's cash tender offer commenced on July 14, 1997. The Company is now controlled by Parent, and its future operations, policies, and strategies will be determined by Parent.

RESULTS OF OPERATIONS

    At the end of the 1997 fiscal year the Company operated 118 supermarkets in Alabama, Florida, Mississippi and Louisiana, compared with 117 at the end of the 1996 fiscal year and 118 at the end of the 1995 fiscal year. The Company also operated ten liquor stores in Florida at the end of fiscal years 1997 and 1996 and twelve liquor stores at the end of fiscal year 1995. Results of operations set forth in the following tables and narrative are for 52-week periods in fiscal years 1997, 1996, and 1995. The Company's fiscal year ends on the Saturday closest to June 30.

    During the past three years, increasingly competitive markets have made it difficult for the Company to achieve comparable store sales gains and improve profitability. During the Company's last three fiscal years, competitors have opened approximately 82 new supermarkets in the Company's operating regions, approximately 21 of which were opened in fiscal 1997. In fiscal 1997, the Company experienced a 2.1% decline in net sales and a 3.5% decline in same store sales. Although net sales and same store sales declined, gross margin improved, primarily as a result of selective retail price increases. The Company can give no assurances that improvements in profitability can be achieved if net sales and same store sales continue to decline as a result of competitive pressures.

                                                                                   (DOLLARS IN THOUSANDS)
                                                                            ------------------------------------
SALES                                                                           1997         1996        1995
--------------------------------------------------------------------------  ------------  ----------  ----------
Sales.....................................................................  $  1,102,947   1,126,629   1,054,088
(Decrease) increase from prior year.......................................       (23,682)     72,541     (13,103)
Percentage (decrease) increase from prior year............................         (2.1%)       6.9%       (1.2%)
Percentage (decrease) increase in same store sales........................         (3.5%)       7.1%       (3.7%)

    In 1997, total sales declined 2.1% and same store sales declined 3.5%. Same store sales increase (decrease) by quarter follows: .1% in the first quarter, (3.3%) in the second quarter, (3.5%) in the third quarter, and (7.2%) in the fourth quarter. The Company believes the declines in same store sales were because a significant number of new supermarkets were opened by competitors (approximately 21 new supermarkets were opened by competitors during fiscal
1997), and competitors increased levels of promotional activity (which included a competitor introducing a frequent shopper card). In addition, the Company was competing against strong sales levels from fiscal year 1996 (explanations for the strong 1996 sales levels are discussed below).

    Although sales and same store sales declined, the Company's gross margin improved during fiscal year 1997, primarily as a result of selective retail price increases (as discussed below). The Company can give no assurances that improvements in gross margins can be sustained if sales and same store sales continue to decline.

    Sales increased in 1996 because a new merchandising program was implemented during the fourth quarter of fiscal year 1995, a new supermarket renovation program was implemented, and new programs were implemented in supermarket operations which improved customer service. The new merchandising program included: 1) reduced retail prices on thousands of items, 2) the amount of which coupons are doubled was increased from $.49 to $.50, and 3) a new advertising campaign was implemented to promote these changes. The new supermarket renovation program affected 48 supermarkets and included, for the most part, new decor packages, new in-store signage, and painting, and for some stores, new fixtures, cases, and shelving. The new programs related to supermarket operations included: 1) implementation of new training programs for all levels of store personnel and 2) enhancement of a field specialist program in which field specialists (who have expertise in certain perishable departments) visit perishable departments in all supermarkets to improve quality and freshness of product, signage, and displays.

    Sales decreased in 1995 because the Company operated fewer supermarkets (118 at the end of fiscal 1995 compared to 120 at the end of fiscal 1994) and same store sales decreased 3.7%. The decrease in same store sales was primarily because of competitors opening new supermarkets and expanding existing supermarkets.

                                  GROSS PROFIT

                                                                                     1997       1996       1995
                                                                                  ----------  ---------  ---------
                                                                                       (DOLLARS IN THOUSANDS)
Gross profit....................................................................  $  272,069    263,240    255,551
Gross profit percentage.........................................................       24.7%      23.4%      24.2%
Increase (decrease) from prior year.............................................        1.3%       (.8%)     (1.2%)

    Gross profit percentage increased in 1997 primarily because of selective retail price increases (the Company believes its retail prices remain competitive and has continued the advertising campaign of "Low Price Leader, Overall") and increased levels of promotional and buying allowances from vendors (which resulted in a lower cost of merchandise).

    Gross profit percentage decreased in 1996 because a merchandising program, in which retail prices were reduced on thousands of items, was in place for all of 1996 (and was only in place for the last quarter of 1995).

    Gross profit percentage decreased in 1995 because a merchandising program, in which retail prices were reduced on thousands of items, was in place for the last quarter of 1995 and was not in place during the 1994 fiscal year.

                  SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

                                                                                     1997       1996       1995
                                                                                  ----------  ---------  ---------
                                                                                       (DOLLARS IN THOUSANDS)
Selling, general and administrative ("S G & A").................................  $  254,282    250,121    290,542
Increase (decrease) from prior year.............................................       4,161    (40,421)    41,734
S G & A as a percentage of sales................................................       23.1%      22.2%      27.6%
Increase (decrease) in percentage from prior year...............................         .9%      (5.4%)      4.3%

    S G & A expenses increased in 1997 as compared to 1996 because legal expenses increased $5.3 million (which resulted primarily from the settlement of five related lawsuits which alleged racially discriminatory practices in promoting and terminating) and incentive expense increased $1.7 million (which resulted from improved pretax earnings). S G & A was favorably impacted by a $2.1 million gain on the sale of real property (a former warehouse in Mobile, Alabama and land near Birmingham, Alabama).

    S G & A expense decreased in 1996 because the 1995 fiscal year included restructuring charges of $28.8 million which resulted primarily from closed stores that could not be subleased in whole or in part. The 1995 year also included a goodwill write-off of $5.1 million which resulted from acquired assets which were consistently producing negative results, and supermarket salaries and wages decreased $5.4 million which resulted from the implementation of a labor scheduling program.

    S G & A expense increased in 1995 because restructuring charges of $28.8 million were recorded (as described above), a goodwill write-off of $5.1 million was recorded (as described above), and the Company implemented a 401(k) program in fiscal 1995 which required Company contributions of $1.4 million.

                            OTHER INCOME AND EXPENSE

                                                                                           1997       1996       1995
                                                                                         ---------  ---------  ---------
                                                                                                 (IN THOUSANDS)
Interest expense.......................................................................  $   5,215      7,169      5,375
(Decrease) increase from prior year....................................................     (1,954)     1,794      1,077
Interest income........................................................................        233        349        100
(Decrease) increase from prior year....................................................       (116)       249        (37)

    Interest expense decreased in 1997 as compared to 1996 because of lower levels of indebtedness under the Company's revolving credit line (which resulted in part from increased earnings and reduced levels of capital expenditures) and lower levels of long-term indebtedness.

    Interest expense increased in 1996 because the Company's restructure obligation was outstanding for all of 1996 and only outstanding during the fourth quarter of 1995.

    Interest expense increased in 1995 because of higher levels of indebtedness on the Company's credit lines which was caused primarily by increased capital expenditures ($35.2 million in 1995 compared to $17.7 million in 1994) and because of interest related to the restructure obligation incurred in the fourth quarter of 1995.

    Interest income decreased in 1997, increased in 1996, and decreased in 1995. These changes in interest income are a function of invested cash.

                                  INCOME TAXES

                                                                                        1997       1996       1995
                                                                                      ---------  ---------  ---------
                                                                                          (DOLLARS IN THOUSANDS)
Income tax expense (benefit)........................................................  $   4,851      2,447    (14,600)
Income tax effective rate...........................................................      37.9%      38.8%      36.3%
(Decrease) increase in rate from prior year.........................................       (.9%)      2.5%       1.5%

    The income tax effective rate in 1997 approximates the combined Federal and state statutory rates.

    The income tax effective rate increased in 1996 as compared to 1995 because of the expiration of the targeted jobs tax credit.

    In fiscal year 1995, the Company recorded an income tax benefit as a result of the loss in earnings before taxes. The effective tax rate was negatively affected by the goodwill write-off of $5.1 million (goodwill expense was not deductible for income tax purposes) and positively affected by targeted jobs tax credits.

                                  NET EARNINGS

                                                                                        1997       1996       1995
                                                                                      ---------  ---------  ---------
                                                                                          (DOLLARS IN THOUSANDS)
Net earnings (loss).................................................................  $   7,954      3,852    (25,666)
Increase (decrease) from prior year.................................................      4,102     29,518    (36,617)
Net earnings (loss) percentage of sales.............................................        .7%        .3%      (2.4%)

    Net earnings increased in 1997 as compared to 1996 because of improved gross profit margins which resulted from selective retail price adjustments and increased levels of promotional and buying allowances.

    Net earnings increased in 1996 because of increased sales levels which resulted from positive customer response to merchandising programs and reduced expense levels which included decreased labor expense. In addition, the 1995 fiscal year included expenses resulting from a restructuring charge and goodwill write-off.

    Net earnings decreased in 1995 because of the decline in same store sales, a lower gross profit margin, and increased S G & A expenses resulting from a restructuring charge, a goodwill write-off, and costs for the implementation of a 401(k) benefit program.

                                     OTHER

                                                                                     1997       1996       1995
                                                                                   ---------  ---------  ---------
                                                                                       (DOLLARS IN THOUSANDS)
Provision for LIFO expense (benefit).............................................  $     391        422        536
Inflation index..................................................................    1.00425    1.00473    1.00375

    In fiscal years 1997, 1996, and 1995, the rate of inflation was less than one-half of 1%. The effect of inflation on the Company's operating earnings is considered to be minimal. Management does not expect the Company to be adversely affected by future inflation because a large number of its stores are leased at fixed rents for up to twenty year periods and because increases in the cost of merchandise can be generally passed on through retail price increases. While inflation has not had a material impact on past operating results, there is no assurance that the Company will not be affected by inflation in the future.

                                                                                 1997        1996        1995
                                                                              ----------  ----------  ----------
Inventory turnover (annual).................................................  9.2 times   9.4 times   8.0 times
(Decrease) increase from prior year.........................................  (.2)        1.4         .1

    Inventory turnover decreased in 1997 as compared to 1996 because of decreased sales levels (same store sales decreased 3.5%). The effect of decreased sales was partially offset by reductions in merchandise inventory levels which decreased to $89.7 million in 1997 compared to $90.8 million in 1996. The reduction in merchandise inventory resulted from reduced inventory levels at the Company's warehouses.

    Inventory turnover increased in 1996 because of increased sales levels (same store sales increased 7.1%) combined with reductions in inventory levels. For fiscal year 1996 merchandise inventory was $90.8 million compared to $93.8 million for fiscal year 1995. The reduction in merchandise inventory was due to management's directive to reduce inventory levels in the Company's warehouses and supermarkets.

    Inventory turnover increased slightly in 1995 compared to 1994 because of decreases in the Company's merchandise inventories. For fiscal year 1995 merchandise inventory was $93.8 million compared to

$105.7 million for fiscal year 1994. The reduction in merchandise inventory was due to management implementing a plan to reduce inventory levels at the Company's warehouses.

                                                                                           1997       1996       1995
                                                                                         ---------  ---------  ---------
                                                                                             (DOLLARS IN THOUSANDS)
Dividends paid.........................................................................  $   3,131      3,130      3,131
Dividends per share....................................................................       0.44       0.44       0.44
Dividends as a percentage of net earnings..............................................       39.4%      81.3%     (12.2%)

    For fiscal years 1997, 1996 and 1995, the Company paid annual dividends totaling $.44 per share.

LIQUIDITY AND CAPITAL RESOURCES

    Cash flows generated by operating activities were $23.3 million in 1997 compared to $39.1 million in 1996 and $25.2 million in 1995. Cash flows from operating activities decreased in 1997 as compared to 1996 primarily because of lower levels of accounts payable. 1996 increased over 1995 primarily because of improved earnings. Historically, the Company has funded working capital requirements, capital requirements, and other cash requirements primarily through cash flows from operations. However, if an insufficient amount of cash flows are generated, the Company may borrow up to $75 million under the revolving loan of which, as of June 28, 1997, $70.4 million was available for future use. The revolving loan expires in June, 1998.

    Cash used in investing activities was $11.2 million in 1997 compared to $21.0 million in 1996 and $34.6 million in 1995. During 1997, the Company opened 2 new supermarkets and remodeled 5 supermarkets. During 1996, the Company opened 1 supermarket, remodeled 1 supermarket, renovated 42 super-markets, purchased technology to enhance debit and credit transactions, and purchased security systems for substantially all locations. During 1995, the Company purchased 7 supermarkets from the Kroger Co., opened 3 supermarkets, remodeled 5 supermarkets, and purchased equipment which had been previously leased at the Company's distribution facilities.

    Cash (used in) provided by financing activities was ($17.0) million in 1997 compared to ($23.5) million in 1996 and $10.0 million in 1995. The changes for all periods were the result of activity under the Company's revolving loan agreement. At June 28, 1997, the Company was in compliance with all financial covenants under the revolving loan agreement and its long-term debt agreement.

    As part of the acquisition of the Company by Parent, the Company entered into an Amended and Restated Revolving Credit Agreement by and among Parent, Sub, certain other subsidiaries of Parent and the Company, on the one hand, and Fleet Capital Corporation, as agent, on the other hand. For more information about the credit facility please see Parent's Schedule 14D-1, as amended, on file with the Securities and Exchange Commission.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders

Delchamps, Inc.:

    We have audited the accompanying consolidated balance sheets of Delchamps, Inc. and subsidiary as of June 28, 1997 and June 29, 1996, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended June 28, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Delchamps, Inc. and subsidiary at June 28, 1997 and June 29, 1996 and the results of their operations and their cash flows for each of the years in the three-year period ended June 28, 1997, in conformity with generally accepted accounting principles.

                                  /s/ KPMG Peat Marwick, L.L.P.
                                  KPMG Peat Marwick, L.L.P.

August 8, 1997
Atlanta, Georgia

                  MANAGEMENT'S REPORT ON FINANCIAL STATEMENTS

    The Management of Delchamps, Inc. and subsidiary (the "Company") is responsible for the preparation, integrity, and objectivity of the consolidated financial statements and related information appearing in the Annual Report. The consolidated financial statements were prepared in accordance with generally accepted accounting principles and include amounts and interpretations that are based on Management's best estimates and judgments.

    The Company maintains a system of internal accounting control which provides reasonable assurance that financial records are reliable for preparation of financial statements and that assets are properly accounted for and safeguarded.

    The consolidated financial statements were audited by KPMG Peat Marwick LLP, independent auditors appointed by the Stockholders of the Company upon the recommendation of the Board of Directors. The Audit and Finance Committee of the Board of Directors, the majority of whom are outside directors, meets periodically with the internal and independent auditors to review their accounting, financial and audit reports and any recommendations they have for improvements in the system of internal accounting control.

                         DELCHAMPS, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                        JUNE 28, 1997 AND JUNE 29, 1996

                        (IN THOUSANDS EXCEPT SHARE DATA)

                                                                                                                1997       1996
                                                                                                              ---------  ---------

                                                              ASSETS
Current assets:
  Cash and cash equivalents (note 2)........................................................................  $   5,670     10,503
  Trade and other accounts receivable.......................................................................      7,961      8,422
  Merchandise inventories (notes 3 and 6)...................................................................     89,726     90,797
  Prepaid expenses..........................................................................................      2,094      1,376
  Income taxes receivable (note 10).........................................................................     --            764
  Deferred income taxes (note 10)...........................................................................      6,525      3,878
                                                                                                              ---------  ---------
      Total current assets..................................................................................    111,976    115,740
                                                                                                              ---------  ---------

Property and equipment (note 4):
  Land......................................................................................................     13,744     15,210
  Buildings and improvements................................................................................     59,079     58,111
  Fixtures and equipment....................................................................................    233,542    221,090
  Construction in progress..................................................................................      2,626      9,771
                                                                                                              ---------  ---------
                                                                                                                308,991    304,182
  Less accumulated depreciation and amortization............................................................    179,672    166,931
                                                                                                              ---------  ---------
      Net property and equipment............................................................................    129,319    137,251
                                                                                                              ---------  ---------

Other assets................................................................................................      2,166      2,192
                                                                                                              ---------  ---------
      Total assets..........................................................................................  $ 243,461    255,183
                                                                                                              ---------  ---------
                                                                                                              ---------  ---------

                                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current installments of obligations under capital leases (note 4).........................................  $     844        749
  Current installments of long-term debt (note 5)...........................................................      3,697      3,760
  Notes payable (note 6)....................................................................................      4,600     14,000
  Restructure obligation (note 12)..........................................................................      2,273      3,996
  Accounts payable..........................................................................................     41,571     48,308

  Accrued expenses:
    Salaries and wages......................................................................................      7,026      4,603
    Licenses and other taxes................................................................................      7,778      8,017
    Other...................................................................................................     14,192     10,240
                                                                                                              ---------  ---------
      Total accrued expenses................................................................................     28,996     22,860
                                                                                                              ---------  ---------
  Income taxes (note 10)....................................................................................        855     --
      Total current liabilities.............................................................................     82,836     93,673
                                                                                                              ---------  ---------
Obligations under capital leases, excluding current installments (note 4)...................................      9,556     10,398
Long-term debt, excluding current installments (note 5).....................................................      7,142     10,839
Restructure obligation (note 12)............................................................................     13,453     15,668
Deferred income taxes (note 10).............................................................................     10,211      9,225
Other liabilities...........................................................................................      2,244      2,455
                                                                                                              ---------  ---------
      Total liabilities.....................................................................................    125,442    142,258
                                                                                                              ---------  ---------
Stockholders' equity (notes 5 and 11):
  Junior participating preferred stock of no par value. Authorized 5,000,000 shares; no shares issued.......     --         --
  Common stock of $.01 par value. Authorized 25,000,000 shares; issued 7,121,749 shares in 1997 and
    7,112,320 shares in 1996................................................................................         71         71
  Additional paid-in capital................................................................................     19,856     19,657
  Retained earnings.........................................................................................     98,182     93,359
                                                                                                              ---------  ---------
                                                                                                                118,109    113,087

  Less:
    Unamortized restricted stock award compensation (note 8)................................................         90        162
                                                                                                              ---------  ---------
    Total stockholders' equity..............................................................................    118,019    112,925
                                                                                                              ---------  ---------
Commitments and contingencies (notes 4, 8, 9, and 13)
  Total liabilities and stockholders' equity................................................................  $ 243,461    255,183
                                                                                                              ---------  ---------
                                                                                                              ---------  ---------

          See accompanying notes to consolidated financial statements.

                         DELCHAMPS, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF EARNINGS

           YEARS ENDED JUNE 28, 1997, JUNE 29, 1996, AND JULY 1, 1995
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                1997         1996        1995
                                                                            ------------  ----------  ----------
Sales.....................................................................  $  1,102,947   1,126,629   1,054,088
Cost of sales (note 3)....................................................       830,878     863,389     798,537
                                                                            ------------  ----------  ----------
      Gross profit........................................................       272,069     263,240     255,551
Selling, general and administrative expenses ("S G & A"):
  Restructuring charge (note 12)..........................................       --           --          28,779
  Other S G & A...........................................................       254,282     250,121     261,763
                                                                            ------------  ----------  ----------
  Total S G & A...........................................................       254,282     250,121     290,542
                                                                            ------------  ----------  ----------
      Operating income (loss).............................................        17,787      13,119     (34,991)
                                                                            ------------  ----------  ----------
Other (expense) income:
  Interest expense........................................................        (5,215)     (7,169)     (5,375)
  Interest income.........................................................           233         349         100
                                                                            ------------  ----------  ----------
  Total other (expense) income............................................        (4,982)     (6,820)     (5,275)
                                                                            ------------  ----------  ----------
      Earnings (loss) before income taxes.................................        12,805       6,299     (40,266)
Income tax expense (benefit) (note 10)....................................         4,851       2,447     (14,600)
                                                                            ------------  ----------  ----------
Net earnings (loss).......................................................  $      7,954       3,852     (25,666)
                                                                            ------------  ----------  ----------
                                                                            ------------  ----------  ----------
Net earnings (loss) per common share......................................  $       1.12        0.54       (3.61)
                                                                            ------------  ----------  ----------
                                                                            ------------  ----------  ----------
Weighted average number of common shares..................................         7,116       7,110       7,113
                                                                            ------------  ----------  ----------
                                                                            ------------  ----------  ----------

          See accompanying notes to consolidated financial statements.

                         DELCHAMPS, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

           YEARS ENDED JUNE 28, 1997, JUNE 29, 1996, AND JULY 1, 1995

                                 (IN THOUSANDS)

                                      COMMON STOCK                 ADDITIONAL                           RESTRICTED     TOTAL
                                         ISSUED                      PAID-IN    RETAINED   GUARANTEED     STOCK     STOCKHOLDERS'
                                         SHARES         AMOUNT       CAPITAL    EARNINGS    ESOP DEBT     AWARDS       EQUITY
                                     ---------------  -----------  -----------  ---------  -----------  ----------  ------------
Balances at July 2, 1994...........         7,114      $      71       19,731     121,434      (4,000)        (936)     136,300
Amortization of restricted stock
  awards...........................        --             --           --          --          --              539          539
Retirement of restricted stock
  awards...........................            (5)        --             (128)     --          --              128       --
Reduction of guaranteed ESOP
  debt.............................        --             --           --          --           2,000       --            2,000
Net loss...........................        --             --           --         (25,666)     --           --          (25,666)
Dividends declared of $.44 per
  share............................        --             --           --          (3,131)     --           --           (3,131)
                                            -----            ---   -----------  ---------  -----------  ----------  ------------
Balances at July 1, 1995...........         7,109             71       19,603      92,637      (2,000)        (269)     110,042
Amortization of restricted stock
  awards...........................        --             --           --          --          --               21           21
Retirement of restricted stock
  awards...........................            (3)        --              (86)     --          --               86       --
Reduction of guaranteed ESOP
  debt.............................        --             --           --          --           2,000       --            2,000
Issuance of shares for director
  compensation.....................             4         --              108      --          --           --              108
Stock options exercised (note
  14)..............................             2         --               32      --          --           --               32
Net earnings.......................        --             --           --           3,852      --           --            3,852
Dividends declared of $.44 per
  share............................        --             --           --          (3,130)     --           --           (3,130)
                                            -----            ---   -----------  ---------  -----------  ----------  ------------
Balances at June 29, 1996..........         7,112             71       19,657      93,359      --             (162)     112,925
Amortization of restricted stock
  awards...........................        --             --           --          --          --               72           72
Issuance of shares for director
  compensation.....................             8         --              167      --          --           --              167
Stock options exercised (note
  14)..............................             2         --               32      --          --           --               32
Net earnings.......................        --             --           --           7,954      --           --            7,954
Dividends declared of $.44 per
  share............................        --             --           --          (3,131)     --           --           (3,131)
                                            -----            ---   -----------  ---------  -----------  ----------  ------------
Balances at June 28, 1997..........         7,122      $      71       19,856      98,182      --              (90)     118,019
                                            -----            ---   -----------  ---------  -----------  ----------  ------------
                                            -----            ---   -----------  ---------  -----------  ----------  ------------

          See accompanying notes to consolidated financial statements.

                         DELCHAMPS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

           YEARS ENDED JUNE 28, 1997, JUNE 29, 1996, AND JULY 1, 1995

                                 (IN THOUSANDS)

                                                                                   1997        1996        1995
                                                                                ----------  ----------  ----------
Cash flows from operating activities:
  Net earnings (loss).........................................................  $    7,954       3,852     (25,666)
  Adjustments to reconcile net earnings to net cash (loss) provided by operating activities:
    Depreciation and amortization.............................................      23,719      21,771      19,472
    Write-off of cost in excess of fair value of assets acquired..............      --          --           5,050
    (Gain) loss on sale of property and equipment.............................      (2,054)       (420)        231
    Restricted stock award amortization.......................................          72          21         667
    Non cash director compensation expense....................................         167         108      --
    Deferred income tax (benefit) expense.....................................      (1,661)      1,928      (9,206)
    Decrease in merchandise inventories.......................................       1,071       3,011      11,855
    (Decrease) increase in accounts payable, accrued expenses, and current
      portion of restructure obligation.......................................      (2,324)      5,567      10,887
    Increase (decrease) in income taxes, net..................................       1,619       5,785      (6,491)
    (Decrease) increase in other liabilities and restructure obligation.......      (2,023)     (1,653)     19,113
    Increase in other assets..................................................      (3,203)       (890)       (716)
                                                                                ----------  ----------  ----------
    Net cash flows provided by operating activities...........................      23,337      39,080      25,196

Cash flows from investing activities:
  Additions to property and equipment.........................................     (15,551)    (21,671)    (35,239)
  Proceeds from sale of property and equipment, net...........................       4,387         710         611
                                                                                ----------  ----------  ----------
    Net cash used in investing activities.....................................     (11,164)    (20,961)    (34,628)

Cash flows from financing activities:
  Principal payments on obligations under capital leases......................        (747)       (665)     (1,576)
  Principal payments on long-term debt and notes payable......................     (26,760)    (25,239)    (15,333)
  Proceeds from issuance of long-term debt and notes payable..................      13,600       5,480      30,000
  Issuance of stock options...................................................          32          32      --
  Dividends paid..............................................................      (3,131)     (3,130)     (3,131)
                                                                                ----------  ----------  ----------
    Net cash (used in) provided by financing activities.......................     (17,006)    (23,522)      9,960

Net (decrease) increase in cash and cash equivalents..........................      (4,833)     (5,403)        528

Cash and cash equivalents at beginning of year................................      10,503      15,906      15,378
                                                                                ----------  ----------  ----------
Cash and cash equivalents at end of year......................................  $    5,670      10,503      15,906
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------

          See accompanying notes to consolidated financial statements.

                         DELCHAMPS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 JUNE 28, 1997, JUNE 29, 1996, AND JULY 1, 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a) Description of Business

    Delchamps, Inc. and subsidiary (the "Company") are engaged in the business of retail food distribution through the Company's supermarkets located in Alabama, Florida, Louisiana, and Mississippi.

    (b) Definition of Fiscal Year

    The Company's fiscal year ends on the Saturday closest to June 30. Fiscal years 1997, 1996 and 1995 all comprised 52 weeks.

    (c) Principles of Consolidation

    The consolidated financial statements include the accounts of Delchamps, Inc. and its wholly owned wholesale subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

    (d) Cash Equivalents

    For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

    (e) Merchandise Inventories

    Inventories are stated at the lower of cost or market. Cost is determined on the last-in, first-out ("LIFO") basis for 89% of inventories in 1997, and 88% in 1996 and 87% in 1995. With respect to the remaining inventories, primarily produce and market, cost is determined on the first-in, first-out ("FIFO") basis. Inventories developed from the retail method comprised approximately 59% of total inventories in 1997, 58% in 1996, and 55% in 1995.

    (f) Property and Equipment

    Property and equipment are stated at cost. Buildings and equipment acquired prior to July 1, 1984 are depreciated over the estimated useful lives of the respective assets using primarily the double-declining-balance method. Buildings and equipment acquired subsequent to July 1, 1984, are depreciated over the estimated useful lives of the respective assets using the straight-line method. Buildings and equipment under capital leases are stated at the lower of the present value of the minimum lease payments at the beginning of the lease term or fair value of the property at the inception of the lease. Assets leased under capital leases and leasehold improvements are amortized using the straight-line method over the lesser of the lease term or the estimated useful lives of the related assets. The Company uses the following periods for depreciating and amortizing property and equipment:

                                                                     10 - 50
Buildings.....................................................         years
Leasehold improvement.........................................      10 years
Fixtures and equipment........................................  5 - 10 years

    (g) Cost in Excess of Fair Value of Assets Acquired

    Cost in excess of fair value of assets acquired arose from the purchase of three supermarkets and real estate in fiscal year 1988. For fiscal years 1988 through 1994, amortization was recorded over a 40 year period on a straight-line basis.

    The acquired property did not achieve sales and earnings projections prepared at the time of the acquisition. The primary cause of the shortfall in the Company's projections was because of competitors increasing promotional activity, competitors opening new supermarkets, and competitors expanding existing supermarkets. The Company determined, based on the trend of operating results for 1988 through

                         DELCHAMPS, INC. AND SUBSIDIARY

                 JUNE 28, 1997, JUNE 29, 1996, AND JULY 1, 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
1995, that the projected results of the acquired property would not support the future amortization of the remaining balance of the cost in excess of fair value of assets acquired. Accordingly, the Company wrote-off its remaining balance of cost in excess of fair value of assets acquired of $5.1 million in the fourth quarter of fiscal year 1995.

    (h) Income Taxes

    Deferred tax liabilities or assets are established for temporary differences between financial and tax reporting bases and are subsequently adjusted to reflect changes in tax rates expected to be in effect when the temporary differences reverse. The major temporary differences and their net effect are shown in the "Income Taxes" note. Job credits are recorded as a reduction of the provision for Federal income taxes in the year realized.

    (i) Earnings Per Share

    Earnings per share are computed by dividing net earnings by the weighted average number of shares of common stock outstanding.

    (j) Management Estimates

    Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

    (k) Fair Value of Financial Instruments

    The carrying amounts of cash, accounts receivable, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items.

    (l) Impairment of Long-Lived Assets

    Effective June 30, 1996, the Company adopted the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS No. 121"). SFAS No.121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, or to be disposed of. The implementation did not have a significant impact on the Company's financial condition or results of operation.

    (m) Stock Compensation

    During fiscal year 1997, the Company adopted Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation," which was effective for fiscal years beginning after December 15, 1995. The statement encourages the use of a fair-value-based method of accounting for stock-based awards under which the fair value of stock options is determined on the date of grant and expensed over the vesting period. Companies may, however, continue to measure compensation costs for those plans using the method prescribed by Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees." Companies that continue to apply APB No. 25 are required to include pro forma disclosures of net earnings and earnings per share as if the fair-value-based method of accounting had been applied. The Company has elected to continue to account for such plans under the provisions of APB No. 25. Compensation expense computed under the fair-value-based method is not significant to the financial statements as a whole, therefore pro forma disclosures have not been included.

                         DELCHAMPS, INC. AND SUBSIDIARY

                 JUNE 28, 1997, JUNE 29, 1996, AND JULY 1, 1995

(2) CASH EQUIVALENTS

    Cash equivalents are stated at cost which approximates market value. Cash equivalents at June 28, 1997 and June 29, 1996 consisted of the following:

                                                                               1997       1996
                                                                             ---------  ---------
                                                                                (IN THOUSANDS)
Euro Dollar Time Deposits..................................................  $       2      1,130
Marketable Unit Investment Fund............................................        856        856
Cash Management Tax Exempt Fund............................................         77         20
                                                                             ---------  ---------
                                                                             $     935      2,006
                                                                             ---------  ---------
                                                                             ---------  ---------

(3) MERCHANDISE INVENTORIES

    The Company uses the LIFO method of valuing certain of its merchandise inventories to minimize inflation-induced inventory profits and to achieve a better matching of current costs with current revenues. Inventories would increase by approximately $14,171,000 at June 28, 1997 and $13,780,000 at June 29, 1996 if all of the Company's inventories were stated at cost determined by the first-in, first- out method. Further, net earnings would increase by approximately $240,000 in fiscal year 1997, $262,000 in fiscal year 1996, and $322,000 in fiscal year 1995, after applying the Company's marginal tax rate and without assuming an investment return on the applicable income tax savings.

    The Company is a member of a cooperative association from which it purchases private label merchandise for resale and certain store equipment. Merchandise inventories purchased from this cooperative association approximated 19% of total inventory purchases in 1997, 1996, and 1995.

(4) LEASES

    The Company leases certain store properties under capital leases that expire over the next 11 years. The Company also leases warehouses, store properties, and store equipment under noncancellable operating leases that expire over the next 20 years. Contingent rentals on store properties are paid as a percentage of sales in excess of a stipulated minimum. In the normal course of business, it is expected that most leases will be renewed or replaced by leases on other properties and equipment.

    Included in property and equipment are the following amounts applicable to capital leases:

                                                                            1997       1996
                                                                          ---------  ---------
                                                                             (IN THOUSANDS)
Buildings...............................................................  $  13,998     13,998
Fixtures and equipment..................................................     19,040     19,040
                                                                          ---------  ---------
                                                                             33,038     33,038
Less accumulated amortization...........................................     27,578     26,888
                                                                          ---------  ---------
                                                                          $   5,460      6,150
                                                                          ---------  ---------
                                                                          ---------  ---------

                         DELCHAMPS, INC. AND SUBSIDIARY

                 JUNE 28, 1997, JUNE 29, 1996, AND JULY 1, 1995

(4) LEASES (CONTINUED)
    Future minimum lease payments under noncancellable operating leases and the present value of future minimum capital lease payments as of June 28, 1997 are as follows:

                                                                          CAPITAL    OPERATING
FISCAL YEAR                                                               LEASES      LEASES
                                                                         ---------  -----------
                                                                             (IN THOUSANDS)
  1998.................................................................  $   2,081      38,292
  1999.................................................................      2,081      37,702
  2000.................................................................      2,081      37,081
  2001.................................................................      2,081      34,989
  2002.................................................................      1,961      33,766
  Later years..........................................................      6,968     241,182
                                                                         ---------  -----------
Total minimum lease payments...........................................     17,253     423,012
                                                                                    -----------
                                                                                    -----------
  Less amount representing interest                                          6,853
                                                                         ---------
  Present value of net minimum capital lease payments..................     10,400
Less current installments of obligations under capital leases..........        844
                                                                         ---------
Long-term obligations under capital leases.............................  $   9,556
                                                                         ---------
                                                                         ---------

    Rental expense and contingent rentals for operating leases are as follows:

                                                                    1997       1996       1995
                                                                  ---------  ---------  ---------
                                                                          (IN THOUSANDS)
Minimum rentals.................................................  $  45,329     45,514     43,552
Contingent rentals..............................................        129         66         99
                                                                  ---------  ---------  ---------
                                                                  $  45,458     45,580     43,651
                                                                  ---------  ---------  ---------
                                                                  ---------  ---------  ---------

    Most of the Company's leases stipulate that the Company pay taxes, maintenance, insurance, and certain other operating expenses applicable to the leased property.

(5) LONG-TERM DEBT

    Long-term debt as of June 28, 1997 and June 29, 1996 consisted of the following:

                                                                            1997       1996
                                                                          ---------  ---------
                                                                             (IN THOUSANDS)
5.51% note payable, due in 84 monthly installments of $297,619 in principal plus interest, with the final installment due July 1, 2000,
  unsecured.............................................................  $  10,714     14,286
Note payable, with interest rates based on LIBOR + 1.5%, due in 60 monthly installments of $15,625 in principal plus interest, with the final installment due March 1, 1998, secured by deposit accounts with
  the lender............................................................        125        313
                                                                          ---------  ---------
    Total long-term debt................................................     10,839     14,599
  Less current installments.............................................      3,697      3,760
                                                                          ---------  ---------
  Long-term debt, excluding current installments........................  $   7,142     10,839
                                                                          ---------  ---------
                                                                          ---------  ---------

                         DELCHAMPS, INC. AND SUBSIDIARY

                 JUNE 28, 1997, JUNE 29, 1996, AND JULY 1, 1995

(5) LONG-TERM DEBT (CONTINUED)
    Agreements underlying the notes payable contain restrictive covenants which limit the payment of dividends, additional debt, lease rentals, and transactions with affiliates, and require maintenance of certain working capital and equity levels. At June 28, 1997, the Company was in compliance with all covenants. At June 28, 1997, approximately $4,950,000 of the Company's retained earnings was available for the payment of dividends under such restrictive provisions.

    Cash payments for interest were approximately $5,268,000, $7,129,000, and $5,368,000 in 1997, 1996 and 1995, respectively.

    Aggregate annual maturities of long-term debt for fiscal years after June 28, 1997 are approximately as follows:

                                                                                   ANNUAL
FISCAL YEAR                                                                      MATURITIES
----------------------------------------------------------------------------  ----------------
                                                                               (IN THOUSANDS)
  1998......................................................................     $    3,697
  1999......................................................................          3,571
  2000......................................................................          3,571
                                                                                    -------
                                                                                 $   10,839
                                                                                    -------
                                                                                    -------

    Based on the borrowing rates currently available to the Company for long-term debt with similar terms and maturities, the fair value of the long-term debt outstanding at June 28, 1997 approximates the carrying value, with the exception of the 5.51% note payable which the fair value approximates $10.0 million at June 28, 1997 and $13.7 million at June 29, 1996. The fair value was estimated using a discounted cash flow analysis based on the Company's borrowing rate for similar liabilities.

(6) NOTES PAYABLE

    Short-term borrowings as of June 28, 1997 and June 29, 1996 consisted of the following:

                                                                               1997       1996
                                                                             ---------  ---------
                                                                                (IN THOUSANDS)
Revolving loan commitments, due on various dates throughout fiscal 1998 and fiscal 1997, respectively, with interest rates based on LIBOR + 1.25%,
  secured by all of the Company's inventory................................  $   4,600     14,000

    On June 29, 1995, the Company entered into a $75,000,000 revolving loan credit agreement. The revolving loan agreement is committed through June, 1998. There is an annual commitment fee of .25 of 1% on the unused portion. At the Company's option, interest under the agreement may be based on LIBOR or the prime rate. As of June 28, 1997, the Company is committed to LIBOR contracts which expire no later than July 28, 1997 and have a weighted average interest rate of 6.9375%.

    The credit agreement requires the Company to maintain minimum levels of earnings and to comply with stated debt covenants. At June 28, 1997, the Company was in compliance with all covenants.

(7) LEVERAGED EMPLOYEE STOCK OWNERSHIP PLAN

    In November 1987, the Company leveraged its existing Employee Stock Ownership Plan ("ESOP"). The ESOP used the proceeds of the loan to purchase approximately 1,097,000 shares of the Company's common stock. The common stock was held by the ESOP trustee in a suspense account and these shares served as collateral for the loan. Each year through fiscal year 1996, the Company made a contribution to

                         DELCHAMPS, INC. AND SUBSIDIARY

                 JUNE 28, 1997, JUNE 29, 1996, AND JULY 1, 1995

(7) LEVERAGED EMPLOYEE STOCK OWNERSHIP PLAN (CONTINUED) the ESOP which the trustee used to make principal payments. With each loan payment a portion of the common stock was released from the suspense account and allocated to participating employees. The Company was required to pay interest on the loan in excess of any dividends received on unallocated shares. The Company guaranteed $20 million of ESOP debt under the loan agreement. On June 26, 1996, the ESOP loan was repaid in full. Therefore, as of June 28, 1997 and June 29, 1996, all shares have been allocated to participants and no shares remain in the "suspense account."

(8) EMPLOYEE BENEFIT AND INCENTIVE PLANS

    The Company has an employee stock ownership plan and a profit sharing plan pursuant to section 401(k) of the Internal Revenue Code which cover substantially all employees who have completed two years of service. The profit sharing plan was implemented in fiscal year 1995. Participants may contribute a percentage of compensation, but not in excess of the maximum allowed under the Internal Revenue Code. The plan provides for a matching contribution by the Company. The total annual contributions to these plans by the Company for fiscal years 1997, 1996, and 1995 were as follows:

                                                                       1997       1996       1995
                                                                     ---------  ---------  ---------
                                                                             (IN THOUSANDS)
Employee stock ownership plan......................................  $  --          2,000      2,000
Profit sharing plan................................................      1,055      1,157      1,421
                                                                     ---------  ---------  ---------
                                                                     $   1,055      3,157      3,421
                                                                     ---------  ---------  ---------
                                                                     ---------  ---------  ---------

    The Company has an incentive compensation plan for certain management personnel tied to the Company's overall performance. Incentive compensation expense was $2,943,000 in 1997 and $1,252,000 in 1996. Incentive compensation was not paid in 1995.

    In fiscal 1988, the Company adopted, with stockholder approval, a restricted stock award plan. The plan provides that a maximum of 150,000 shares of common stock be awarded to key executives. During 1989, 138,000 shares were awarded to key executives at a price of $.01 per share. No shares have been awarded since 1989. These awarded shares are held by the Company for future distribution in accordance with the provisions of the plan. Total compensation expense to be charged to operations over the term of the plan is approximately $3,209,000. Total compensation expense associated with the plan was determined based on the market value of the stock at the date of award, and is being amortized on a straight-line basis over the period the restrictions lapse. Charges to operations for this plan were approximately $72,000 in 1997, $21,000 in 1996, and $293,000 in 1995.

(9) POSTEMPLOYMENT BENEFITS OTHER THAN PENSIONS

    The Company provides a postemployment longevity bonus to associates that leave employment after either attaining age 55 or completing 25 years of service. The amount of longevity bonus is based on length of service and is recognized on an accrual basis as employees perform services to earn the benefits.. Longevity bonus expense was $304,000 in 1997 and 1996, and $276,000 in 1995.

                         DELCHAMPS, INC. AND SUBSIDIARY

                 JUNE 28, 1997, JUNE 29, 1996, AND JULY 1, 1995

(10) INCOME TAXES

    The components of income tax expense (benefit) are as follows:

                                                                 CURRENT    DEFERRED      TOTAL
                                                                ---------  -----------  ---------
                                                                         (IN THOUSANDS)
1997:
  Federal.....................................................  $   5,750      (1,467)      4,283
  State.......................................................        762        (194)        568
                                                                ---------  -----------  ---------
                                                                $   6,512      (1,661)      4,851
                                                                ---------  -----------  ---------
                                                                ---------  -----------  ---------
1996:
  Federal.....................................................  $     461       1,711       2,172
  State.......................................................         58         217         275
                                                                ---------  -----------  ---------
                                                                $     519       1,928       2,447
                                                                ---------  -----------  ---------
                                                                ---------  -----------  ---------
1995:
  Federal.....................................................  $  (4,746)     (8,101)    (12,847)
  State.......................................................       (648)     (1,105)     (1,753)
                                                                ---------  -----------  ---------
                                                                $  (5,394)     (9,206)    (14,600)
                                                                ---------  -----------  ---------
                                                                ---------  -----------  ---------

    The actual income tax expense (benefit) differs from the statutory tax rate for all years (computed by applying the U.S. Federal corporate rate to earnings
(loss) before income taxes) as follows:

                                                                     1997       1996       1995
                                                                   ---------  ---------  ---------
                                                                           (IN THOUSANDS)
Statutory tax rate...............................................  $   4,354      2,142    (13,690)
Increase (reduction) in income taxes resulting from:
State income taxes, net of Federal income tax benefit............        570        270     (2,219)
Targeted jobs tax credits........................................     --            (25)      (385)
Cost in excess of fair value of assets acquired..................     --         --          1,771
Other, net.......................................................        (73)        60        (77)
                                                                   ---------  ---------  ---------
Actual tax expense (benefit).....................................  $   4,851      2,447    (14,600)
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------
Effective tax rate...............................................       37.9%      38.8%      36.3%
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

                         DELCHAMPS, INC. AND SUBSIDIARY

                 JUNE 28, 1997, JUNE 29, 1996, AND JULY 1, 1995

(10) INCOME TAXES (CONTINUED)
    The tax effects of temporary differences that give rise to the deferred tax assets and deferred tax liabilities are as follows:

                                                                               1997       1996
                                                                             ---------  ---------
                                                                                (IN THOUSANDS)
Deferred tax assets:
  Restructure obligation...................................................  $   6,054      7,531
  Capital lease obligation.................................................      1,901      1,914
  Accrued self-insurance...................................................      4,515      2,879
  Accrued postemployment benefits..........................................        847        888
  Other accrued liabilities................................................      2,099      1,585
                                                                             ---------  ---------
  Net deferred tax assets..................................................     15,416     14,797
                                                                             ---------  ---------
Deferred tax liabilities:
  Accelerated depreciation.................................................     18,942     19,985
  Other....................................................................        160        159
  Total gross deferred liabilities.........................................     19,102     20,144
                                                                             ---------  ---------
  Net deferred tax liabilities.............................................  $   3,686      5,347
                                                                             ---------  ---------
                                                                             ---------  ---------

    No valuation allowance was recorded against the deferred tax assets at June 28, 1997. The Company's management believes the existing net deductible temporary differences comprising the total gross deferred tax assets will reverse during the periods in which the Company generates net taxable income.

    Cash payments for income taxes were approximately $5,454,000, $67,000, and $1,437,000 in 1997, 1996, and 1995, respectively.

(11) SHARE PURCHASE RIGHTS PLAN

    In October 1988, the Company adopted a Share Purchase Rights Plan and declared a dividend distribution of one Right for each outstanding share of common stock. Under certain conditions, each Right may be exercised to purchase one one-hundredth of a share of Junior Participating Preferred Stock at a purchase price of $70, subject to adjustment. The Company will be entitled to redeem the Rights at $.01 per Right at any time prior to the earlier of the expiration of the Rights in October 1998 or ten days following the time a person or group acquires or obtains the right to acquire a 15% position in the Company. The Rights do not have voting or dividend privileges. Until such time as they become exercisable, the Rights have no dilutive effect on the earnings per share of the Company.

(12) RESTRUCTURING CHARGE

    During fiscal year 1995, the Company recorded a pretax restructuring charge of $28.8 million. The charge reflected anticipated costs associated with a program to close certain underperforming stores which could not be subleased in whole or in part and, to a lesser extent, severance costs related to the termination of employment of former executives. Of the total $28.8 million restructuring reserve, $3.9 million, $5.9

                         DELCHAMPS, INC. AND SUBSIDIARY

                 JUNE 28, 1997, JUNE 29, 1996, AND JULY 1, 1995

(12) RESTRUCTURING CHARGE (CONTINUED)
million, and $3.2 million of costs and payments have been charged against the reserve for fiscal years 1997, 1996, and 1995, respectively. A detail of charges against the restructure obligation follows:

                                                                       1997       1996       1995
                                                                     ---------  ---------  ---------
                                                                             (IN THOUSANDS)
Lease payments.....................................................  $   3,045      3,691      1,421
Fixture and equipment write-offs...................................        138      1,828         24
Severance payments.................................................        755        400      1,752
                                                                     ---------  ---------  ---------
                                                                     $   3,938      5,919      3,197
                                                                     ---------  ---------  ---------
                                                                     ---------  ---------  ---------

(13) COMMITMENTS AND CONTINGENCIES

    The Company is a defendant in various claims and legal actions considered to be in the normal course of business. Management intends to vigorously defend these claims and believes that the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial condition.

    In fiscal 1989, and subsequently, the Company has entered into certain agreements with officers and key management. The agreements contain provisions entitling each officer or employee covered by these agreements to receive from 1 to 3 times his annual compensation (as defined) if there is a change in control of the Company (as defined) and a termination of his employment. The agreements also provide for severance benefits under certain other circumstances. The agreements do not constitute employment contracts and only apply in circumstances following a change in control of the Company. In the event of a change in control of the Company and termination of all persons covered by these agreements, the cost would be approximately $12,100,000.

(14) STOCK INCENTIVE PLAN

    Key employees of the Company (including officers and directors who are also full-time employees of the Company) are eligible to receive one or more of the following: incentive stock options and non-qualified stock options, stock awards, restricted stock, performance shares, and cash awards. Approximately 460,800 stock options have been granted of which approximately 351,550 shares are exercisable as of June 28, 1997. The stock options expire from December 2000 through October 2006. Approximately 2,000 options were exercised in each of fiscal years 1997 and 1996. Exercise prices range from $17.88 to $23.00 which was market value at date of grant.

                         DELCHAMPS, INC. AND SUBSIDIARY

                 JUNE 28, 1997, JUNE 29, 1996, AND JULY 1, 1995

(15) SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

    Selected quarterly financial data for the years ended June 28, 1997, and June 29, 1996 is summarized as follows:

                                                                 FISCAL QUARTERS
                                                   -------------------------------------------
1997                                                 FOURTH      THIRD     SECOND      FIRST
                                                   ----------  ---------  ---------  ---------

                                                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Sales............................................  $  266,893    273,753    272,602    289,699
Gross profit.....................................      72,404     69,182     65,116     65,367
Earnings before tax..............................       7,713      4,428        321        343
Net earnings.....................................       4,854      2,720        176        204
Net earnings per common share....................  $      .68        .38        .03        .03
Dividends declared per common share..............  $     0.11       0.11       0.11       0.11

                                                                 FISCAL QUARTERS
                                                   -------------------------------------------
1996                                                 FOURTH      THIRD     SECOND      FIRST
                                                   ----------  ---------  ---------  ---------

                                                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Sales............................................  $  284,662    280,225    277,053    284,689
Gross profit.....................................      68,171     65,684     64,915     64,470
Earnings (loss) before tax.......................       4,236      1,897      1,290     (1,124)
Net earnings (loss)..............................       2,653      1,147        808       (756)
Net earnings (loss) per common share.............  $     0.37       0.16       0.12      (0.11)
Dividends declared per common share..............  $     0.11       0.11       0.11       0.11

(16) SUBSEQUENT EVENT

    On July 8, 1997, the Company announced that it had entered into an agreement to be acquired by Jitney-Jungle Stores of America, Inc. The terms of the agreement are described in the Company's 14D-9 and in Jitney-Jungle's 14D-1, both of which have been filed with the Securities and Exchange Commission. Pursuant to the agreement, Jitney- Jungle has begun an all-cash tender offer for all of the Company's outstanding common stock at a price of $30 per share. Following successful completion of the tender offer, Jitney-Jungle will acquire for the same cash price any shares that are not tendered by means of a merger of Delchamps with a wholly owned subsidiary of Jitney-Jungle.

    The Company's Board of Directors has approved the transaction unanimously and has recommended approval by the Delchamps' stockholders.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

    There have been no changes in or disagreements on accounting principles or practices or financial statement disclosure between the Company and its independent certified public accountants within the twenty-four months prior to June 28, 1997.

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

    CURRENT DIRECTORS OF THE COMPANY

    Unless otherwise indicated, each director has been engaged in the principal occupation or employment shown for more than the past five years.

                                                                                                   FIRST       SERVING
                             NAME, AGE, PRINCIPAL OCCUPATION AND                                  ELECTED       TERM
                           DIRECTORSHIPS IN OTHER PUBLIC COMPANIES                               DIRECTOR     EXPIRING
----------------------------------------------------------------------------------------------  -----------  -----------

Carl F. Bailey, 66(1)(2)(3) Retired President and Chief Executive Officer, South Central Bell         1987         1999
  Telephone Company Retired Co-Chairman, BellSouth Telecommunications, Inc.

E. E. Bishop, 66(1)(2)(4) Member of Board of Directors, Morrison Fresh Cooking, Inc. (family          1989         1997
  restaurant chain) and Morrison Health Care, Inc. (food service provider for health care institutions)

Bruce C. Bruckmann, 43 Director of the Parent since March 1996 and a principal in Bruckmann,          1997         1997
  Rosser, Sherrill & Co., Inc., LP. He was an officer and subsequently a Managing Director of
  Citicorp Venture Capital, Ltd. from 1983 through 1994. Member of the Board of Directors or
  Chairman of the Board of AmeriSource Distribution Corp., CORT Business Services Corp.,
  Chromcraft Revington, Inc. and Mohawk Industries, Inc., Town Sport Inc., Anvil Knitwear
  Inc., as well as several private companies.

William W. Crawford, 69(1)(2)(5) Retired Senior Vice President and Secretary, Kraft, Inc.             1977         1998
  (food, consumer and commercial products company)

Roger E. Friou, 62 Director of the Parent since June 1984. President of the Parent from March         1997         1997
  1996 to May 1997. Prior to 1996, served as Vice Chairman, Chief Financial Officer, and
  Secretary of the Parent since 1991. Executive Vice President of the Parent from 1984 to
  1991. Member of the Board of Directors of Parkway Properties Inc. Resigned May 1997 as
  President of the Parent, but remains as a Director of the Parent.

W. H. Holman, Jr., 67 Chairman of the Board of the Parent since 1967. Chief Executive Officer         1997         1998
  of the Parent from 1967 until January 1997. Member of the Board of two private companies.

Michael E. Julian, 46 President of the Parent since May 1997 and Chief Executive Officer of           1997         1998
  the Parent since January 1997. Director of the Parent since April 1996. From 1988 to January
  1997, served as Chairman, President and Chief Executive Officer of Farm Fresh, Inc.

Harold O. Rosser, II, 48 Director of the Parent since March 1996 and a principal in Bruckmann,        1997         1999
  Rosser, Sherrill & Co., Inc., LP. He was an officer and subsequently a Managing Director of
  Citicorp Venture Capital, Ltd. from 1987 through 1994. Member of the Board of Directors of
  Davco Restaurants, Inc., as well as a private company.
Stephen C. Sherrill, 44 Director of the Parent since March 1996 and a principal in Bruckmann,         1997         1999
  Rosser, Sherrill & Co., Inc., LP. He was an officer and subsequently a Managing Director of
  Citicorp Venture Capital, Ltd. from 1983 through 1994. Member of the Board of Directors of
  Galey & Lord, Inc., and of several private companies.

------------------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

(3) In October 1991, Mr. Bailey retired as President and Chief Executive Officer of South Central Bell Telephone Company and Co- Chairman of BellSouth Telecommunications, Inc.

(4) Prior to June 1992, Mr. Bishop also served as Chief Executive Officer of Morrison Restaurants, Inc.

(5) Prior to September 1988, Mr. Crawford also served as Kraft's general counsel. He retired from Kraft in December 1988.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and greater-than-10% shareholders to file with the Securities and Exchange Commission reports of beneficial ownership and changes in beneficial ownership of the Company's Common Stock. All such reports were timely filed.

CURRENT OFFICERS OF THE COMPANY

    EXECUTIVE OFFICERS OF THE REGISTRANT

    All Executive Officers are appointed by the Board of Directors and, except in certain circumstances following a change in control, may be removed at any time, with or without cause by the Board.

NAME                                                  POSITIONS HELD WITH COMPANY                                AGE
--------------------------  -------------------------------------------------------------------------------     -----
Michael E. Julian (1)       Chief Executive Officer, Chairman of the Board and Vice President                        46
Richard W. LaTrace          President                                                                                60
Timothy E. Kullman          Senior Vice President, Chief Financial Officer Treasurer and Secretary                   41
Frank L. Bennen             Senior Vice President, Operations                                                        57
Thomas P. Robbins           Senior Vice President, Marketing                                                         53
V. Lawrence Abreo           Vice President Management Information Services                                           44
Larry S. Griffin            Vice President, Real Estate                                                              55
Thomas R. Trebesh           Vice President, Human Resources                                                          48
David Black                 Vice President and Assistant Secretary                                                   44

------------------------

(1) Mr. David W. Morrow served as Chief Executive Officer of the Company and Chairman of the Board from April 1995 to September 19, 1997.

    Michael E. Julian was appointed a Vice President of the Company by the Board on September 12, 1997 at the request of Parent. Mr. Julian began serving as Chief Executive Officer and Chairman of the Board on September 19, 1997.

    Richard W. LaTrace began employment with the Company in June 1995 and serves as President. Prior to Delchamps, Mr. LaTrace served as President and Chief Operating Officer of XTRA Super Foods, Inc. Mr. LaTrace's experience also includes serving as President of Corporate Retail at Wetterau, Inc. and Senior Vice President of Operations at ABCO Markets, Inc.

    Timothy E. Kullman began employment in August 1994 and serves as Senior Vice President, Chief Financial Officer, Treasurer and Secretary. Mr. Kullman was previously with Farm Fresh, Inc., Norfolk, Virginia as Senior Vice President and Chief Financial Officer. He was also associated with Blue Cross/Blue Shield of Michigan as well as Deloitte, Haskins and Sells of Detroit, Michigan.

    Frank L. Bennen began employment with the Company in June 1995 and serves as Senior Vice President of Operations. Prior to Delchamps, Mr. Bennen served as President of Laneco, Inc., a chain of

52 retail stores. Mr. Bennen's experience also includes prior service with Skaggs Alpha Beta Company and Alpha Beta Company.

    Thomas P. Robbins began employment with the Company in October 1995. He serves as Senior Vice President, Marketing. Prior to Delchamps, Mr. Robbins served as Senior Vice President of Operations and Merchandising at Thriftway Food and Drug. Mr. Robbins' experience also includes prior service with Great Atlantic & Pacific Tea Company and Kroger Company.

    V. Lawrence Abreo has been employed by the Company since 1971. He serves as Vice President, Management and Information Services, and was appointed to that position in January 1992. Prior to that time, Mr. Abreo was Director of Management Information Services.

    Larry S. Griffin has been employed by the Company since 1964. In July 1995, Mr. Griffin was named Vice President, Real Estate. He was named Vice President, Planning and Development in April 1994, Senior Vice President, Merchandising in January 1992, and Vice President, Merchandising in July 1988. In March 1987, he was appointed Director, Merchandising and, prior to that time, served as Director of Grocery Merchandising.

    Thomas R. Trebesh has been employed by the Company since 1978. He serves as a Vice President, Human Resources, and was appointed to that position in July 1995. Prior to that time Mr. Trebesh served as Vice President, Personnel, and was appointed to that position in June 1993.

    David Black was appointed a Vice President and Assistant Secretary by the Board on September 12, 1997 at the request of Parent.

ITEM 11. EXECUTIVE COMPENSATION

    SUMMARY OF EXECUTIVE COMPENSATION

    The following table sets forth information with respect to compensation paid by the Company for services rendered in all capacities during the fiscal years ended July 1, 1995, June 29, 1996 and June 28, 1997 to each person who served as the Chief Executive Officer during the last fiscal year and to each of the four other most highly compensated persons who served as executive officers of the Company during the last fiscal year and whose salary and bonus exceeded $100,000.

                                                                                          LONG-TERM
                                                                                        COMPENSATION
                                                                                           AWARDS
                                                            ANNUAL COMPENSATION          SECURITIES
                                                     ---------------------------------   UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                            YEAR       SALARY      BONUS        OPTIONS     COMPENSATION
---------------------------------------------------  ---------  ----------  ----------  -------------  -------------

David W. Morrow, Chairman of the Board and Chief
  Executive Officer (1)............................       1997  $  400,000  $  225,000       --             --

                                                          1996     520,000      --          100,000         --

                                                          1995     112,000      --          100,000         --

Richard W. LaTrace, President (2)..................       1997     315,000     177,188       25,000         --

                                                          1996     300,000     100,000       50,000     $    32,000

Timothy E. Kullman, Senior Vice President, Chief
  Financial Officer, Treasurer and Secretary (3)...       1997     177,500      73,219        5,000         --

                                                          1996     165,375      --           25,000         --

                                                          1995     131,149      --            5,000        43,500(4)

Frank L. Bennen, Senior Vice President, Operations
  (5)..............................................       1997     175,000      72,188        5,000         --

                                                          1996     160,000      25,000        5,000        23,130(4)

                                                          1995       3,077      --           --             --
Thomas P. Robbins, Senior Vice President, Sales and
  Marketing (6)....................................       1997     175,000      72,188        5,000         --
                                                          1996     120,577      18,720        5,000         8,760(4)

------------------------

(1) Mr. Morrow served as Chairman and Chief Executive Officer from April, 1995 to September 19, 1997.

(2) Mr. LaTrace joined the Company in June, 1995.

(3) Mr. Kullman joined the Company in August, 1994.

(4) Consists of reimbursement of relocation expenses.

(5) Mr. Bennen joined the Company in June, 1995.

(6) Mr. Robbins joined the Company in October, 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                        INDIVIDUAL GRANTS
                                   --------------------------------------------------------------------------------------------
                                                                                               POTENTIAL REALIZABLE VALUE AT
                                    NUMBER OF     PERCENTAGE OF                                   ASSUMED ANNUAL RATES OF
                                   SECURITIES     TOTAL OPTIONS                                   STOCK PRICE APPRECIATION
                                   UNDERLYING      GRANTED TO                                         FOR OPTION TERM
                                     OPTIONS      EMPLOYEES IN      EXERCISE    EXPIRATION   ----------------------------------
                                   GRANTED(1)      FISCAL YEAR        PRICE        DATE            5%                10%
                                   -----------  -----------------  -----------  -----------  ---------------  -----------------
Richard W. LaTrace...............      25,000(2)           3.0%     $   23.00     07/29/01        158,750           351,000
Timothy E. Kullman...............       5,000(2)           7.8%     $   23.00     07/29/01         31,750            70,200
Frank L. Bennen..................       5,000(2)           7.8%     $   23.00     07/29/01         31,750            70,200
Thomas P. Robbins................       5,000(2)           7.8%     $   23.00     07/29/01         31,750            70,200

------------------------

(1) The options are exercisable at any time before expiration.

(2) The options become exercisable in one-third annual increments, unless the Compensation Committee elects to accelerate exercisability. In addition, the options automatically become exercisable in the event of a change of control of the Company.

               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                                                              NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED
                                                  SHARES                     IN-THE-MONEY OPTIONS AT     IN-THE-MONEY OPTIONS AT
                                                 ACQUIRED                        FISCAL YEAR END             FISCAL YEAR END
                                                    ON           VALUE      --------------------------  -------------------------
NAME                                             EXERCISE      REALIZED     EXERCISABLE  UNEXERCISABLE  EXERCISABLE UNEXERCISABLE
----------------------------------------------  -----------  -------------  -----------  -------------  ----------  -------------
David W. Morrow...............................        None     $       0       200,000        --         2,475,000       --
Richard W. LaTrace............................        None             0        33,335        41,666       425,021       406,242
Frank L. Bennen...............................        None             0         3,334         6,666        40,008        58,742
Timothy E. Kullman............................        None             0         3,334         6,666        40,842        59,159
Thomas P. Robbins.............................        None             0         1,667         3,333        20,838        39,996

COMPENSATION OF DIRECTORS

    During the last fiscal year each director not otherwise employed by the Company received an annual retainer of $18,000 as well as a fee of $1,500 for each Board meeting attended and $650 for each Audit or Compensation Committee meeting attended. A director may elect to defer his retainer and meeting fees until the earlier of the director's 70th birthday or the date the director ceases to be a member of the Board. Deferred amounts earn interest at a rate equal to the interest paid on 90-day U.S. Treasury bills. During the last fiscal year directors could also choose to use their retainer and meeting fees to purchase Company Common Stock at a 25% discount from its trading price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the last fiscal year, all members of the Board of Directors of the Company, other than David W. Morrow, Richard W. LaTrace and Timothy E. Kullman, served on the Compensation Committee. None of the members of the Compensation Committee have been officers or employees of the Company or any of its subsidiaries. No executive officer of the Company served in the last fiscal year as a director or a member of the compensation committee of another entity, one of whose executive officers served as a director or on the Compensation Committee of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    COMPENSATION PHILOSOPHY

    The Compensation Committee of the Board of Directors (the "Committee") has been responsible for review and administration of the Company's executive compensation program. The Committee's strategy has been to develop and implement an executive compensation program that allows the Company to attract and retain highly qualified persons to manage the Company in order to enhance shareholder value. The objectives of this strategy were to provide a compensation package that permitted the recognition of individual contributions and achievements as well as Company results. Within this strategy, the Committee considered it essential to the vitality of the Company to maintain levels of compensation opportunity that were competitive with similar companies in the grocery industry. The Committee has recommended to the entire Board salary levels for the executive officers of the Company in the past. The Committee also administered the Company's annual incentive plan and the 1993 Stock Incentive Plan. In its deliberations, the Committee has taken into account the recommendations of appropriate Company officials and independent professional compensation consultants.

    Under the Omnibus Budget Reconciliation Act ("OBRA") enacted in 1993, publicly held companies may be prohibited from deducting as an expense for federal income tax purposes total compensation in excess of $1 million paid to certain executive officers in a single year. However, OBRA provides an exception for compensation that qualifies as "performance based." The Committee has not taken any action to qualify any portion of executive compensation as performance based.

    BASE SALARIES

    Salaries for executive officers, including the Chief Executive Officer, have generally been based on evaluations of the executives' performance, their contributions to the performance of the Company, their responsibilities, experience and potential, and compensation practices for comparable positions at other companies in the grocery industry. The base salary opportunities have been targeted at the 50th percentile of a large group of both public and private supermarket chains. The comparison group included the companies that make up the Dow Jones Food Retailers Index but was weighted more heavily toward supermarket chains similar in size to the Company. Incremental amounts may have been earned above the 50th percentile for outstanding performance.

    ANNUAL INCENTIVE COMPENSATION

    Executive officers have been eligible for annual incentive awards. These awards were not in addition to market level compensation but are designed to place a significant part of an executive's annual compensation at risk. The Chief Executive Officer's award was based on corporate performance measured against pre-tax profit objectives set by the Committee at the beginning of the year. Awards to other executive officers were based on the same corporate performance measure and on individual achievement of specified objectives established by the Chief Executive Officer at the beginning of the year. Targeted awards were a percentage of the executive officer's base salary ranging from 15% to 50% based on the officer's position and salary grade. Awards based on Company performance have ranged from 25% of target for exceeding a threshold profit level to a maximum award of 50% greater than target for achieving or exceeding a maximum pre-tax profit goal. At year-end, individual performance of the other executive officers has been evaluated against pre-established objectives. The combination of base salary and an annual incentive award were intended to provide an executive the opportunity to earn total compensation slightly above the 50th percentile of the competitive marketplace if Company and individual goals were achieved.

    LONG-TERM INCENTIVE PLAN

    To be consistent with the Company's executive compensation philosophy, the Committee has recommended that a significant portion of total executive compensation be tied directly to shareholders' results. Toward that end, the Board of Directors adopted the 1993 Stock Incentive Plan (the "Incentive Plan") and the Incentive Plan was approved by the Company's shareholders at the 1993 annual meeting. Stock options and other stock incentives have been an integral part of the Company's executive compensation program in order to align the interests of the executive officers with the interests of the Company's shareholders. The Committee granted stock options to the Company's executive officers in fiscal 1997 providing officers with the opportunity to buy and maintain an equity interest in the Company, thereby encouraging them to direct their efforts toward appreciation of the value of the Company's common shares. The number of options that a particular executive officer received was generally based upon the officer's base salary and level of responsibility. The options granted had an exercise price equal to the fair market value of the shares on the grant date and, to encourage a long-term perspective, generally vest over three years and have a ten-year term. Stock option compensation bears a direct relationship to corporate performance in that, over the long term, share price appreciation depends upon corporate performance, and without share price appreciation the options are of no value.

    With the acquisition of the Company by Parent and Sub, the Compensation philosophy of the Company is expected to be conformed to Parent's philosophy.

    Submitted by the Compensation Committee.

                                        Carl F. Bailey
                                        E. E. Bishop
                                        William W. Crawford

PERFORMANCE GRAPH

    The graph below compares the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the S&P 500 Index and the Dow Jones Food Retailers Index, in each case assuming the investment of $100 on June 26, 1992 at closing prices on June 26, 1992 and the reinvestment of dividends. The Dow Jones Food Retailers Index consists of the following eleven companies and is published periodically in the Wall Street Journal: Albertson's, Inc., American Stores Company, Bruno's, Inc., Flemming Companies Inc., Food Lion, Inc., Giant Food Inc., The Great Atlantic & Pacific Tea Company, Inc., The Kroger Company, SUPERVALU INC., The Vons Companies, Inc. and Winn-Dixie Stores, Inc.

                   COMPARISON OF DELCHAMPS, INC., S&P 500 AND
                         DOW JONES FOOD RETAILERS INDEX

                               CHART APPEARS HERE

                                                                                  TOTAL RETURN FOR THE FISCAL YEAR
                                                                  ----------------------------------------------------------------
                                                                    1992       1993       1994       1995       1996       1997
                                                                  ---------  ---------  ---------  ---------  ---------  ---------
Delchamps.......................................................     100.00      98.13     115.10      97.47     122.79     155.70
S&P 500.........................................................     100.00     110.39     108.85     133.47     164.75     217.40
Dow Jones Food Retailers Index..................................     100.00      98.80      95.90     119.18     137.92     178.61

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         SECURITY HOLDINGS OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN
                               BENEFICIAL OWNERS

SECURITY HOLDINGS OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information concerning the beneficial ownership of Common Stock of the Company by each director, by each of the Offeror designees, by each executive officer for whom compensation information is disclosed under the heading "Summary of Executive Compensation" and by all directors and current executive officers of the Company as a group, as of September 28, 1997, determined in accordance with Rule 13d-3 of the Securities and Exchange Commission. Unless otherwise indicated, the Common Stock shown is held with sole voting and investment power.

                                                                                             NUMBER OF         PERCENT
NAME OF BENEFICIAL OWNER                                                                      SHARES         OF CLASS(1)
-----------------------------------------------------------------------------------------  -------------  -----------------
Current Directors:
Bruce C. Bruckmann.......................................................................       --                    *
Carl F. Bailey...........................................................................       --                    *
E. E. Bishop.............................................................................       --                    *
William W. Crawford......................................................................       --                    *
Roger P. Friou...........................................................................       --                    *
W. H. Holman, Jr.........................................................................       --                    *
Michael E. Julian........................................................................       --                    *
Harold O. Rosser, II.....................................................................       --                    *
Stephen C. Sherrill......................................................................       --                    *

Named Executive Officers Who Are Not Also Directors or Nominees
Frank L. Bennen..........................................................................       --                    *
Thomas P. Robbins........................................................................       --                    *
Timothy E. Kullman.......................................................................       --                    *
Richard W. LaTrace.......................................................................       --                    *
David W. Morrow..........................................................................       --                    *
All directors and executive officers as a group..........................................       --                    *

------------------------

* Less than 1%.

(1) Shares subject to options exercisable within 60 days are deemed to be outstanding for purposes of computing the percentage of the Common Stock owned by such person individually and by all directors and executive officers as a group but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

                                                                                             NUMBER OF     PERCENT
NAME AND ADDRESS                                                                               SHARES     OF CLASS
-------------------------------------------------------------------------------------------  ----------  -----------
Jitney-Jungle Stores of America, Inc.(1)...................................................   5,317,510        73.9%
1770 Ellis Avenue, Suite 200
  Jackson, Mississippi 39204
Franklin Resources, Inc.(2)................................................................     405,679        5.63%
777 Marines Island Blvd.
  San Mateo, California 94404

------------------------

(1) Bruckmann, Rosser, Sherrill & Co., L. P., the majority common shareholder of Jitney-Jungle, is a limited partnership, the sole general partner of which is BRS Partners, L.P. and the general mamager of which is BRS. The sole general partner of BRS Partners, L.P. is BRSE Associates, Inc. Bruce C. Bruckmann, Harold O. Rosser, II, Stephen C. Sherrill and Stephen F. Edwards are the only stockholders of BRS and BRSE Associates, Inc. The business address of each of the foregoing entities and persons is 126 East 56th Street, 29th Floor, New York, New York 10022. For purposes of Rule 13d-3 under the Exchange Act, the foregoing entities and persons may be deemed to share in the beneficial ownership of the Shares held by Jitney-Jungle, although the foregoing persons disclaim beneficial ownership of the Shares which may be deemed beneficially owned by BRS.

(2) As reported on Schedule 13D dated July 9, 1997 and filed with the Securities and Exchange Commission. According to the Schedule 13D: One or more of the advisory clients of Franklin Mutual Advisors, Inc. ("FMAI") is the owner of 405,679 Shares. Since FMAI's advisory contracts with its clients grant to FMAI the sole voting and investment power over the securities owned by its advisory clients, FMAI may be deemed to be, for purposes of Rule 13d-3 under the Exchange Act, the beneficial owner of the securities covered by the
    Schedule 13D. FMAI is a wholly-owned subsidiary of Franklin Resaources, Inc. ("FRI"). Charles B. Johnson and Rupert H. Johnson, Jr. (the "Principal Shareholders") each own in excess of 10% of the outstanding common stock of FRI and are the principal shareholders of FRI. FRI and the Principal Shareholders therefore may be deemed to be, for purposes of Rule 13d-3 under the Exchange Act, the beneficial owners of securities held by persons and entities advised by FRI subsidiaries. However, no investment advisory personnel of FRI subsidiaries other than FMAI are involved in the investment management decisions of FMAI. Moreover, FMAI, FRI and the Principal Shareholders each disclaim any economic interest or beneficial ownership in any of the securities covered by the Schedule 13D owned by advisory clients of FRI subsidiaries.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    EMPLOYMENT, INDEMNITY AND CHANGE OF CONTROL AGREEMENTS

EMPLOYMENT AGREEMENT

    The Company entered into an employment agreement with David W. Morrow dated as of January 1, 1997. The agreement is for a term of one year and is automatically superseded upon a change of control of the Company by his change of control agreement with the Company. Mr. Morrow is entitled under his employment agreement to a weekly salary of $7,692.31 ($400,000 for 52 weeks), plus a cash bonus under the Company's annual incentive award program (i) for the Company's fiscal year ended June 30, 1997 and (ii) on a prorated basis for the number of months in the Company's fiscal year ended June 30, 1998 during which he is employed by the Company. This Agreement has terminated by its terms due to the change of control.

    The Company has entered into an agreement for termination of employment with Mr. Morrow dated as of September 19, 1997. This agreement provides that Mr. Morrow is entitled to a termination payment of $2,623,664 (including $697,500 as a gross up payment for related excise taxes) in satisfaction of the Company's obligations pursuant to the employment and change of control agreements between Mr. Morrow and the Company. Additionally, the Company will pay Mr. Morrow $2,325,000, less applicable withholding taxes, in exchange for his outstanding stock options pursuant to a cash out agreement between Mr. Morrow and the Company.

INDEMNITY AGREEMENTS

    The Company has entered into indemnity agreements with each of its directors pursuant to which the Company has agreed under certain circumstances to purchase and maintain directors' and officers' liability insurance, unless such insurance is not reasonably available or, in the reasonable judgment of the Board, there is insufficient benefit to the Company from such insurance. The agreements also provide that the Company will indemnify each director to the fullest extent permitted by law against any costs and expenses, judgments, settlements and fines incurred in connection with any claim involving him by reason of his position as director.

CHANGE OF CONTROL AGREEMENTS

    The Company has entered into change of control agreements with each of its executive officers. The purpose of the agreements is to diminish the inevitable distraction of executives by the personal economic concerns and anxieties that are created by the possibility, threat or occurrence of a change of control and, thereby, to encourage the continued dedication of the executives to advancing the Company's business interests during such periods of uncertainty.

    The agreements do not constitute employment contracts and only apply in circumstances following a change of control. The agreements provide that certain employment and severance arrangements become effective if a change of control, as defined in the agreements, occurs within three years from the date of the agreements, with automatic annual extensions unless terminated after notice by the Company.

    If a change of control occurs during the term of the agreements, the agreements provide for continued employment of the executives, in at least comparable positions with at least comparable compensation and benefits, for three years following the change of control. If the Company terminates an executive's employment during such three-year period other than for cause or disability or if the executive terminates employment for good reason, the executive is entitled to receive, in addition to other accrued amounts such as vacation pay, a lump sum in cash equal to three times his annual base salary and bonus. An executive who continues employment for one year after a change of control earns a special bonus equal to his annual salary and bonus. In addition, an executive who continues employment for such one-year period may terminate employment during the 30-day period immediately following without any reason and receive the same benefits as if he had terminated for good reason. The agreements further provide for payment to the executive of an amount equal to the excise tax, if any, payable by the executive on his severance benefits. Health and other welfare benefits continue, following termination, for the remainder of the three-year period. The acquisition of the Company by Parent and Sub is a change of control under these agreements.

DIRECTOR COMPENSATION PLAN

    In accordance with the Merger Agreement, the Company has amended the Director Compensation Plan to eliminate future issuances of stock.

SHARE PURCHASE RIGHTS AGREEMENT

    Pursuant to the Rights Agreement, dated as of October 14, 1988, as amended by the Amendment to the Rights Agreement dated as of October 16, 1992 and a Second Amendment to the Rights Agreement dated as of July 8, 1997, each between the Company and the Rights Agent, the Rights defined in the Rights Agreement have expired upon the acceptance of the Shares for payment by the Parent and Sub.

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS AND FORM

        (a) Documents filed as part of this report:

        (3) Exhibits

        The exhibits listed below and marked with an asterisk are filed herewith and are listed in the attached Exhibit Index; the other exhibits are incorporated herein by reference from the document indicated.

        (b) Reports on Form 8-K--There were no reports filed on Form 8- K during the quarter ended June 28, 1997.

EXHIBIT NO.
-----------

         2   Agreement and Plan of Merger dated as of July 8, 1997 by and among the Company, Parent and Sub
             (Exhibit (2) to the Company's Form 8-K, dated July 8, 1997).

     3 (a)   Composite of Amended and Restated Articles of Incorporation of the Company (Exhibit 3.1 to the
             Company's Form 10-Q for the quarter ended September 28, 1996).

     3 (b)   Composite of the Company's By-Laws (Exhibit 3.2 to the Company's Form 10-Q for the quarter ended
             September 28, 1996).

     4 (a)   Specimen of Common Stock Certificate (Exhibit 4(a) to the Company's Form 10-K for fiscal year ended
             June 30, 1990).

    10 (a)   Membership and Licensing Agreement dated August 1, 1973 between Topco Associates, Inc. and Delchamps,
             Inc. and attached copy of Articles of Incorporation and By-Laws of Topco Associates, Inc. (Exhibit
             10(a) to Registration Statement on Form S-1, No. 2-86926).

    10 (b)   1987 Restricted Stock Plan, as amended (Exhibit (c)(a) to the Company's Form 14D-9 dated July 14,
             1997)

    10 (c)   Indemnity Agreement dated November 24, 1987 between Delchamps, Inc. and First Alabama Bank (Exhibit
             (c)(7) to the Company's Form 14D-9 dated July 14, 1997

    10 (d)   Rights Agreement dated October 14, 1988 (Exhibit (1) to the Company's Form 8-A, dated October 4,
             1992).

    10 (e)   First Amendment to Rights Agreement dated October 16, 1992 (Exhibit (1) to the Company's Amendment
             No. 1 on Form 8, dated November 4, 1992 to Form 8-A, dated October 4, 1992).

    10 (f)   Second Amendment to Rights Agreement dated July 8, 1997 (incorporated by reference to Exhibit (4) to the Company's Form 8-A/A dated July 8, 1997).

    10 (g)   Loan agreement dated June 30, 1993 between Delchamps, Inc. and the Great West Life and Annuity,
             Mutual of Omaha Insurance Company, and United of Omaha Insurance Company (Exhibit 10(g) to the
             Company's Form 10-K for the year ended July 3, 1993).

    10 (h)   Loan Agreement dated June 1995 between Delchamps, Inc. and Hibernia National Bank, as agent for itself and other banks (Exhibit 99 to the Company's Form 10-K for the year ended June 29, 1996).

    10 (j)   Agreement for Termination of Employment dated as of September 19, 1997, between the Company and David
             W. Morrow.*

EXHIBIT NO.
-----------
    10 (k)   Form of Agreement between the Company and each officer and director of the Company relating to stock options.*

    10 (l)   1993 Stock Incentive Plan (Exhibit 4.3 to the Company's Form S-8 filed on October 25, 1993
             (Registration No. 33- 70772)).

    10 (m)   Directors' Stock Option Plan (Exhibit 10.1 to the Company's Form 10-Q for the quarter ended September
             28, 1996).

    10 (n)   Director Compensation Plan (Exhibit 4.3 to the Company's Form S-8 filed November 14, 1994
             (Registration No. 33- 56447)).

    10 (o)   Form of Director Indemnity Agreement (Exhibit 10 to the Company's Form 10-Q for the quarter ended
             September 28, 1996).

    10 (p)   Management Incentive Compensation Plan (Exhibit (c)(8) to the Company's Schedule 14D-9 dated July 14,
             1997).

    10 (q)   Form of Amended and Restated Credit Agreement among Parent, the Company, certain other subsidiaries of Parent, certain lenders, DLJ Capital Funding, Inc., as documentation agent for the lenders and
             Fleet Capital Corporation as agent for the lenders, relating to certain borrowings in connection with the Offer and the Merger (Exhibit (b)(5) to Parent's Schedule 14D-1 (Amendment No. 8) dated September
             16, 1997).

    10 (r)   Form of Indenture by and among Parent, Sub, certain other subsidiaries of Parent and the Company, on the one hand, and Marine Midland Bank, as trustee, on the other hand, relating to the issuance and sale of $200 million aggregate principal amount of 10-3/8% Senior Subordinated Notes due 2007
             (Exhibit (b)(4) to Parent's Schedule 14D-1 (Amendment No. 7) dated September 12, 1997).

        21   Subsidiary of the Registrant.*

      23.1   Consent of Independent Accountant.*

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

    /s/ MICHAEL E. JULIAN       Chief Executive Officer and
------------------------------    Chairman of the Board        Sept. 26, 1997
      Michael E. Julian

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
    /s/ RICHARD W. LATRACE      President
------------------------------                                 Sept. 26, 1997
      Richard W. Latrace

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
    /s/ TIMOTHY E. KULLMAN      Senior President
------------------------------    Chief Financial Officer      Sept. 26, 1997
      Timothy E. Kullman          Treasurer & Secretary

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
                                Director
------------------------------                                 Sept.   , 1997
        Carl F. Bailey

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
     /s/ E. EUGENE BISHOP       Director
------------------------------                                 Sept. 26, 1997
       E. Eugene Bishop

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
    /s/ BRUCE C. BRUCKMANN      Director
------------------------------                                 Sept. 26, 1997
      Bruce C. Bruckmann

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
   /s/ WILLIAM W. CRAWFORD      Director
------------------------------                                 Sept. 26, 1997
     William W. Crawford

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
                                Director
------------------------------                                 Sept.   , 1997
        Roger E. Friou

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
                                Director
------------------------------                                 Sept.   , 1997
       W.H. Holman, Jr.

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
                                Director
------------------------------                                 Sept.   , 1997
     Harold O. Rosser, II

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
   /s/ STEPHEN C. SHERRILL      Director
------------------------------                               Sept. 26, 1997
     Stephen C. Sherrill

                                 EXHIBIT INDEX

EXHIBIT NUMBER                                                 DESCRIPTION
-------------------------------------------  ------------------------------------------------

10 (j)                                       Agreement for Termination of Employment dated as
                                             of September 19, 1997, between the Company and
                                             David W. Morrow

10 (k)                                       Form of Agreement between the Company and each
                                             officer and director of the Company relating to
                                             stock options.

21                                           Subsidiary of the Company

23.1                                         Consent of Independent Accountant

                                                                    EXHIBIT 99.1
                                DELCHAMPS, INC.
               SPECIAL MEETING OF SHAREHOLDERS--NOVEMBER 4, 1997

    The undersigned shareholder of Delchamps, Inc. ("Delchamps") hereby appoints Michael E. Julian and David R. Black, both with full power of substitution, to vote all shares of Common Stock of Delchamps that the undersigned is entitled to vote if personally present at the Special Meeting of Shareholders of Delchamps to be held on November 4, 1997, and at any adjournments or postponements thereof as indicated below. The undersigned hereby revokes any previous proxies with respect to matters covered by this Proxy.

    The Board of Directors of Delchamps recommends a vote FOR PROPOSAL 1:

    1. To approve and adopt an Agreement and Plan of Merger dated as of July 8, 1997 (the "Merger Agreement"), among Jitney-Jungle Stores of America, Inc., a Mississippi corporation ("Jitney-Jungle"), Delta Acquisition Corporation, an Alabama corporation and a wholly owned subsidiary of Jitney-Jungle ("Sub"), and Delchamps. A copy of the Merger Agreement is attached to the accompanying Proxy Statement as Exhibit A. As more fully described in the Proxy Statement, the Merger Agreement provides that: (i) Sub will be merged with and into Delchamps ( the "Merger"), with Delchamps continuing as the surviving corporation, as a consequence of which, Delchamps will thereupon become a wholly owned subsidiary of Jitney-Jungle; and (ii) each issued and outstanding share of Common Stock, par value $.01 per share (the "Shares"), of Delchamps, other than Shares owned by Delchamps, Jitney-Jungle, Sub, any other wholly owned subsidiary of Jitney-Jungle or Shares held by shareholders of Delchamps who properly exercise their dissenters' rights under the Alabama Business Corporation Act, will be converted, upon the consummation of the Merger, into the right to receive $30.00 in cash without interest thereon.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    2. In the discretion of the proxies, to vote upon such other business as may properly come before the Special Meeting, and any adjournment or postponement thereof.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    This Proxy, when properly executed, will be voted in the manner marked herein by the undersigned shareholder. IF NO MARKING IS MADE, THIS PROXY WILL BE DEEMED TO BE A DIRECTION TO VOTE FOR THE PROPOSAL 1 and, in the discretion of the proxies, to vote upon such other business as may properly come before the meeting, and any adjournment or postponement thereof. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DELCHAMPS.
                                              __________________________________
                                              (Date)
                                              __________________________________
                                              (Signature)
                                              __________________________________
                                              (Title)
                                              __________________________________
                                              (Signature, if held jointly)

                                              When shares are held by joint
                                              tenants, both should sign. When
                                              signing as attorney, executor,
                                              administrator, trustee, guardian,
                                              corporate officer or partner,
                                              please give full title as such. If
                                              a corporation, please sign in
                                              corporate name by President or
                                              other authorized officer. If a
                                              partnership, please sign in
                                              partnership name by authorized
                                              person. This Proxy votes all
                                              shares held in all capacities.

                   PLEASE MARK, SIGN, DATE AND MAIL PROMPTLY.